UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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American Express Company

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AMERICAN EXPRESS COMPANY

2014

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

OUR VALUES	Our Blue Box Values reflect who we are and what we stand for as a company.

Customer Commitment	We develop relationships that make a positive difference in our customers’ lives.

Quality	We provide outstanding products and unsurpassed service that together, deliver premium value to our customers.

Integrity	We uphold the highest standards of integrity in all our actions.

Teamwork	We work together, across boundaries, to meet the needs of our customers and to help the company win.

Respect for People	We value our people, encourage their development and reward their performance.

Good Citizenship	We are good citizens in communities in which we live and work.

A Will to Win	We exhibit a strong will to win in the marketplace and in every aspect of our business.

Personal Accountability	We are personally accountable for delivering on our commitments.

During 2013, American Express produced record earnings in a slow-growth economy. Higher Card Member spending and a focus on cost controls allowed us to invest in opportunities to expand our core business and open new avenues for growth.

AMERICAN EXPRESS COMPANY 200 VESEY STREET NEW YORK, NEW YORK 10285

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Monday, May 12, 2014, at 9:00 a.m.

Place	American Express Company 200 Vesey Street, 26th Floor New York, New York 10285

Items of Business

(1)   Election of directors proposed by the Company’s Board of Directors for a term of one year, as set forth in this Proxy Statement

(2)   Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014

(3)   Advisory resolution to approve executive compensation

(4)   Four shareholder proposals if properly presented at the Annual Meeting

(5)   Such other business that may properly come before the Annual Meeting

Record Date	Close of business on March 14, 2014

Carol V. Schwartz

Secretary and Corporate Governance Officer

March 21, 2014

Location of the 2014 Annual Meeting	Inside Back Cover

GENERAL INFORMATION

ANNUAL MEETING INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of American Express Company for the 2014 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting. We expect to mail our notice of Internet availability of the proxy materials and to begin mailing our proxy materials on or about March 26, 2014.

Time and Place: We are holding the Annual Meeting at 9:00 a.m. Eastern Time on Monday, May 12, 2014, at our headquarters in New York City, and we invite you to attend in person. Directions are on the inside back cover. If you need special assistance at the meeting, you may contact Carol V. Schwartz, our Secretary, by telephone at 212-640-2000, by e-mail at carol.schwartz@aexp.com, or by writing to her at the company’s principal executive offices at 200 Vesey Street, New York, New York 10285.

Attendance Requirements: We do not require tickets for admission to the meeting but do limit attendance to shareholders on the record date or their proxy holders. Please bring proof of your common share ownership, such as a current brokerage statement, and photo identification. Only shareholders or their valid proxy holders may address the meeting. Please note that cameras, camcorders, videotaping equipment, and other recording devices, and large packages, banners, placards, and signs will not be permitted in the meeting.

Street-Name Holders: If you hold shares in a bank or brokerage account (known as shares held in “street name”), you must obtain a valid “legal proxy,” executed in your favor from the holder of record, if you wish to vote these shares at the meeting.

Webcast: We have arranged for a live audio webcast and a replay of the 2014 Annual Meeting of Shareholders to be accessible to the general public at our website at http://ir.americanexpress.com.*

HOW TO VIEW PROXY MATERIALS ONLINE

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held

on May 12, 2014.

Our Proxy Statement and 2013 Annual Report to Shareholders are available online at http://ir.americanexpress.com.

We will mail to certain shareholders a notice of Internet availability of proxy materials. This notice contains instructions on how to access our Proxy Statement and 2013 Annual Report to Shareholders and vote online. We also offer you the option to receive our proxy materials electronically in the future. You may register to do so at our website.

HOW TO VOTE

We encourage you to vote as soon as possible, even if you plan to attend the meeting in person. Your vote is important, and for all items other than ratification of our auditor, if you hold shares in street name, your shares will not be voted by your bank or broker if you do not provide voting instructions. You may vote common shares that you owned as of the close of business on March 14, 2014, which is the record date for the meeting.

You may vote in the following ways:

BY TELEPHONE	BY INTERNET	BY MAIL

In the United States or Canada, you can vote your shares by calling 1-800-690-6903.	You can vote your shares online at www.proxyvote.com.	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the accompanying postage-paid envelope.

*	Weblinks throughout this document are provided for convenience only. Information from the American Express website is not incorporated by reference into this proxy statement.

GENERAL INFORMATION

For telephone and Internet voting, you will need the 12-digit control number included on your notice, on your proxy card or in the instructions that accompanied your proxy materials.

Telephone and Internet voting are available through 11:59 p.m. Eastern Time on Tuesday, May 6, 2014, for shares held in employee plans, and through 11:59 p.m. Eastern Time on Sunday, May 11, 2014, for all other shares.

REVOCATION OF PROXIES

You can revoke your proxy at any time before your shares are voted if you:

•	Submit a written revocation to our Secretary

•	Submit a later-dated proxy or voting instruction form

•	Provide subsequent telephone or Internet voting instructions, or

•	Vote in person at the meeting

If you sign and return your proxy card or voting instruction form without any voting instructions with respect to a matter, your shares will be voted as our board recommends.

VOTING AT THE ANNUAL MEETING

The way you vote your shares prior to the meeting will not limit your right to change your vote at the meeting if you attend in person and vote by ballot. If you hold shares in street name and you want to vote in person at the meeting, you must obtain a valid legal proxy from the record holder of your shares at the close of business on the record date indicating that you were a beneficial owner of shares, as well as the number of shares of which you were the beneficial owner on the record date, and appointing you as the record holder’s proxy to vote these shares. You should contact your bank, broker or other intermediary for specific instructions on how to obtain a legal proxy.

Additional information regarding voting procedures and the meeting can be found under Voting Instructions and Information on page 83.

VOTE CONFIRMATION

We are again offering you the opportunity to confirm your vote was cast in accordance with your instructions. Beginning April 27, 2014, and for up to two months after the annual meeting, you may confirm your vote beginning 24 hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using your control number (included on your notice, on your proxy card, or in the instructions that accompanied your proxy materials) and receive confirmation on how your vote was cast. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker, and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

PROXY SUMMARY

We provide below highlights of certain information in this proxy statement. As it is only a summary, please review the complete Proxy Statement and 2013 Annual Report to Shareholders before you vote.

2013 PERFORMANCE HIGHLIGHTS

The company produced record earnings in 2013 driven by healthy Card Member spending growth, continued strong credit performance, effective control of operating expenses and a strong capital position.

•	We earned a record $5.4 billion in net income for 2013, up 20 percent from last year.

•	We achieved $952 billion in worldwide billed business (spending on American Express® Cards, including Cards issued by third parties), an increase of 7 percent (8 percent on an FX-adjusted basis1) over last year.

•	Our total revenues net of interest expense rose 4 percent (5 percent on an FX-adjusted basis1) to $33 billion.

•	Our credit performance outpaced the industry, and write-off rates remained at historic lows.

•	Our total shareholder return for the year was 60 percent, compared to a 32 percent gain for the S&P 500 Index.

•	We continued to build the customer base for our new alternative payment products, Bluebird and Serve, while adding a number of innovative features, and our international rewards coalition program, Loyalty Partner, passed the 60 million customer mark.

Further information on our 2013 performance can be found on pages 20 and 21.

EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to reward our leadership team for delivering results and building sustainable shareholder value. We believe our program’s performance measures align the interests of our shareholders and senior executives by tying pay outcomes to performance over the short, medium, and long term. Several important features of our executive compensation program are:

•	Over 84 percent of the total direct compensation delivered for 2013 to our CEO and other Named Executive Officers was variable and tied to performance.

•	Our Compensation and Benefits Committee assesses performance using a framework that reviews results relative to our goals and to our competitors, progress against strategic initiatives, and risk/control and compliance goals. This framework is designed to provide a broad and balanced view of performance and discourage imprudent risk taking.

•	Our long-term incentive awards include (1) performance-vested restricted stock units whose value is based on achievement of return on equity targets, (2) stock options, and (3) three-year performance period portfolio grant awards whose value is based on the achievement of financial and strategic goals and relative stock performance.

•	We require our executive officers to have significant outright ownership of company shares, and we prohibit hedging of their company shares and place limitations on their ability to pledge company shares.

•	We made a number of changes to our executive compensation program in recent years to further strengthen the link between pay and performance. For example, we implemented a new framework for determining CEO total direct compensation, added performance vesting to our annual restricted stock unit grants, added a clawback feature to the cash bonus paid to the CEO and eliminated excise tax gross-up in change in control situations for all employees.

Our Compensation Discussion and Analysis is on pages 20-41, the Report of the Compensation and Benefits Committee is on page 42, and our Summary Compensation Table and the other compensation tables and narrative discussion are on pages 43-57.

[1]	The foreign currency adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars, making it easier to compare performance in one period to another period without the variability caused by fluctuations in currency exchange rates. Total revenues net of interest expense on an FX-adjusted basis is a non-GAAP measure.

PROXY SUMMARY

MEETING AGENDA ITEMS

Item 1—Election of Directors for a Term of One Year (see pages 58-66)

You are being asked to elect 13 directors. Each of our current directors is standing for reelection to hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

All directors attended over 75 percent or more of the meetings of the board and board committees on which they served in 2013.

All of our directors other than Amb. Barshefsky and Messrs. Chenault and Leonsis are independent under New York Stock Exchange (NYSE) rules. Only independent directors serve on our Audit and Compliance, Compensation and Benefits, Nominating and Governance, and Risk committees.

INFORMATION ABOUT OUR DIRECTOR NOMINEES

	AGE	DIRECTOR SINCE	CURRENT OCCUPATION	INDEPENDENT	OTHER PUBLIC BOARDS	COMMITTEE MEMBERSHIPS
						AC	CB	IT	NG	PR	Risk

Charlene Barshefsky	63	2001	Senior International Partner, WilmerHale		3			M		C
Ursula M. Burns	55	2004	Chairman and CEO, Xerox Corporation	X	2		M				M
Kenneth I. Chenault	62	1997	Chairman and CEO, American Express Company		2
Peter Chernin	62	2006	Founder and Chairman, Chernin Entertainment	X	2		M		C
Anne Lauvergeon	54	2013	Partner and Managing Director, Efficiency Capital	X	2	M				M
Theodore J. Leonsis	58	2010	Chairman and CEO, Monumental Sports & Entertainment		1			C		M
Richard C. Levin	66	2007	President Emeritus, Yale University	X						M	M
Richard A. McGinn	67	1998	General Partner, MR Investment Partners	X	1			M	M
Samuel J. Palmisano	62	2013	Former Chairman, President and CEO, IBM	X	1		M		M
Steven S Reinemund	65	2007	Dean of Business, Wake Forest School of Business	X	3	M			M
Daniel L. Vasella	60	2012	Honorary Chairman and Former Chairman and CEO, Novartis AG	X	1	C				M	M
Robert D. Walter	68	2002	Founder and Former Chairman and CEO, Cardinal Health, Inc.	X	2		C	M	M
Ronald A. Williams	64	2007	Former Chairman and CEO, Aetna, Inc.	X	3	M	M				C

AC	Audit and Compliance Committee	C	Chair
CB	Compensation and Benefits Committee	M	Member
IT	Innovation and Technology Committee
NG	Nominating and Governance Committee
PR	Public Responsibility Committee
Risk	Risk Committee

PROXY SUMMARY

INFORMATION ABOUT OUR 2013 BOARD AND COMMITTEE MEETINGS
	MEMBERS	MEETINGS
Board of Directors	13	10
Audit, Risk and Compliance (through Sept. 2013)	5	13
Audit and Compliance (from Oct. 2013)	4	3
Compensation and Benefits	5	9
Innovation and Technology	4	3
Nominating and Governance	5	5
Public Responsibility	5	3
Risk (from Oct. 2013)*	4	3

REQUIRED VOTE

Except in a contested election, each director nominee is elected annually by a majority of votes cast.

Our board recommends a vote FOR the election of each of the director candidates nominated by the board.

Item  2—Ratification of Appointment of PricewaterhouseCoopers LLP for 2014 (see pages 67-68)

PricewaterhouseCoopers LLP (PwC) has been our independent registered public accounting firm since 2005.

Our Audit and Compliance Committee charter requires a comparison of resources available from other audit firms at least every ten years. The most recent review took place in 2004, at which time the committee engaged PwC.

The fees paid to PwC are detailed on page 67. Tax and Other Fees in 2013 were less than 1 percent of the total fees paid to PwC in 2013.

One or more representatives of PwC will be present at the meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Our board recommends a vote FOR this proposal.

Item  3—Advisory Resolution to Approve Executive Compensation (Say on Pay) (see page 69)

We are asking shareholders to approve on an advisory basis our Named Executive Officer compensation. We hold this advisory vote annually.

Our board recommends a vote FOR this proposal.

Items 4-7—Four Shareholder Proposals, if properly presented (see pages 70-78 )

Four shareholder proposals are expected to be presented for a vote.

Our board recommends a vote AGAINST the proposals.

*	In September 2013 we formed a separate Risk Committee of the board. Before then, risk was overseen by the Audit, Risk and Compliance Committee.

CORPORATE GOVERNANCE

AT AMERICAN EXPRESS

OUR CORPORATE GOVERNANCE FRAMEWORK

Our corporate governance framework is designed to support the company’s brand attributes of trust, security and integrity, and to promote achievement of our financial targets through responsible development and execution of corporate strategy.

Our governance framework enables independent and skilled directors to provide oversight, advice, and counsel to promote the interests of American Express and its shareholders. Key governance policies and processes include our codes of conduct, our comprehensive enterprise-wide risk management program, our commitment to transparent financial reporting, and our systems of internal checks and balances.

Corporate Governance—

Integrity and Trust

At American Express, we seek to achieve strong results for our shareholders. We do this through a commitment to high standards of ethical behavior and integrity, sound governance and risk management practices, a strong ethos of customer service, and a commitment to giving back to the communities in which we work and operate.

You may view our Corporate Governance Principles, the charters of each of our board committees, and the codes of conduct for our employees and directors at http://ir.americanexpress.com. These documents provide the framework for our governance at the board level. Our directors understand that they serve you as shareholders in carrying out their responsibility to oversee the operation and strategic direction of our company. To do so effectively, our board along with management regularly reviews our Corporate Governance Principles, our charters and practices to assure that they are appropriate and reflect high standards.

AMERICAN EXPRESS CORPORATE GOVERNANCE

Board Independence	• Ten out of 13 of our director nominees are independent.
• Our CEO is the only member of management who serves as a director.
Board Composition	• Directors may not stand for reelection after age 72.

•  Directors regularly review board performance, assess gaps in skills or experience on the board, and  periodically bring on new directors to add a fresh perspective and assure continuity and adequate  succession planning. We have added three new directors to our board in the last two years.

Board Committees	• We have six board committees—Audit and Compliance; Compensation and Benefits; Innovation and Technology; Nominating and Governance; Public Responsibility; and Risk.
• Our Audit and Compliance; Compensation and Benefits; Nominating and Governance; and Risk committees are composed entirely of independent directors.
• Chairs of our board committees shape the agenda and information presented to their committees.
• The board and each committee engage in an annual evaluation of its performance.
• No member of our Audit and Compliance Committee may serve simultaneously on the audit committees of more than two other public companies.
• Committees may conduct their own investigations into issues related to their responsibilities and retain independent legal, accounting or other advisers.
Independent Lead Director

•  Our independent directors annually elect an independent lead director.

•  Our independent lead director chairs regularly scheduled executive sessions, at which directors can discuss matters without management present, including management performance, succession planning, board information needs and board effectiveness.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

Board Oversight of Risk and Strategy	• Enterprise-wide risk management is overseen by our Risk Committee. Key risks are reviewed by this committee and reported to the board.
• Our Audit and Compliance Committee oversees the integrity of our financial reporting process and financial statements and legal and regulatory compliance.
• Our Compensation and Benefits Committee reviews compensation practices so that they do not encourage imprudent risk taking.
• Our Public Responsibility Committee reviews political contributions activities.
• Our board directly oversees and advises management on development and execution of strategy, including through an in-depth review at an annual two-day strategy off-site.
• Our Risk, Audit and Compliance, and Compensation and Benefits committees have overlapping memberships.
Accountability	• All directors are elected annually.
• In uncontested director elections, our directors are elected by a majority of votes cast.
• Each common share is entitled to one vote.
• Special meetings may be called by holders of 25 percent of our common shares, in accordance with our by-law procedures.
• We have regular outreach and engagement with shareholders and all shareholders may also raise concerns to our directors or to our corporate ombudsperson.
Director Stock Ownership	• A personal holding of 20,000 shares (including share equivalent units) is recommended for each director, to be acquired within five years of joining the board.
Succession Planning	• CEO and management succession planning is one of the board’s highest priorities. Our board devotes significant attention to identifying and developing talented senior leaders.
Open Lines of Communication	• Our board promotes open and frank discussions with senior management.
• Our directors have access to all members of management and other employees on a confidential basis and are authorized to hire outside consultants or experts at the company’s expense.

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

Board Independence

Our governance principles provide that a substantial majority of our directors will meet the criteria for independence required by the NYSE. A director is considered independent if the board determines that he or she does not have a material relationship with the company. In making its annual independence determinations, the board considers transactions between each director nominee and the company. Our board has established guidelines to assist it in determining director independence. These guidelines can be found within the corporate governance principles on the “Corporate Governance” link at http://ir.americanexpress.com. They cover, among other things, employment and compensatory relationships, relationships with our auditors, customer and business relationships, and contributions to nonprofit organizations.

Based on our guidelines, on February 24, 2014, the board determined that ten of the board’s 13 director nominees are independent: Mses. Burns and Lauvergeon, and Messrs. Chernin, Levin, McGinn, Palmisano, Reinemund, Vasella, Walter and Williams. The other director nominees, Ambassador Barshefsky, Mr. Chenault and Mr. Leonsis, are not independent under these guidelines.

Our director independence guidelines provide that a material relationship with the company will be deemed to exist if a director is a partner of, or of counsel to, a law firm that performs substantial legal services for the company on a regular basis. Ambassador Barshefsky is a partner of the law firm of WilmerHale, which firm provided legal services to us in 2013 at customary rates. Mr. Leonsis provided consultation services to the company in 2012 and is not independent under our director independence guidelines.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

Board Leadership

CHAIRMAN AND CEO ROLES

Our governance principles provide that ordinarily and in normal circumstances, the chief executive officer will also serve as chairman of our board. Our board believes that our combination of an independent lead director, independent committee chairs, and experienced and committed directors, with Mr. Chenault serving in a unified chairman and chief executive officer role, serves the best interests of American Express at this time. By serving as both chairman and chief executive officer, Mr. Chenault has been able to draw on his knowledge of the daily operations of the company, industry and competitive developments, and the company’s relationships with customers, employees, and business partners to provide our board with leadership in setting its agenda and focusing its discussions. Mr. Chenault’s combined role has also ensured that we present our message and strategy to shareholders, employees and customers with a unified voice, and provides unambiguous accountability.

INDEPENDENT LEAD DIRECTOR

The Nominating and Governance Committee reviews our board’s leadership structure. In February 2011, at the recommendation of the committee, the board established the position of independent lead director, replacing our past practice of rotating presiding directors. This position was put in place to supplement the leadership that had historically been provided by each of our board committee chairs and the presiding directors. The committee believes that establishing a clearly defined and significant independent lead director role, combined with having active, independent-minded, skilled, and committed directors, provides a framework for effective board oversight.

Our independent lead director, currently Robert D. Walter, was reelected lead director in February 2014 by the independent directors upon the recommendation of the Nominating and Governance Committee.

EXECUTIVE SESSIONS

Executive sessions enable the board to discuss matters, including strategy, management performance, succession planning and board effectiveness without management present. Our non-management directors generally meet in executive session at each regularly scheduled board meeting, including at least one executive session of independent directors only. Any director may request additional executive sessions of non-management or independent directors. Additional meetings of the independent directors may also be called at any time by the lead director. During 2013, our board held seven executive sessions of non-management directors, one of which included independent directors only.

Duties and Powers of Our Independent Lead Director:

• Preside at all meetings of the board at which the chairman is not present, including the executive sessions of the independent directors; and apprise the chairman of the issues considered and decisions reached.

• Call additional meetings of independent directors.

• Facilitate communication and serve as a liaison between the chairman and the independent directors.

• Advise the chairman of the board’s informational needs and review and approve the types of information sent to the board and board meeting agendas.

• Review and approve the schedule of board meetings to ensure that there is sufficient time for discussion of all agenda items.

• If requested by major shareholders, be available as appropriate for consultation and direct communication.

• Perform such other duties as the independent directors may from time to time designate.

Accountability

MAJORITY VOTING FOR DIRECTORS

Our by-laws provide that directors will be elected by a majority of “for” votes cast in a non-contested election (where the number of nominees is the same as the number of directors to be elected). If a director receives a greater number of votes “against” than votes “for” his or her election, the director is required to immediately submit his or her resignation to the board. Our board of directors, excluding such individual, will decide whether or not to accept such resignation and will promptly disclose and explain its decision in a Form 8-K filed with the Securities and Exchange Commission (SEC) within 90 days after the results of the election are certified.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

In a contested election, the director nominees who receive the plurality of votes cast are elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to the board, regardless of whether they receive a majority of votes cast. An election is considered contested under our certificate of incorporation if there are more nominees than positions on the board to be filled at the meeting of shareholders as of the 14th day prior to the date on which we file our definitive proxy statement with the SEC.

CALLING OF SPECIAL SHAREHOLDER MEETINGS

Our by-laws allow holders of 25 percent or more of our common shares to call a special meeting of shareholders in accordance with specified procedures. Our board adopted this by-law amendment in 2011 in response to input from our shareholders.

MANAGEMENT SUCCESSION PLANNING

One of our board’s primary responsibilities is to ensure that we have the appropriate management talent to successfully pursue our strategies. Oversight of the management succession process is the responsibility of the Nominating and Governance Committee. Our board believes that the directors and the CEO should collaborate on succession planning and that the entire board should be involved in the critical aspects of the CEO succession planning process, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates and making key management succession decisions.

Management succession is regularly discussed by the directors in board meetings and in executive sessions of the board. Our board annually conducts a detailed review of the company’s talent strategies, leadership pipeline and succession plans for key executive positions. Directors become familiar with potential successors for key management positions through various means, including the comprehensive annual talent review, informal meetings, board dinners and presentations to the board.

Open Lines of Communication

INVESTOR OUTREACH

We engage with our shareholders to ensure that both management and the board are aware of and can address the issues that matter most to our shareholders on a timely basis.

COMMUNICATING WITH DIRECTORS

You may communicate with our board or an individual director by letter, e-mail or telephone, directed in care of the company’s Secretary, who will forward your communication to the intended recipients. If you wish to communicate a concern about our financial statements, accounting practices or internal controls, the concern should be directed to the chair of the Audit and Compliance Committee. If the concern relates to the company’s governance practices, business ethics or corporate conduct, the concern should be directed to the chair of the Nominating and Governance Committee. Matters relating to executive compensation may be directed to the chair of the Compensation and Benefits Committee. If you are unsure of the category your concern relates to, you may communicate it to any one of the independent directors or to the lead director. The contact information for the company’s Secretary is on page 1.

Our “whistleblower” policy prohibits American Express or any of its employees from retaliating or taking any adverse action against anyone for raising a concern in good faith. If you nonetheless prefer to raise a shareholder concern to our board in a confidential or anonymous manner, the concern may be directed to the Office of the Ombudspersons at the company’s headquarters or by telephone to 1-800-297-1010. An ombudsperson will refer the concern to the chair of the Audit and Compliance Committee, who will see that the matter is properly investigated.

DIRECTOR ACCESS

All of our directors have access to individual members of management and to other employees on a confidential basis. Directors are authorized to conduct independent investigations and to hire outside consultants or experts at the company’s expense. Directors also have access to company records and files, and directors may contact other directors without informing management of the purpose or even the fact of such contact.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

BOARD MEETINGS AND BOARD COMMITTEES

Director Attendance

ATTENDANCE AT BOARD MEETINGS

During 2013, our board met ten times. All directors attended 75 percent or more of the meetings of the board and board committees on which they served in 2013.

ATTENDANCE AT ANNUAL MEETINGS

In 2013, all of our directors other than Mr. Palmisano were present at the Annual Meeting of Shareholders. Our board encourages all its members to attend the annual meetings but understands there may be situations that prevent such attendance.

COMMITTEE MEMBERSHIP AND MEETINGS HELD IN 2013

Committee memberships and information about our committee meetings held in 2013 is in the Proxy Summary on page 4.

Board Committee Responsibilities

AUDIT AND COMPLIANCE COMMITTEE

All members of the Audit and Compliance Committee are independent directors as required by the listing standards of the NYSE and our governance principles. Our board has also determined that Mr. Williams meets the requirements for being an “audit committee financial expert” as defined by SEC rules.

RESPONSIBILITIES: Assist the board in its oversight of: the integrity of the company’s financial statements and financial reporting processes; internal and external auditing, including the qualifications and the independence of the independent registered public accounting firm and the performance of the company’s internal audit services function; the integrity of the company’s systems of internal accounting and financial controls; and legal and regulatory compliance. The Audit and Compliance Committee meets regularly in executive session with management, the company’s General Auditor, the company’s independent registered public accounting firm, and the company’s Chief Compliance Officer.

The duties of the Audit and Compliance Committee with respect to oversight of the company’s financial reporting process are described in the report of the committee on page 14 under Report of the Audit and Compliance Committee.

COMPENSATION AND BENEFITS COMMITTEE

All members of the Compensation and Benefits Committee are independent directors as required by the listing standards of the NYSE and our governance principles.

RESPONSIBILITIES: Oversight responsibility for the compensation of executive officers and designated key employees of the company, including the applicable compensation plans and arrangements, as well as the company’s employee benefit plans. The Compensation and Benefits Committee may delegate certain of its responsibilities to one or more Compensation and Benefits Committee members or to designated senior executives or committees in accordance with applicable laws, regulations and plan requirements.

As part of this oversight responsibility, among other duties, the committee is responsible for approving an overall compensation philosophy and strategy for the company and its executive officers, including the selection of performance measures aligned with the company’s business strategy, and for reviewing the company’s compensation practices so that they do not encourage imprudent risk taking. The committee is also responsible for evaluating potential conflicts of interest with respect to its advisors. The processes and procedures by which the Compensation and Benefits Committee considers and determines Named Executive Officer compensation are described in the Compensation Discussion and Analysis included in this proxy statement.

Compensation and Benefits Committee Interlocks and Insider Participation

The current members of the Compensation and Benefits Committee are Ms. Burns, Mr. Chernin, Mr. Palmisano, Mr. Walter and Mr. Williams. None of them is a former or current officer or employee of the company or any of its subsidiaries. None of them has any relationship required to be disclosed under this caption under the rules of the SEC.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

INNOVATION AND TECHNOLOGY COMMITTEE

The Innovation and Technology Committee was established by the board in July 2010 to assist the board in its oversight of strategic innovation and technology.

RESPONSIBILITIES: Reviews and makes recommendations to the board on major strategies and plans developed by management relating to technological and commercial innovation; the innovation and technology acquisition process to assure ongoing business growth and the measurement and tracking systems in place to achieve successful innovation.

NOMINATING AND GOVERNANCE COMMITTEE

All members of the Nominating and Governance Committee are independent directors as required by the listing standards of the NYSE and our governance principles.

RESPONSIBILITIES: Considers and recommends candidates for election to the board; advises the board on director compensation; oversees the annual performance evaluations of the board and board committees; advises the board on corporate governance and board leadership; administers the company’s Related Person Transaction Policy and oversees the company’s management succession process.

PUBLIC RESPONSIBILITY COMMITTEE

The board established the Public Responsibility Committee in recognition of the importance of issues that affect the communities in which we work, or the public interest in general.

RESPONSIBILITIES: Reviews legislation and regulation affecting American Express, our philanthropic programs, our political action committee and corporate political contributions, our government relations activities, other policies affecting the communities in which we operate and our environmental programs.

Political Contributions Activities

We communicate with policymakers on public policy issues important to the company. In addition to our advocacy efforts, we participate in the political process through the American Express Political Action Committee (AXP PAC). The AXP PAC does not contribute to presidential campaigns.

We maintain comprehensive compliance procedures to ensure that our activities are conducted in accordance with all relevant laws, and management regularly reports to the Public Responsibility Committee regarding its engagement in the public policy arena and its political contributions. Information regarding our company’s political activities, including annual U.S. political contributions, may be found at http://about.americanexpress.com/news/pap.aspx.

RISK COMMITTEE

All members of the Risk Committee are independent directors under the listing standards of the NYSE and our governance principles.

RESPONSIBILITIES: Assists the board in its oversight of: the company’s enterprise-wide risk management framework; the policies and procedures established by management to identify, assess, measure and manage key risks facing the company; management’s execution of capital management; and liquidity planning. The Risk Committee meets regularly in executive session with the company’s Chief Risk Officer. The charter of the Risk Committee provides that the Chief Risk Officer has express authority to communicate directly at any time with the Chair of the Risk Committee about any significant risk matter involving the company.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

RISK OVERSIGHT

Board’s Role in Risk Oversight

The company uses its comprehensive Enterprise-wide Risk Management (ERM) program to measure, aggregate, monitor and manage risks. The ERM program is designed to enable the board of directors and management to assess the effectiveness of risk management capabilities, policies, processes and controls. It also contributes to the risk-adjusted performance evaluation of the company’s businesses and business leaders. The implementation and execution of the ERM program is headed by the company’s Chief Risk Officer.

Risk management and key risks identified by management are overseen by the company’s board of directors and three of its committees: the Risk Committee, the Audit and Compliance Committee, and the Compensation and Benefits Committee. Each of these committees consists entirely of independent directors and provides regular reports to the board of directors regarding matters reviewed at the committee level. In addition to the risks under the purview of a particular committee, the board of directors monitors the “tone at the top” and risk culture of the company, oversees strategic risk, and reviews specific and significant risks facing the company from time to time. These committees meet regularly in private sessions with the company’s Chief Risk Officer, the Chief Compliance Officer, the General Auditor and other senior management with regard to the company’s risk management processes, controls and capabilities.

The Risk Committee of the company’s board of directors provides risk oversight on risk policies and the risk management performance of the company. The Risk Committee approves key risk management policies and monitors the company’s risk culture, talent, capabilities and risk outcomes. In particular, it approves the company’s ERM policy along with its sub-policies governing individual credit risk, institutional credit risk, market risk, liquidity risk, operational risk, reputational risk and asset/liability risk, as well as the launch of new products and services. The ERM policy sets the company’s risk appetite and defines governance over risk taking and the risk-monitoring processes across the company. Risk appetite defines the overall risk levels the company is willing to accept while operating in full compliance with regulatory and legal requirements. In addition, it establishes principles for risk taking in the aggregate and for each risk type, and is supported by a comprehensive system of risk limits, escalation triggers and controls designed to ensure that the risks remain within the defined risk appetite boundaries. Furthermore, the policy defines risk management roles and responsibilities.

The Risk Committee also regularly reviews the credit risk profile of the company, risk trends and risk management capabilities. The Risk Committee receives regular updates from the company’s Global Risk Oversight team, which reports to the Chief Risk Officer, on key risks affecting the company, including transaction and exposure level approvals driven by policy-based risk escalations and risk limits.

The Risk Committee reviews enterprise-wide operational risk trends, events and capabilities, with an emphasis on compliance, fraud, legal, process or control failures, information security, and privacy impacts, as well as trends in market, funding, liquidity and reputational risk. The Risk Committee also provides risk oversight of the company’s compliance with Basel capital and liquidity standards and its Internal Capital Adequacy Assessment Process, including its Comprehensive Capital and Review (CCAR) submissions.

As it relates to risk oversight, the Audit and Compliance Committee of the company’s board of directors approves the company’s compliance policies and compliance risk tolerance statement, which reinforces the importance of compliance risk management at the company. In addition, the Audit and Compliance Committee reviews the effectiveness of the company’s Corporate-wide Compliance Risk Management program. More broadly, the Committee is responsible for assisting the board of directors in its oversight responsibilities relating to the integrity of the company’s financial statements and financial reporting process; internal and external auditing, including the qualifications and independence of the independent registered public accounting firm and the performance of the company’s internal audit services function; and the integrity of the company’s systems of internal accounting and financial controls.

The Compensation and Benefits Committee of the company’s board of directors works with the Chief Risk Officer to ensure the compensation programs covering risk-taking employees, business units and the company overall appropriately balance risk with incentives such that business performance is achieved without taking imprudent or uneconomic risks. The company‘s Chief Risk Officer is actively involved in the goal-setting process, reviews the current and forward-looking risk profiles of each business unit and provides input into performance evaluation. The Chief Risk Officer meets with the Compensation and Benefits Committee and attests that performance goals and

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

actual results have been achieved without taking imprudent risks. The Compensation and Benefits Committee uses a risk-balanced incentive compensation framework to decide on the company’s bonus pools and the compensation of senior executives.

There are several internal management committees, including the Enterprise-wide Risk Management Committee (ERMC), chaired by the company’s Chief Risk Officer, and the Asset-Liability Committee (ALCO), chaired by the company’s Chief Financial Officer, which oversee risks and implementation of risk policies across the company with approval by the appropriate board committee. The ERMC is responsible for overseeing all risks, while the ALCO is responsible for managing market, liquidity, asset/liability risk and the company’s capital position.

As defined in the ERM policy, the company follows the “three lines of defense” approach to risk management. The first line of defense comprises functions and management committees directly initiating risk taking. Business Unit presidents, the Chief Credit Officer of the company, the Chief Operational Risk Officer and the Chief Market Risk Officer are part of the first line of defense. The second line of defense comprises functions overseeing risk-taking activities of the first line. The Global Risk Oversight (GRO) and Market Risk Oversight (MRO) groups, the ERMC and certain control groups, both at the enterprise level and within regulated entities, are part of the second line of defense. The GRO oversees the framework and processes for managing credit, operational and model risks the company faces, and acts as a check to the first line of defense managing these risks. The Internal Audit Group constitutes the third line of defense, and provides independent assurance that the first and second lines of defense operate as intended.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

A role of the Audit and Compliance Committee is to assist the board in its oversight of the company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The company’s independent auditors are responsible for auditing the company’s financial statements and its internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), and expressing opinions as to the conformity of the financial statements with accounting principles generally accepted in the United States and the effectiveness of internal control over financial reporting.

In the performance of its oversight function, the Audit and Compliance Committee has reviewed and discussed with management and the independent auditors the company’s audited financial statements. The Audit and Compliance Committee also has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, as adopted by the PCAOB, relating to communications with audit committees. In addition, the Audit and Compliance Committee has received from the independent auditors the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, has discussed with the independent auditors their independence from the company and its management, and has considered whether the independent auditors’ provision of non-audit services to the company is compatible with maintaining the auditors’ independence.

The Audit and Compliance Committee discussed with the company’s internal auditors and independent auditors the overall scope and plans for their respective audits. The internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the direction of the company’s General Auditor, who is accountable to the Audit and Compliance Committee. The Audit and Compliance Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. In addition, the Audit and Compliance Committee met with the Chief Executive Officer and Chief Financial Officer of the company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the company’s financial statements and the effectiveness of the company’s systems of disclosure controls and procedures and internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the board of directors, and the board has approved, that the company’s audited financial statements be included in the company’s 2013 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

AUDIT AND COMPLIANCE COMMITTEE

Daniel L. Vasella, Chairman

Anne Lauvergeon

Steven S Reinemund

Ronald A. Williams

CORPORATE CITIZENSHIP AT AMERICAN EXPRESS

CORPORATE CITIZENSHIP AT AMERICAN EXPRESS

Community

At American Express, we believe that serving our communities is not only integral to running a business successfully, it is part of our responsibilities as citizens of the world. The mission of our corporate social responsibility program is to bring to life the American Express value of good corporate citizenship by supporting communities in ways that enhance the company’s reputation with employees, customers, business partners and other stakeholders. We do this by supporting visionary nonprofit organizations that are:

•	Preserving and sustaining unique historic places for the future;

•	Developing new nonprofit leaders for tomorrow; and

•	Encouraging community service where our employees and customers live and work.

We realize the importance of preserving cultural assets around the world and, over the years, American Express has contributed more than $50 million to historical preservation-related projects. This support has helped preserve iconic historic sites including Union Station in Washington, D.C.; Apollo Theater in New York City; Temple of Hercules in Rome; and Villa Ocampo in Beccar, Argentina.

Recognizing the difference that effective leadership can make, we also support programs that help nonprofit groups develop talent within their organizations so they are better prepared to tackle the important issues of today and tomorrow. Over 10,000 emerging nonprofit leaders worldwide have received professional development training through these programs in the past seven years.

By helping nonprofits increase their capacity to engage the public and our employees as volunteers, we have mobilized hundreds of thousands of volunteers across the globe. These projects address a wide range of causes including environmental stewardship, access to education, health and wellness, youth mentoring and efforts to supply basic needs in underserved communities. Included in these efforts are the company’s programs that engage our employees in charitable giving and community service.

On an annual basis, our volunteer program—Serve2Gether—engages employees in more than 150,000 hours of company-sponsored volunteer service, and our employee giving campaign—Give2Gether—results in nearly $12 million in support of over 5,000 charitable organizations in the United States, Canada and India. Through the recently launched Serve2Gether consulting program, which engages our employees in short-term pro bono consulting projects, we are delivering over 6,000 hours of consulting services to nonprofit organizations and social entrepreneurs.

We also have a long history of helping people in times of trouble. American Express and its employees have provided humanitarian relief to victims of numerous disasters—including wildfires, floods, earthquakes, tsunamis and other natural and man-made disasters. In the last decade, American Express has provided assistance for over 50 disasters in more than 35 countries, including Japan, Haiti, the Philippines and Superstorm Sandy in the northeastern United States.

Environment

We recognize the importance of protecting the environment and helping to combat climate change. At American Express, we have established programs to increase the efficient use of energy and natural resources and for measuring, managing and reducing the environmental impact of our global operations. Major goals and programs include:

•	Reducing our carbon footprint

•	Improving energy efficiency throughout our facilities worldwide

•	Increasing the use of renewable energy

•	Reducing paper usage in our business processes and sourcing environmentally preferable paper, electronics and other commodities

•	Engaging employees to participate in our environmental responsibility programs

Learn More About Corporate Responsibility at American Express. You may visit our corporate website at http://about.americanexpress.com/csr to learn how we, together with our Card Members and shareholders, are making a difference in our communities.

OWNERSHIP OF OUR COMMON SHARES

The table below shows how many American Express Company common shares certain individuals and entities beneficially owned on February 15, 2014. These individuals and entities include: (1) owners of more than 5 percent of our outstanding common shares; (2) our current directors; (3) the executive officers named in the Summary Compensation Table on page 43; and (4) all current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below. This table does not include restricted stock units granted to executive officers or stock equivalent units owned by directors, since they are not beneficially owned under SEC rules.

NAME	NUMBER OF SHARES OWNED(4)(5)		RIGHT TO ACQUIRE(6)	PERCENT OF CLASS(%)

Warren Buffett Berkshire Hathaway Inc. and subsidiaries 1440 Kiewit Plaza Omaha, NE 68131	151,610,700	(1)	—	14.3%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	65,503,860	(2)	—	6.1%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	54,524,277	(3)	—	5.1%
Charlene Barshefsky	20,134		—	*
Ursula M. Burns	20,000		—	*
Jeffrey C. Campbell	—		—	*
Kenneth I. Chenault(7)	935,671		4,374,144	*
Peter Chernin	18,300		—	*
Edward P. Gilligan	130,826		1,280,748	*
Daniel T. Henry	74,952		197,409	*
Anne Lauvergeon	—		—	*
Theodore J. Leonsis	20,000		—	*
Richard C. Levin	2,000		—	*
Richard A. McGinn	20,400		—	*
Samuel J. Palmisano	550		—	*
Steven S Reinemund	20,208		—	*
Daniel H. Schulman(8)	49,695		49,647	*
Stephen J. Squeri	155,972		777,457	*
Daniel L. Vasella	—		—	*
Robert D. Walter	230,300		—	*
Ronald A. Williams	27,500		—	*
All current directors and executive officers (28 individuals)(9)	2,171,876		9,038,989	1.06%

*	Less than 1%.

(1)	Based on information contained in a report on Form 13F that Berkshire Hathaway Inc. (Berkshire) filed with the SEC, which contained information as of December 31, 2013. Of the shares listed in the table, National Indemnity Co. and its subsidiaries beneficially owned 120,255,879 shares. National Indemnity Co. is a subsidiary of Berkshire. Mr. Buffett, Berkshire, and certain subsidiaries of Berkshire share voting and investment power over these shares. Based on information provided to the company, Mr. Buffett owned 34.4 percent of the aggregate voting power of the outstanding shares of Berkshire’s Class A Common Stock and Class B Common Stock. As a result of this ownership position in Berkshire, Mr. Buffett may be considered the beneficial owner of the shares that Berkshire beneficially owns.

In 1995, we signed an agreement with Berkshire designed to ensure that Berkshire’s investment in our company will be passive. The agreement remains in effect as long as Berkshire owns 10 percent or more of our voting securities. Berkshire made similar commitments to the Board of Governors of the Federal Reserve System (Federal Reserve). Berkshire and its subsidiaries have also agreed to follow our board’s recommendations in voting company common shares they own as long as Mr. Chenault is our chief executive officer and Berkshire owns 5 percent or more of our voting securities. With certain exceptions, Berkshire and its subsidiaries may not sell company common shares to any person who owns more than 5 percent of our voting securities or who attempts to change the control of the company.

OWNERSHIP OF OUR COMMON SHARES

(2)	Based on information contained in a report on Schedule 13G that Capital World Investors filed with the SEC, which contained information as of December 31, 2013.

(3)	Based on information contained in a report on Schedule 13G that BlackRock, Inc. filed with the SEC, which contained information as of December 31, 2013. The shares listed in the table are held by BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Asset Management Ireland Limited, Blackrock Asset Management North Asia Limited, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Management Ireland Limited, BlackRock Fund Managers Ltd., BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC, BlackRock Japan Co. Ltd., and BlackRock Life Limited.

(4)	This column includes shares held in RSP accounts on February 15, 2014, as follows:

NAME	NUMBER OF SHARES IN PLAN ACCOUNTS
K.I. Chenault	23,332
J.C. Campbell	0
E.P. Gilligan	1,626
D.T. Henry	20
D.H. Schulman	0
S.J. Squeri	111
All current executive officers	53,713

(5)	Does not include directors’ stock equivalent units, which are counted toward satisfying the director stock ownership guideline discussed on page 7. As discussed under Compensation of Directors on page 18, the balance in directors’ SEU accounts at December 31, 2013 was: Ambassador Barshefsky 48,566; Ms. Burns 53,292; Mr. Chernin 26,485; Ms. Lauvergeon 3,041; Mr. Leonsis 10,632; Mr. Levin 22,648; Mr. McGinn 33,621; Mr. Palmisano 3,657; Mr. Reinemund 22,648; Dr. Vasella 4,840; Mr. Walter 42,086; and Mr. Williams 40,441. These amounts represent the aggregate number of SEUs granted under the Share Equivalent Unit Plan for all years of service as a director, additional units credited as a result of the reinvestment of dividend equivalents, and, for directors who participated in the SEU option under our deferred compensation plan for directors, retainer amounts deferred into their SEU account and dividend equivalents thereon.

(6)	These are shares that the named individuals have the right to acquire within 60 days upon the exercise of stock options they hold.

(7)	Includes 126,690 shares held in family trusts in respect of which Mr. Chenault shares voting and investment power with a directed trustee. Includes 33,480 shares that are beneficially owned by Mr. Chenault and serve as security for a line of credit facility that he may draw on from time to time. The outstanding balance on that facility is zero. The remaining shares that Mr. Chenault beneficially owns, including shares necessary to meet his stock ownership and holding requirements, are not part of this facility.

(8)	Mr. Schulman held 7,838 restricted shares on February 15, 2014, which are included in this table. Mr. Schulman may vote the restricted shares, but may not sell or transfer them during the restricted period. These restrictions lapse in 2014.

(9)	On February 15, 2014, the current directors and executive officers beneficially owned 11,210,865 shares, or about 1.06 percent of our outstanding shares. No current director or executive officer beneficially owned more than 1 percent of our outstanding shares.

COMPENSATION OF DIRECTORS

The Nominating and Governance Committee reviews director compensation. Our objectives are to compensate our directors in a manner that aligns the interests of directors with those of our long-term shareholders and to attract and retain highly qualified directors. In 2012, the committee engaged an independent compensation advisory firm, Frederic W. Cook & Co., Inc. (Cook), to assist the committee in its review of the competitiveness and structure of the company’s director compensation. The committee recommended an increase in director compensation, effective January 1, 2013. The committee did not change the form of director compensation.

The following table provides information on the compensation of non-management directors who served for all or a part of 2013. We also reimburse directors for reasonable out-of-pocket expenses attendant to their board service.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)

Amb. Barshefsky	$107,500	$155,000	$0	$0	$40,583	$303,083
Ms. Burns	$111,250	$155,000	$0	$0	$43,881	$310,131
Mr. Chernin	$115,000	$155,000	$0	$0	$21,728	$291,728
Ms. Lauvergeon	$102,500	$155,000	$0	$0	$1,349	$258,849
Mr. Leonsis	$107,500	$155,000	$0	$0	$7,835	$270,335
Mr. Leschly	$62,500	$0	$0	$0	$36,707	$99,207
Mr. Levin	$115,000	$155,000	$0	$0	$18,452	$288,452
Mr. McGinn	$105,000	$155,000	$0	$0	$27,822	$287,822
Mr. Miller	$55,000	$0	$0	$0	$222,744	$277,744
Mr. Palmisano	$97,500	$155,000	$0	$0	$1,568	$254,068
Mr. Reinemund	$117,500	$155,000	$0	$0	$18,452	$290,952
Dr. Vasella	$122,500	$155,000	$0	$0	$2,402	$279,902
Mr. Walter	$140,000	$155,000	$0	$0	$51,500	$346,500
Mr. Williams	$140,000	$155,000	$0	$0	$32,696	$327,696

(1)	Annual Retainers. For service in 2013, we paid non-management directors an annual retainer of $90,000 for board service and an additional annual retainer of $20,000 to members (including the chairs) of the Audit and Compliance and Risk committees, $10,000 to members (including the chair) of the Compensation and Benefits Committee, and $5,000 to members (including the chairs) of the Innovation and Technology, Nominating and Governance, and Public Responsibility committees. We also paid an annual retainer to the chair of each of the board committees as follows: Audit and Compliance, Compensation and Benefits, and Risk, $20,000; Innovation and Technology, Nominating and Governance, and Public Responsibility, $10,000. We pay no fees for attending meetings, but the annual retainer for board service of $90,000 is reduced by $20,000 if a director does not attend at least 75 percent of our board meetings and meetings of any committee on which he or she serves. Our independent lead director also receives an annual retainer of $20,000 (provided that if he or she is also the chair of the Nominating and Governance Committee, the lead director will not receive the annual retainer for service as chair of that committee).

All the non-management directors, except for Messrs. McGinn and Reinemund, deferred all or a portion of their 2013 retainers into a cash account, a share equivalent unit account, or both, under the deferred compensation plan described below in footnote 2.

Messrs. Leschly and Miller retired from board service in April 2013. Included in this column is the portion of the annual retainer for board and board committee service each received in 2013.

(2)	Share Equivalent Unit Plan. To align our non-management directors’ annual compensation with shareholder interests, each non-management director is credited with common share equivalent units (SEUs) having a value of $155,000 upon election or reelection at each annual meeting of shareholders. Each SEU reflects the value of one common share. Directors receive additional SEUs as dividend equivalents on the units in their accounts. SEUs do not carry voting rights and must be held at least until a director ends his or her service. Each SEU is payable in cash equal to the then value of one common share at the time of distribution to the director.

On April 30, 2013, the date of last year’s annual meeting, each non-management director elected to the board was credited with 2,350 SEUs, based on the market price of company common shares for the 15 trading days immediately preceding such date. We report in this column the aggregate grant date fair value of these SEUs in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

COMPENSATION OF DIRECTORS

As of December 31, 2013, the SEU balance in each individual’s account was: Ambassador Barshefsky 48,566; Ms. Burns 53,292; Mr. Chernin 26,485; Ms. Lauvergeon 3,041; Mr. Leonsis 10,632; Mr. Leschly 31,257; Mr. Levin 22,648; Mr. McGinn 33,621; Mr. Miller 49,687; Mr. Palmisano 3,657; Mr. Reinemund 22,648; Dr. Vasella 4,840; Mr. Walter 42,086; and Mr. Williams 40,441. These amounts represent the aggregate number of SEUs granted under the Share Equivalent Unit Plan for all years of service as a director, additional units credited as a result of the reinvestment of dividend equivalents, and, for directors who participated in the SEU option under our deferred compensation plan for directors, retainer amounts deferred into their SEU account and dividend equivalents thereon.

Deferred Compensation Plan for Directors. Non-management directors may defer the receipt of up to 100 percent of their annual cash retainer fees into either: (1) a cash account in which amounts deferred will be credited at the rate of 120 percent of the applicable federal long-term rate for December of the prior year, and/or (2) their SEU account. Under either alternative, directors will receive cash payments and will not receive shares upon payout of their deferrals.

(3)	Option Awards. We have not granted stock options to directors since April 2002.

(4)	Retirement Benefits. We offer no retirement benefits to non-management directors who began their board service after March 31, 1996.

(5)	Insurance. We provide our non-management directors with group term life insurance coverage of $50,000. The group life insurance policy is provided to the directors on a basis generally available to all company employees. This column includes the premium paid for such coverage.

Dividend Equivalents. Dividend equivalents are reinvested in additional units for all directors based upon total SEUs held at the time of company quarterly dividend payment dates. This column includes the fair market value of the dividend equivalents received by the directors during 2013 in these amounts: Ambassador Barshefsky $40,535; Ms. Burns $43,833; Mr. Chernin $21,680; Ms. Lauvergeon $1,309; Mr. Leonsis $7,786; Mr. Leschly $26,691; Mr. Levin $18,403; Mr. McGinn $27,773; Mr. Miller $42,428; Mr. Palmisano $1,527; Mr. Reinemund $18,403; Dr. Vasella $2,354; Mr. Walter $35,002; and Mr. Williams $32,647.

Directors’ Charitable Award Program. We maintain a Directors’ Charitable Award Program for directors elected prior to July 1, 2004. To fund this program, we purchased joint life insurance on the lives of participating directors, including Mr. Chenault. The death benefit of $500,000 funds a donation to a charitable organization that the director recommends. In 2013, the company paid premiums for policies as follows: Mr. Walter, $16,450.

Matching Gift Program. Directors are eligible to participate in the company’s Matching Gift Program on the same basis as company employees. Under this program, the American Express Foundation matches gifts to approved charitable organizations up to $8,000 per calendar year.

Consulting Agreement. Subsequent to his retirement from the board of directors, Mr. Leschly was retained as an advisor to the company for five months, pursuant to which he received compensation of $10,000, which is included in this column.

Subsidiary Bank Director Compensation. Mr. Miller was elected to the board of directors of the company’s subsidiary, American Express Centurion Bank (Centurion), on August 1, 2012. Mr. Miller earned an aggregate of $180,300 for service in 2013 as a director and as Chairman of the Audit and Risk Committee of Centurion (until October 23, 2013) and as Chairman of the Board of Directors of Centurion (from October 23, 2013), which is included in this column.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Our executive compensation program is designed to reward our leadership team not just for delivering short-term results but also for driving consistent sustainable growth, which is how we create value for our shareholders. We believe our program’s structure aligns the interests of our shareholders and senior executives by tying pay outcomes to performance over the short-, medium-, and long-term. Awards are made using a mix of some fixed and mostly variable pay components with different time horizons and payout forms (cash and stock) to reward annual and sustained performance over the longer term. Our program is also structured to discourage imprudent risk taking.

2013 Performance

During 2013 we produced record earnings in a slow-growth economy. Our net income of $5.4 billion was up 20% from the previous year. We returned a substantial portion of these profits to shareholders through dividend payments and share buy-backs (in accordance with our Comprehensive Capital Analysis and Review (CCAR) submission to the Federal Reserve), taking advantage of our strong capital position. We saw Card Member spending reach a record high of $952 billion, and we continued to roll out innovations that provide flexibility and convenience for our Card Members. We won our seventh straight J.D. Power and Associates award for the highest customer satisfaction among U.S. credit card companies and a record number of Card Members said they would recommend American Express to a friend, which we take as the highest expression of satisfaction. In 2013 we grew revenues by 5% on an FX-adjusted basis.[2] Earnings per share (EPS) growth was 11% using 2012 adjusted EPS[3], and return on equity (ROE) was 27.8%.

On-Average, Over-Time Financial Targets

Fundamental to the way we measure medium- to long-term success is our progress compared to our publicly stated “on-average, over-time” financial targets:

• Revenue growth: at least 8%

• EPS growth: 12–15%

• ROE: 25% or more

2013 RESULTS AGAINST TARGETS

[2]	See footnote 1 on page 3.
[3]	EPS is Earnings per Common Share from Continuing Operations Diluted, determined as net income from continuing operations attributable to common shareholders divided by diluted weighted-average shares; Return on Average Equity (ROE) is calculated by dividing one-year period net income by one-year average total shareholders’ equity. 2012 adjusted EPS, 2012 adjusted ROE and the adjusted EPS growth rate are non-GAAP measures and exclude certain 2012 fourth-quarter items. Please refer to Annex B for further discussion on the determination of these amounts.

COMPENSATION DISCUSSION AND ANALYSIS

Our strong performance and cost controls in 2013 gave us the ability to invest in a mix of opportunities in both traditional and new areas, with different return horizons. In our core businesses, we focused on acquiring new Card Members and merchants globally; expanding our network of card-issuing partners; and developing new services and capabilities to better support our customers and business partners. As a result, we:

•	Added nearly 5 million Card Members worldwide

•	Increased average spending per card by making it easier and more rewarding to do business with American Express

•	Expanded our network of card-issuing partners with major new signings like Wells Fargo and U.S. Bank in the United States, and Barclaycard in the United Kingdom

•	Continued to increase corporate account signings and small-business volumes

In addition, we continued to build the customer base for our new alternative payment products, Bluebird and Serve. Loyalty Partner, our international rewards coalition program, passed the 60 million customer mark, nearly double the number of customers as when we acquired this business in 2011.

Our Total Shareholder Return

American Express shares delivered a total return of 60 percent for 2013, outperforming the S&P 500 by 28 percentage points. Over three-year and five-year periods, American Express shares substantially outperformed both the S&P 500 and the S&P Financials index.

Total Shareholder Return (TSR) is the total return on common shares over a specified period, expressed as a percentage (calculated based on the change in stock price over the relevant measurement period and assuming reinvestment of dividends). Source: Bloomberg (returns compounded monthly).

COMPENSATION DISCUSSION AND ANALYSIS

2013 Enhancements

The Compensation and Benefits Committee (Compensation Committee) made a number of recent changes to the executive compensation program to promote good governance and enhance the link between pay and performance, including:

•	Enhanced structure of CEO compensation decision process: In 2013 the Compensation Committee enhanced the process used to determine the CEO’s compensation. Under the enhanced structure, the Compensation Committee set a target annual incentive award (AIA) of $6.625 million, a target Portfolio Grant award (PG award) of $5.125 million and a target equity award of $8.250 million. Actual incentive compensation is paid out in the range of 0-125 percent of target depending on the Compensation Committee’s assessment of the CEO’s actual performance against the goals set at the beginning of the year. The Compensation Committee imposed a 125 percent cap on the CEO’s incentive payments in response to shareholder feedback to specify a maximum incentive amount and regulatory feedback. See page 30 for more details.

•	New peer group: The Compensation Committee revised our Company Sample and replaced certain companies with companies whose revenue was closer in size to ours. See page 27 for more details.

CEO 2013 Pay At-A-Glance

In January 2014, the Compensation Committee awarded Mr. Chenault Total Direct Compensation (TDC) of $24,400,000 for performance year 2013, 11 percent higher than his 2012 compensation and 11 percent above target. In determining Mr. Chenault’s TDC, the Compensation Committee followed the process set out on page 30. In accordance with the process, the Compensation Committee considered multiple performance factors (see pages 31-32), including:

•	Actual EPS of $4.88 against 2013 target range of $4.74 to $4.94; 11 percent higher than 2012 adjusted EPS[4]

•	Actual ROE of 27.8 percent against 2013 target of 26 percent; 1.7 percentage points higher than 2012 adjusted ROE[4]

•	TSR of 60 percent in 2013

•	Mr. Chenault’s overall leadership contributions to the success of American Express

Mr. Chenault’s TDC comprises the following:

•	Base salary of $2,000,000 (unchanged since 2010)

•	Annual Incentive Award of $7,950,000, of which $6,000,000 is payable in cash and $1,950,000 is payable in restricted stock units (120 percent of target)

•	Performance Grant award of $5,125,000, where final payout is based on 2014-16 performance (100 percent of target)

•	Equity award of about $6,789,000 performance-based restricted stock units (Performance RSUs) and about $2,536,000 in Stock Options (SO) that vest after three years (113 percent of target)

A significant portion (67 percent) of Mr. Chenault’s total pay is deferred (some until one year after retirement) and subject to future company performance. Further details are provided on page 33.

4 See footnote 3 on page 20.

COMPENSATION DISCUSSION AND ANALYSIS

Our Pay and Performance Alignment

Our performance assessment framework and pay program are designed to link pay and performance. Over 84 percent of the TDC delivered to our CEO and other Named Executive Officers (NEOs) for performance year 2013 is variable (i.e., all compensation other than base salary).* This directly ties their pay to our company’s performance, including financial results, strategic initiatives, and stock performance. Our compensation is delivered in the form of base salary, AIA, PG awards, and Long-Term Incentive Awards (LTIA, which includes SOs and Performance RSUs). A full description of our forms of compensation is on page 26.

*	The proportions of each pay element shown for performance year 2013 may change in the future based on performance or other considerations.

COMPENSATION DISCUSSION AND ANALYSIS

Key Compensation Practices

Key executive compensation practices are summarized below. We believe these practices promote good governance and serve the interests of our shareholders:

WHAT WE DO

✓	Directly link pay outcomes to performance

✓	Defer a significant portion of our NEO’s total pay, so that it is subject to future company performance

✓	Use a structured approach to CEO compensation decisions

✓	Require termination of employment in addition to a change in control for accelerated equity vesting (known as “double trigger”)

✓	Apply sizable stock ownership guidelines for NEOs, including a requirement that the CEO hold a portion of his shares through one year after retirement

✓	Discourage imprudent risk taking

✓	Prohibit executive officers from hedging their company stock, which includes entering into any derivative transaction on AXP shares (e.g., short sale, forward, option, collar)

✓	Prohibit executive officers from pledging shares subject to stock ownership guidelines, and limit the number of other shares they may pledge

✓	Utilize an independent compensation consultant

✓	Grant Compensation Committee discretion to clawback the cash portion of the CEO’s AIA if the company does not achieve acceptable performance in the following year

✓	Subject cash incentives and equity awards to recoupment and forfeiture provisions

✓	Evaluate management succession and leadership development efforts

✓	Maintain a cap on CEO incentive compensation payments (125 percent of target)

✓	Include criteria in incentive compensation plans to maximize tax deductibility for the company

✓	Maintain ongoing dialogue with shareholders and incorporate feedback in our compensation programs

WHAT WE DO NOT DO

✗	No employment contracts with NEOs

✗	No payment of dividends or dividend equivalents on RSUs unless and until they vest

✗	No excise tax gross-ups upon a change in control

✗	No repricing of underwater stock options without shareholder approval

✗	No individual change in control arrangements

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PROGRAM STRUCTURE

Overview of Philosophy, Design and Provisions

Our pay program is designed to recognize and reward outstanding achievement and to attract, retain and motivate our leaders in a competitive environment. We seek input from our investors as we want our program to be aligned with shareholder interests.

Following is an overview of key aspects of our pay philosophy.

Overall Objectives

Motivate our executives to:

• Achieve day-to-day operational excellence

• Meet short-term goals and strategic milestones while delivering on our longer-term business strategies, so we can continue to build shareholder value

• Support “Service Profit Chain” goals: engaged employees delivering superior customer service leads to satisfied customers, which in turn produces superior financial results for shareholders

Pay Mix Principles

Provide competitive opportunities for pay commensurate with job scope, required competencies and performance by:

• Using a mix of some fixed and mostly variable pay components with different time horizons and payout forms (cash and stock) to reward annual and sustained performance over the longer term

• Requiring executive officers to have significant outright ownership of company shares

• Deferring a majority of incentive compensation for three or more years

Pay for Performance

Provide a strong link between pay and performance by:

• Reviewing performance from both a financial and a strategic perspective, with performance measures tied to financial performance and our strategic initiatives, including risk/control and compliance measures

• Encouraging balanced performance and discouraging imprudent risk taking by avoiding too much emphasis on any one metric or short-term performance

• Using judgment when making pay decisions, taking into account both what was accomplished and how it was accomplished

Shareholder Feedback/Consideration of 2013 Advisory Vote on Executive Compensation

We have benefited from shareholder feedback about executive compensation through our Say on Pay votes for the past five years. At the direction of our Compensation Committee, we also reach out to our largest shareholders on an ongoing basis to discuss our executive compensation program, our proxy disclosure and corporate governance, and we bring their feedback to the Compensation Committee and the Nominating and Governance Committee. This feedback has influenced a number of changes to our program in prior years, including the addition of performance vesting to our annual restricted stock unit grant, and has also resulted in a more comprehensive Compensation Discussion and Analysis. Based on the result of last year’s Say on Pay vote, and after conversations with some of our large shareholders, the Compensation Committee made changes to the Company Sample (described below) and enhanced the process it uses to determine CEO compensation, including specifying the CEO’s target and maximum incentive opportunities. The Compensation Committee will continue to consider the outcome of Say on Pay votes and other shareholder input in making future decisions regarding executive compensation.

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW OF YEAR-END 2013 TOTAL DIRECT COMPENSATION DESIGN

PAY ELEMENT	WHAT IT DOES	PERFORMANCE MEASURES

Base Salary Short Term (Annual)	• Provides competitive fixed pay • Balances risk-taking concerns with pay for performance	• Job scope and experience, market pay
Annual Incentive Award Short Term (Annual)	• Provides a competitive annual incentive opportunity • Aligns with individual, business unit and company performance

The goals established in the first quarter of 2013 include (see pages 31-32):

•  Annual Service Profit Chain goals (shareholder, customer, employee), including EPS, revenue and billed business growth and ROE

•  Strategic and transformational goals

•  Customer satisfaction and employee goals

•  Relative performance review

•  Risk/control and compliance goals

•  Individual leadership assessment

Payouts consider outcomes against these goals but without a specific matrix; allows exercise of Compensation Committee judgment

Cash Portfolio Grant Award Medium Term (3 years)	• Provides cash incentive, earned based on achievement of specific performance metrics • 3-year performance period (2014–2016)	• Financial metrics (e.g., EPS growth)–20% weighting* • Stock performance (e.g., TSR relative to S&P 500 index)–30% weighting • Strategic milestones–50% weighting Payout range is 0–125% of target
Performance Restricted Stock Unit Award Medium Term (3 years)	• Aligns payout with share price • Ties payout to our publicly stated ROE target of 25%

•  3-year average ROE (2014–16), with target based on publicly disclosed on-average, over-time target

•  Payout range is 0–125% as follows:**

30% = Maximum (125%)

23–27% = Target (100%)

22% = Below Target (95%)

20% = Below Target (75%)

10% = Below Target (25%)

5% = Threshold (0%)

Stock Option Award Long Term (10 years)	• Aligns payout with share price growth	• Vests 3 years after grant; subject to forfeiture in the event of significant financial losses impacting the financial stability of the company

*	The company discloses the specific performance metric goals as well as the actual performance of each PG award at the end of the performance period so that shareholders can assess the appropriateness thereof. Page 36 discusses the goals and final results for the PG2011-13 award granted in 2011. The company does not disclose the goals at the time of the grant because of competitive sensitivity.

**	Payout range was changed for the 2014-16 award to provide target payout if actual performance is within a reasonable range of 25 percent (our on-average, over-time target).

COMPENSATION DISCUSSION AND ANALYSIS

Assessing Competitive Practice

Our pay program is designed to reward achievement of financial and strategic goals and to attract, retain and motivate our leaders in an increasingly competitive talent market. The Compensation Committee periodically examines pay practices and pay data for a group of 20 companies (our Company Sample) as a source of benchmarking data to better understand the competitiveness of our total compensation and its various elements. The benchmarking data is used to assess the competitiveness of compensation but is not used to make specific pay decisions. We do not target a specific percentile or make pay decisions based on market data alone. As a result, performance is the primary driver of pay levels as opposed to market data.

The Compensation Committee periodically reviews the composition of the Company Sample in response to shareholder feedback as well as changes to our business model, and in September 2013 approved changes to the group. In revising the Company Sample, the Compensation Committee identified prominent S&P 500 companies, generally with revenue similar in size to ours, which fell into one or more of the following categories:

•	Financial institutions

•	Iconic global consumer brands

•	Other credit card businesses

•	Technology companies with an emphasis on payments or network systems

The revised Company Sample is below. The actual number of companies in each category varies, taking into account factors such as revenue size and direct business and talent competitors. We removed General Electric, Hewlett-Packard, Procter & Gamble, Johnson & Johnson, IBM, FedEx, Marriott, 3M and State Street; and added BlackRock, Citigroup, Goldman Sachs, Morgan Stanley, Discover, Nike, Walt Disney, Cisco and eBay:

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION GOVERNANCE, PROCESS AND DECISIONS

The Decision Makers

The Compensation Committee, composed solely of independent directors, is responsible for our executive officer compensation decisions. The Compensation Committee works very closely with its independent consultant and management to examine pay and performance matters throughout the year. The Compensation Committee held nine meetings over the course of 2013, eight of which either ended or started with executive sessions without management present. The Compensation Committee’s charter may be accessed through the “Corporate Governance” link found on our website at http://ir.americanexpress.com.

Compensation Committee’s Independent Compensation Consultant

In May 2013, after a robust search process that included the review of leading firms, the Compensation Committee retained Semler Brossy Consulting Group (Semler Brossy) as its independent compensation consultant. Prior to that time, and since 2007, F.W. Cook & Co. (Cook) had served as the Compensation Committee’s independent compensation consultant. The Compensation Committee determined to engage in this search in accordance with its periodic review process which coincided with the retirement of Mr. Fred Cook, the lead consultant to the Compensation Committee.

During 2013, the compensation consultants attended Compensation Committee meetings, met with the Compensation Committee in executive sessions, reviewed and provided recommendations on the components of the company’s executive compensation program and provided compensation advice independent of the company’s management.

In 2013, Cook provided outside director compensation advice to American Express Bank, FSB and American Express Centurion Bank, U.S. banking subsidiaries of the company. In 2013, Semler Brossy provided no other services to the company other than services to the Compensation Committee. The Compensation Committee assessed the independence of the compensation consultants pursuant to SEC rules and concluded that their work for the Compensation Committee did not raise any conflicts of interest.

Making Decisions

The Compensation Committee uses the performance assessment framework described on page 30 as the basis for TDC decisions for the CEO.

For both the CEO and the other NEOs, the Compensation Committee conducts an in-depth review of performance against goals and then applies its judgment to make compensation decisions. While we do not rely on a formula or specific matrix for making pay decisions, the Compensation Committee believes this process provides accountability for performance against goals, enables the Compensation Committee to effectively assess the quality of the performance and leadership demonstrated by the management team and differentiate among each individual’s performance, and motivates short-term and long-term results as well as innovation and business transformation.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee’s Process

The Compensation Committee follows the process outlined below to determine NEO compensation:

2013	Q1 | ending 3/31/2013 • Set the metrics and goals for the CEO performance assessment framework • Set the other NEOs’ performance objectives

GOAL SETTING

In Q1, the Compensation Committee reviews and approves the metrics and goals in the CEO performance assessment framework and the other NEOs’ performance objectives. Performance objectives are set for each business unit and staff group for which an NEO is responsible, and input is obtained from each of our General Auditor, Chief Risk Officer, and Chief Compliance Officer.

Q3 | ending 9/30/2013 & Q4 | ending 12/31/2013 • Review the company’s performance • Assess progress toward NEO objectives

REVIEW OF PROGRESS AGAINST GOALS

The Compensation Committee reviews corporate performance in the third and fourth quarters, and assesses progress against each of the NEOs’ objectives and incentive plan goals.

2014	Q1 | ending 3/31/2014 • Evaluate NEO performance • Determine TDC for the NEOs • Approve any changes to the executive compensation program for the coming year

DETERMINE TDC FOR THE NEOs

In January, the Compensation Committee determines TDC amounts for the CEO and each of the other NEOs based on:

• Goal and Leadership Ratings: The Compensation Committee uses the performance assessment framework on page 30 to make CEO compensation decisions. For the other NEOs, the Compensation Committee, based on input from the CEO, reviews (1) business unit/staff group performance against the objectives set in Q1 of the previous year, and (2) each NEO’s Leadership Assessment based on individual performance including feedback from peers and direct reports, as appropriate, with regard to key leadership attributes. Performance assessments are graded on a three-point scale to differentiate performance and pay.

• Risk-Balancing and Performance: The Compensation Committee determines the amount of each TDC pay component based on company pay mix guidelines and individual performance. In evaluating the performance of the NEOs, the Compensation Committee seeks to understand what was accomplished relative to established objectives, how it was accomplished, the quality of financial results and the company’s strategic positioning for future competitive advantage. As part of this process, the Compensation Committee meets with the Chief Financial Officer and the Chief Risk Officer to discuss financial results and risk/control and compliance assessment results.

• Market Practices: The Compensation Committee evaluates each NEO’s relative compensation and changes in responsibilities, and considers current pay practices for comparable positions at companies that are talent competitors.

• Independent Consultant Recommendation: The Compensation Committee receives input from its independent compensation consultant.

• Other Factors: For the other NEOs, the Compensation Committee also considers the CEO’s recommendations, succession planning and retention. Furthermore, before making pay decisions, the Compensation Committee reviews the pay mix to ensure that at least 50 percent of TDC is deferred and performance based.

In addition, the Compensation Committee:

• Reviews and approves the payouts for each LTIA grant with a performance period completed at the end of the prior year.

• Approves any design changes to the executive compensation program for the coming year.

COMPENSATION DISCUSSION AND ANALYSIS

2013 CEO PERFORMANCE REVIEW PROCESS AND TDC DECISION

CEO Pay - Process and Decisions

In 2013, the Compensation Committee enhanced the framework used to determine the CEO’s TDC. Under this framework, the Compensation Committee evaluated the CEO’s performance based on achievement of pre-determined goals, strategic and transformational initiatives, performance relative to our competitors and financial markets, and a risk/control and compliance assessment. The framework uses both qualitative and quantitative factors and is designed to provide a broad and balanced view of performance.

CEO PERFORMANCE ASSESSMENT FRAMEWORK

The following discussion provides a summary of the Compensation Committee’s determination of Mr. Chenault’s TDC using the above framework.

PHASE 1—SET CEO GOALS

The Compensation Committee approves financial, strategic and operational goals related to three key Service Profit Chain constituencies: shareholders, customers and employees. These goals were chosen because they reflect our rigorous on-average and over-time financial targets; cover significant business metrics; reflect the importance of employee engagement, diversity and customer service in creating sustainable value; and drive our future growth.

Shareholder goals include specific measurements of profit/return (EPS, ROE); growth (revenue growth, billed business growth); expense containment (operating expense growth and lending write-off rates); and customer service. See page 31.

Employee goals include succession planning for key roles, improved workplace culture and diversity, and validation of program efficacy through external recognition.

Customer/strategic and transformational goals include revenue diversity (e.g., obtaining new fee-based revenue); international expansion (e.g., billed business growth and net income contribution from international), customer segment expansion, including number of Coalition Loyalty Collectors, customers across Enterprise Growth businesses and transaction volume for new reloadable card products, and expansion of our commerce-related businesses (e.g., Small Business Saturday).

We believe it is crucial to embed compliance and risk management in all our business processes, including goal setting. The framework adopted by the Compensation Committee provides that it will consider compliance and risk management goals (acceptable return on economic capital, the promotion of error-free products and processes, and our risk/control and compliance environment) in evaluating performance.

PHASE 2—DETERMINE TARGET AIA AND LONG-TERM INCENTIVE AWARD, AS WELL AS PAYOUT RANGE

The Compensation Committee considered Mr. Chenault’s prior years’ compensation as well as market data as reference points to determine the following target AIA and LTIA for 2013 performance:

COMPENSATION ELEMENT	TARGET
AIA	$6.625 million
Performance Grant award	$5.125 million
Equity (Performance RSU and Stock Options)	$8.250 million

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Chenault’s base salary was fixed at $2 million (unchanged since 2010).

Based on its review of 2013 performance, the Compensation Committee could award a payout range from 0 percent to 125 percent of the target amounts set out above, depending on the company’s financial results as well as the Compensation Committee’s assessment of the CEO’s performance against goals. Further, the Compensation Committee determined that it may adjust the final performance score downwards or upwards (but not exceeding the 125 percent maximum) by 5-10 percent to specifically reflect the impact of the risk/control and compliance assessment.

PHASE 3—SCORE CEO PERFORMANCE AND SET FINAL TDC

In January 2014, the Compensation Committee awarded Mr. Chenault TDC of $24,400,000 for performance year 2013, 11 percent higher than his 2012 compensation. The Compensation Committee considered strong performance against specific goals as well as Mr. Chenault’s overall leadership contributions to the success of American Express in determining his TDC. Mr. Chenault’s final TDC was determined using the following three steps:

Step 1 – Determine AIA

In January 2014, the Compensation Committee determined a performance score for each of the CEO goals, resulting in an AIA award of $7.95 million (120 percent of target). The Compensation Committee determined the final performance score as follows:

GOAL	2013 PERFORMANCE	ASSESSMENT

Shareholder (50% overall weighting)

• Actual EPS of $4.88 was toward the upper end of 2013 target range of $4.74-$4.94; 2012 adjusted EPS[5] was $4.40

• Actual ROE of 27.8% exceeded 2013 target (26.0%); 2012 adjusted ROE[5] was 26.1%

• FX-adjusted billed business growth of 8.3% exceeded target (8.0%)

• Adjusted operating expense growth of 0% was better than target (3.0%)[6]

• FX-adjusted revenue growth[7] of 5.4% was below target (7.0%), but outpaced many card issuing peers

• Customer Service exceeded target (as measured by the “Recommend to a Friend” score)

• One-year TSR of 60%, which was 28 percentage points above S&P 500 and 24 percentage points above S&P Financials index

• Net write-off rate of 1.8% was better than the 2013 target of 2.1-2.4%

Significantly Above Target

[5]	See footnote 3 on page 20
[6]	Operating expenses include salaries and employee benefits, professional services, occupancy and equipment, and other, net. The growth rate of adjusted total operating expenses, a non-GAAP measure, excludes Q4 ’12 restructuring charges from total operating expenses; please refer to Annex B for further discussion on the determination of this amount.
[7]	See footnote 1 on page 3

COMPENSATION DISCUSSION AND ANALYSIS

GOAL	2013 PERFORMANCE	ASSESSMENT

Employee (25% overall weighting)

•  Succession planning for key roles aligned with board expectations

•  Diversity targets were met and talent measures were on target

•  The company continued to be recognized as an Employer of Choice, globally; recognized on seven U.S. surveys as an employer of choice, including Working Mother and Fortune; internationally recognized in nine countries as a top employer

At Target
Customer/ Transformation (25% overall weighting)

•  Channeled investment into potential opportunities in Loyalty Partner, Bluebird and Serve

•  Expanded Loyalty Partner and ended 2013 ahead of plan on customer growth

•  LoyaltyEdge revenue grew by three times over 2012, driven by the launch of Wells Fargo in September 2013 and by a rapid expansion of loyalty programs managed for First National Bank of Omaha and FedEx

•  Availability of Serve was increased to 22,000 retail locations (including CVS, Family Dollar, Fred’s Stores, Office Depot and Walgreens), with a cash reload network of 14,000 locations

•  Significant progress was made towards international goals, including better than targeted billings growth internationally

•  Enterprise Growth Group brought in a cumulative total of 7 million customers (includes accounts in pending status) and $4.8 billion in load and transaction volume (both including Lianlian); 87% of Bluebird customers were new to the company’s franchise and 46% were under the age of 35, supporting our goal of broadening our customer base

•  Made progress toward goal of becoming a facilitator of commerce to connect buyers and sellers in creative ways, while providing exceptional value to both (e.g., Small Business Saturday)

Above Target

The Compensation Committee approved a total AIA payout of 120 percent of target ($7,950,000) considering the above Shareholder, Employee, and Customer/Transformation results as well as the company’s strong relative performance against our major competitors, including industry-best credit performance. The Compensation Committee also considered the company’s risk management governance including return on economic capital performance as well as relative TSR performance, compared to S&P 500 and S&P Financials indices.

Step 2 – Determine LTIA

Based on the company’s 2013 performance (as assessed in Step 1 above), the Compensation Committee awarded Mr. Chenault Portfolio Grant awards equal to 100 percent of target, or $5,125,000, and equity awards equal to 113 percent of target, or $9,325,000. These awards tie actual compensation to future performance and shareholder outcomes. See page 26 for how these awards work.

Step 3 – Review TDC and Pay Mix

After taking into account the company’s financial performance and evaluating Mr. Chenault’s performance against goals as well as his leadership contributions, the Compensation Committee determined that the CEO’s TDC of $24.4 million—an increase of 11 percent from his 2012 TDC—was appropriate. To further emphasize long-term and sustained performance, the Compensation Committee determined that $1.95 million of Mr. Chenault’s AIA should be paid in RSUs instead of cash.

The following chart provides more information on Mr. Chenault’s TDC for 2013 performance and compares it with his 2012 TDC.

COMPENSATION DISCUSSION AND ANALYSIS

CEO Total Direct Compensation

Note Regarding 2013 TDC Decisions and Summary Compensation Table

It is important to recognize that the way the Compensation Committee presents TDC in the charts that follow is different from the SEC-required disclosure in the Summary Compensation Table (SCT) and is not a substitute for the information in that table (shown on page 43). Rather, it is intended to show how the Compensation Committee linked NEOs’ TDC and its components to the company’s 2013 performance results.

There are two principal differences between the SCT and the charts below. First, the SCT shows equity awards granted in January 2013 for 2012 performance as 2013 compensation, whereas the chart below shows January 2014 equity awards as 2013 compensation. Second, the SCT shows RSUs granted in January 2013 as part of Mr. Chenault’s AIA for 2012 performance as 2013 compensation, whereas the chart below shows the AIA awards granted in January 2014 for 2013 performance as 2013 compensation, regardless of the payout timing.

CEO TOTAL DIRECT COMPENSATION ($ MILLIONS)

Mr. Chenault’s TDC for 2013 performance was $24.4 million — a $2.4 million (11 percent) increase from his 2012 TDC

In addition to performance against specific goals, the Compensation Committee also considered Mr. Chenault’s overall leadership contributions in determining his TDC. These contributions included Mr. Chenault’s leadership in defining and executing strategies to:

•	Deliver consistent, sustainable growth and value for shareholders

•	Drive business growth in an uneven economy

•	Contain operating expenses

•	Allocate investment to grow the core business and expand into new sectors

•	Drive product and digital innovation

•	Strengthen the company’s risk management governance and enhance the risk management culture

•	Create a workplace culture that attracts and retains the best talent

•	Build confidence in the American Express brand and help shape public policies that affect the overall payments industry

COMPENSATION DISCUSSION AND ANALYSIS

OTHER NAMED EXECUTIVE OFFICERS’ TDC

The CEO’s recommendations for the other NEOs were based on his review of performance and our pay mix guidelines.

The following information provides highlights of specific individual and business performance considered in the pay recommendations for the other NEOs. When approving pay decisions for the other NEOs, the Compensation Committee also considered the overall performance of the company. Included below are the Compensation Committee’s TDC decisions for each NEO for performance year 2013.

EDWARD P. GILLIGAN, PRESIDENT

Mr. Gilligan has been the Head of the Global Consumer and Small Business Card Issuing, Global Merchant Services, Network, and Global Banking businesses at American Express Company since October 2009. His 2013 achievements included:

•	Delivered strong financial results in support of the company’s growth through strong billings, revenue, and net income growth, and best-in-class credit performance

•	Restructured the organization to drive synergies and implemented key business transformation initiatives across the organization that yielded significant benefits

•	Continued to expand the American Express franchise internationally, through new bank issuing and acquiring partnerships and new products, in addition to the effective management of Loyalty Partner

•	Launched a number of new, high-impact initiatives to enhance our customers’ digital experiences

•	Led company efforts to comply with safety and soundness targets for the global banks, while implementing continuous process improvements

STEPHEN J. SQUERI, GROUP PRESIDENT, GLOBAL CORPORATE SERVICES

Mr. Squeri has served as the Group President for Global Corporate Services since November 2011. He is responsible for Global Commercial Services, which consists of the Global Corporate Payments and Global Business Travel organizations, as well as Global Services, our shared services organization consisting of World Service, Global Business Services, Technologies, and Global Credit Administration. His 2013 achievements included:

•	Delivered strong financial results including robust earnings growth in Global Commercial Services

•	Delivered superior customer service, as evidenced by improved customer satisfaction metrics and the receipt of our seventh consecutive J.D. Power and Associates award in the United States

•	Led companywide restructuring initiatives and exceeded operating expense targets across Global Commercial Services and Global Services

•	Initiated the Global Business Travel joint venture to accelerate the growth and transformation of the corporate travel business

•	Successfully completed the migration of all our applications to our new, state-of-the-art enterprise data center

•	Enabled multiple digital capabilities that yielded significant progress against our business objectives

DANIEL H. SCHULMAN, GROUP PRESIDENT, ENTERPRISE GROWTH

Mr. Schulman has served as the Group President for Enterprise Growth since August 2010. He is responsible for our global strategy to reach customers beyond our traditional card and travel businesses, including efforts to expand alternative mobile and online payment services, build new revenue streams, and foster greater financial inclusion among those excluded or poorly served by the traditional financial system. Mr. Schulman is also responsible for American Express Ventures and our $100 million Digital Commerce Initiative focused on investing in early stage startups. His 2013 achievements included:

•	Attracted millions of incremental new customers to American Express with new product launches

COMPENSATION DISCUSSION AND ANALYSIS

•	Relaunched American Express Serve, with availability in more than 22,000 retail locations and free cash reload at more than 14,000 retail locations; new product features include direct deposit, bill payment and financial management tools

•	Continued the growth of Bluebird, with more than 1 million accounts, nearly $2 billion in funds added, and approximately 87 percent of account cardholders new to American Express; new product features include pre-authorized check writing and FDIC insurance, which allows consumers to directly receive government payments

•	Continued expansion into international markets, including expansion of the partnership with the Lianlian Group to use the Serve platform to help power their digital infrastructure for consumer and business customers in China into nine Chinese provinces

•	Accelerated the growth of LoyaltyEdge, vente-privee USA, and Foreign Exchange Services

JEFFREY C. CAMPBELL, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Mr. Campbell has served as Executive Vice President and Chief Financial Officer since August 2013. He is responsible for leading the company’s Finance organization and representing American Express to investors, lenders and rating agencies. His achievements included:

•	Effectively communicated the company’s business and financial information to regulatory bodies and the financial community

•	Assisted in achieving operational costs target commitments aligned with the company’s risk-balanced plan

•	Ensured a strong financial and regulatory reporting control environment

•	Continued to strengthen capital planning processes consistent with regulatory requirements and managed the company’s CCAR and Basel programs to support the company’s capital, funding and liquidity plans

•	Exhibited leadership that impacted strategic and financial decisions

NEO TDC Decisions

The Compensation Committee’s TDC decisions for performance year 2013 are reflected in the table below. Overall, January 2014 TDC was higher than January 2013 TDC as a result of the company’s financial results and the NEOs’ performance.

NEOs TDC DECISIONS ($000s)

	E.P. GILLIGAN	S.J. SQUERI	D.H. SCHULMAN	J.C. CAMPBELL**

Base Salary	$ 1,450	$ 1,250	$ 1,100	$ 1,000
AIA	$ 4,525	$ 4,150	$ 4,025	$ 1,600
Equity—RSUs*	$ 2,730	$ 2,275	$ 2,348	$ 1,820
Equity—SOs*	$ 1,020	$ 850	$ 877	$ 680
PG (target value)	$ 1,600	$ 1,325	$ 1,500	$ 1,500
TDC	$ 11,325 (up 8% from January 2013)	$ 9,850 (up 3% from January 2013)	$ 9,850 (up 13% from January 2013)	$ 6,600

*	Similar to the CEO’s equity awards, other NEOs received RSUs that are earned based on three-year average ROE performance. For the total equity awards, an equal number of shares was delivered in the form of performance-vested RSUs and stock options.

**	Mr. Campbell joined the company in July 2013.

Offer Letter – Mr. Campbell

In connection with his employment offer letter with the company entered into on June 19, 2013, Mr. Campbell is entitled to an annual base salary of $1,000,000, a sign-on cash award of $4,000,000 payable over a period of two years, and sign-on grants to replace a portion of long-term incentives he forfeited at his prior employer as a result of joining the company. These grants are described in more detail on page 46 in the Grants of Plan-Based Awards table and on page 54 in the Potential Payments Upon Termination of Employment/CIC table.

COMPENSATION DISCUSSION AND ANALYSIS

DETERMINATION OF LTIA PAYOUTS FOR AWARDS MADE IN PRIOR YEARS

Portfolio Grants Awarded in January 2011 – Payout Based on 2011-2013 Performance

Portfolio Grant awards provide a cash incentive based on achievement of certain performance metrics over a three-year performance period. Portfolio Grants were awarded in January 2011 for the three-year performance period ending December 2013 (PG2011-13). In January 2014, the Compensation Committee determined the final payout for these Portfolio Grant awards at 105 percent of target. The performance metrics for PG2011-13 are shown below along with the results achieved during the period:

2011-13 PERFORMANCE METRIC AND WEIGHTING	THRESHOLD, TARGET AND MAXIMUM PERFORMANCE GOALS*	ACTUAL PERFORMANCE	PAYOUT CONTRIBUTION
Cumulative EPS (20%)	Threshold = $11.09 Target = $12.66 Maximum = $13.38	$12.86	21%
TSR vs. S&P 500 (30%)	Threshold < 9 percentage points below Index Target = At index Maximum ≥ 5 percentage points above Index	11% above Index	38%
Strategic Milestones (50%)		At or above target based on financial performance and Compensation Committee evaluation	50%
Consumer, Small Business, Merchant, and Network Services Businesses
• International Net Income (cumulative)	$4.9 billion
• Increase online spend across all products	12-15%
Global Services • Deliver superior service (measured by U.S. “Recommend to a Friend” score)	2.5 percentage point improvement over 2010
Enterprise Growth • Average annual growth of Global Payment Options revenue • Reach critical mass of Serve customers	At market growth rate Compensation Committee judgment
Preliminary Total 109% of target
Compensation Committee applied negative discretion to adjust the final payout to consider ongoing progress toward strategic milestones.
Final Payout 105% of target

*	Participants receive 0 percent of the award at threshold level, 100 percent of the award at target level, and 125 percent of the award at maximum level. Payout range for strategic milestones is 0-125 percent and actual payout is at the discretion of the Compensation Committee. Award payments were subject to negative adjustments based on risk results (e.g., Tier I Capital Ratio), but no such adjustments were made based on actual performance.

COMPENSATION DISCUSSION AND ANALYSIS

In the first quarter of 2013, the Compensation Committee approved payment of 33 percent of the PG2011-13 grants based on the achievement of a target level of performance at that date. The remaining value of the award was paid in the first quarter of 2014. The NEOs’ PG2011-13 grants resulted in the following payouts:

EXECUTIVE	PG2011-13 GRANT AMOUNT	PG2011-13 INTERIM (Q1 2013) PAYOUT	PG2011-13 FINAL (Q1 2014) PAYOUT**	TOTAL PAYOUT

K.I. Chenault	$5,125,000	$1,691,250	$3,690,000*	$5,381,250
E.P. Gilligan	$1,500,000	$ 495,000	$1,080,000	$1,575,000
S.J. Squeri	$1,000,000	$ 330,000	$ 720,000	$1,050,000
D.H. Schulman	$1,300,000	$ 429,000	$ 936,000	$1,365,000
D.T. Henry	$1,100,000	$ 363,000	$ 792,000	$1,155,000

*	Mr. Chenault’s payment was in the form of RSUs granted in January 2014 that vest one year from the grant date; one half of RSUs are payable in shares (which must be held until one year after retirement) and the other half are payable in cash.

**	An interim payment equal to 33 percent of the Grant Amount was made in the first quarter of 2013. The final payout recorded in this column is equal to 105 percent of the Grant Amount less the interim amount paid in Q1 2013.

The grant amounts of PG2011-13 were included in the Grants of Plan-Based Awards table in the 2012 proxy statement. The cash payouts made in January 2014 are included in the Summary Compensation Table on page 43 (non-equity incentive plan compensation for 2013). For Mr. Chenault, where the 2014 payout was made solely in the form of RSUs that vest one year after the grant, the grant amount of these RSUs will be included in the Summary Compensation Table next year, under stock awards.

RSUs Awarded in January 2011—Vesting Based on 2011-2013 Performance

Performance RSUs provide an opportunity for employees to receive Common Shares based on the company’s three year average ROE (as shown in the following table). Performance RSUs were awarded in January 2011 for the three-year performance period ending December 2013.

PERFORMANCE METRIC	PERFORMANCE LEVEL: 3-YEAR AVERAGE ROE	PAYOUT (% OF AWARD)

Average ROE for years 2011 to 2013	≥ 30%	125%
	28%	105%
	25% (Target)	100%
	22%	95%
	20%	75%
	10%	25%
	≤≤5%	0%

Given that average ROE for years 2011 to 2013 was above target at 26.2 percent (27.7 percent for 2011, 23.1 percent for 2012, and 27.8 percent for 2013), the Compensation Committee awarded a payout of 102 percent of target. This resulted in the vesting of the following number of shares for the NEOs:

EXECUTIVE	TARGET NUMBER OF SHARES	SHARES VESTED*

K.I. Chenault	135,981	138,700
E.P. Gilligan	47,799	48,754
S.J. Squeri	32,965	33,624
D.H. Schulman	41,206	42,030
D.T. Henry	30,492	31,101

* In addition to these amounts, deferred dividends were paid on the target number of shares in the first quarter of 2014.

COMPENSATION DISCUSSION AND ANALYSIS

Special Grant Stock Options Awarded in 2007 and 2008—Vesting Based on 2008-2013 Performance

The Compensation Committee awarded Mr. Chenault two Special Grants of 1,375,000 stock options each in November 2007 and January 2008. These Special Grants were contingent on the company’s financial performance over a six-year period from January 1, 2008 to December 31, 2013 and were based on financial targets established at pre-financial crisis levels. Vesting of the grants was subject to the company’s achievement of a minimum (1) EPS growth rate (compound annual growth rate of 12 percent or more per year), (2) revenue growth (compound annual growth rate of 8 percent or more per year), (3) ROE (average of 33 percent or more per year), and (4) relative TSR (1 percent above the S&P 500 compound annual growth rate) over this six-year period. Pages 27-29 of the proxy statement filed on March 11, 2008 provide additional information on these grants.

In January 2014 following completion of the performance period, the Compensation Committee reviewed the company’s performance and confirmed that the company’s TSR outperformed the S&P 500 TSR by 4.4 percentage points on an annualized basis over the performance period compared to the target of 2.5 percentage points, resulting in a payout of 25 percent of these grants (687,500 out of 2,750,000 options became exercisable). The remaining 75 percent of these stock options were forfeited.

HOW WE DISCOURAGE IMPRUDENT RISK TAKING

Our executive compensation program is structured to provide a balance of cash and stock; annual, medium-term, and long-term incentives; and financial, strategic, and stock performance measured over various time periods. It is designed to encourage the proper level of risk taking consistent with our business model and strategies. Our business and risk profile is different from other financial services firms; for example, we do not trade securities, derivatives, mortgages or other financial instruments. Our executive compensation program is designed to be consistent with the Federal Reserve Board’s principles for safety and soundness.

The following policies and procedures help discourage imprudent risk taking:

•	Annual risk goals: Our Chief Risk Officer sets annual risk goals for all business units and staff groups at the beginning of each year.

•	Monitoring of risk: We monitor return on economic capital and credit risk performance, and we assign control and compliance ratings to each business unit and staff group as part of our annual assessment of performance.

•	Adjustment of compensation: At year end, our Chief Risk Officer certifies to the Compensation Committee that actual results were achieved without taking imprudent risks. Larger losses are analyzed as part of the year-end process, and the Chief Risk Officer issues a year-end memorandum describing changes in the risk profile of the company. If deemed necessary, risk adjustments are made to company and business unit annual incentive funding levels as well as to individual incentive awards.

•	Cross-section of metrics: We assess performance against a cross-section of key metrics over multiple time frames to discourage undue focus on short-term results or on any one metric, and to reinforce risk balancing in performance measurement.

•	Deferred incentive compensation: At least 50 percent of incentive compensation for executive officers is deferred for at least three years with performance-based vesting.

•	Clawback policies: We maintain clawback policies that include a requirement that our CEO’s cash AIA is subject to clawback at the discretion of the Compensation Committee if the company does not achieve acceptable performance the next year.

•	Performance-based vesting: Performance RSUs are used in place of time-based RSUs for the company’s most senior employees.

•	Stock ownership and holding requirements: We have robust stock ownership requirements for our CEO and other NEOs (as described on page 40), including the retention of a portion of net shares for one year after stock option exercises and RSU vestings.

COMPENSATION DISCUSSION AND ANALYSIS

OTHER POLICIES AND GUIDELINES

Award Timing

Consistent with past practice, annual cycle LTIA awards were granted to NEOs on the Tuesday after the regularly scheduled January Compensation Committee meeting following the company’s public announcement of its financial results for the prior fiscal year. Our off-cycle LTIA awards (for new hires, mid-year promotions, etc.) are granted on pre-established grant dates. Mr. Campbell was hired in July 2013 and received his grant on a pre-determined grant date in July 2013.

Tax Treatment

Tax rules generally limit the deductibility of compensation paid to our NEOs to $1 million during any fiscal year unless such compensation is “performance-based.” In general, the company intends to structure its incentive compensation arrangements in a manner that would comply with these tax rules. However, the Compensation Committee maintains the flexibility to pay non-deductible incentive compensation if it determines it is in the best interest of the company.

Perquisites

We provide limited perquisites to support our objective to attract and retain talent for key positions, as well as to address security concerns. We provide a flexible cash perquisite allowance of $35,000, which executives can use for items such as financial and tax planning, and life and disability insurance.

Clawback Policies

We seek to recover, to the extent practicable, performance-based compensation from any executive officer and certain other members of senior management in those circumstances when:

•	The payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement; and

•	In the board’s view, the employee engaged in fraud or misconduct that caused or partially caused the need for the restatement, and a smaller amount would have been paid to the employee based upon the restated financial results.

Also, the cash portion of the CEO’s AIA is subject to clawback at the discretion of the Compensation Committee if the company does not achieve acceptable performance in the following year.

Further, the Dodd-Frank legislation mandates regulation to add additional clawback requirements, and the company will take appropriate steps to implement the final requirements under this legislation.

American Express also maintains a “detrimental conduct” policy covering approximately 600 employees globally, including the NEOs. Each executive is required to sign an agreement that requires the executive to forfeit unvested awards, and to repay the proceeds from some or all of his or her compensation issued under our incentive compensation program in the event the executive engages in conduct that is detrimental to the company. This compensation includes Equity and Portfolio Grant awards and, in the case of our executive officers, AIA that was received up to two years prior to employment termination. Detrimental conduct includes, but is not limited to, termination of employment for misconduct, working for certain competitors, soliciting company customers or employees for a period of time after termination, or disclosing confidential information.

COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

Our stock ownership guidelines require NEOs to own and maintain a substantial stake in the company. Our NEOs are required to accumulate a target number of shares (i.e., shares owned outright, not including unvested/unearned shares and unexercised stock options), and to retain a portion of the net after-tax shares received upon vesting or exercise of their equity awards as follows:

	STOCK OWNERSHIP GUIDELINES
		HOLDING REQUIREMENT
NEO	TARGET NUMBER OF SHARES	BEFORE TARGET MET	AFTER TARGET MET

K.I. Chenault*	500,000	75% of net shares until target number of shares is met	50% of net shares for one year
E.P. Gilligan	75,000
S.J. Squeri	75,000
D.H. Schulman	75,000
J.C. Campbell	75,000

*	In addition to these requirements, Mr. Chenault is required to hold, one year beyond his retirement from the company, a significant portion of his 2010-2013 year-end AIA and Portfolio Grant payouts delivered in RSUs.

With the exception of Mr. Schulman, who was hired in 2010, and Mr. Campbell, who was hired in 2013, all our NEOs own more than the target number of shares.

Hedging Policy and Pledging Restrictions

Our NEOs are not permitted to hedge their ownership of company securities, which includes entering into any derivative transaction on AXP shares (e.g., short sale, forward, option, collar). In addition, the company does not permit executive officers to pledge shares subject to stock ownership guidelines, including holding requirements, and has placed limitations on their ability to pledge other shares they may own.

Post-Employment Compensation

RETIREMENT BENEFITS

NEOs receive retirement benefits through the following plans:

•	Retirement Savings Plan (RSP): A qualified 401(k) savings plan available to all eligible employees.

•	Retirement Restoration Plan (RRP): A nonqualified savings plan that makes up 401(k) benefits that would otherwise be lost as a result of U.S. tax limits.

As part of NEOs’ planning for retirement and other long-term financial needs, we have provided them an annual opportunity under a nonqualified deferred compensation plan to defer a portion of their base salary and AIA payout. The total annual deferral is limited to 100 percent of base salary.

NEOs (except Mr. Schulman and Mr. Campbell) also continue to earn interest on outstanding account balances under the American Express Retirement Plan, which was closed to new entrants and frozen for additional accruals in 2007. All retirement benefits are more fully described under Retirement Plan Benefits on page 50 and under Nonqualified Deferred Compensation on page 51.

SEVERANCE

SENIOR EXECUTIVE SEVERANCE POLICY

The company has an executive severance policy instead of individual severance or employment agreements. Under the Senior Executive Severance Policy, NEOs who are terminated involuntarily (except in cases of misconduct) receive cash severance benefits equal to two years of base salary and AIA and also receive a pro rata AIA payment for the year of termination. Severance payments are made in installments, except in certain terminations following a change in control, when payment is made in a lump sum, and the pro rata AIA is paid at the same time as all other employees.

COMPENSATION DISCUSSION AND ANALYSIS

LTIAs continue to vest during the severance period, unless the executive begins full-time, outside employment. NEOs may continue to be covered under certain of our compensation and benefit plans during the severance period. U.S.-based NEOs who are age 65 or older are not eligible for severance unless the Compensation Committee specifically approves severance for such an executive.

To protect shareholders and our business model, executives are required to comply with non-compete, non-solicitation, confidentiality, and non-denigration provisions during the period of time they are receiving severance. Our uniform severance policy helps to avoid individual treatment and provides an important enforcement mechanism for these protections. The Compensation Committee must pre-approve severance for an executive officer.

SEVERANCE TERMS

MR. CAMPBELL

Under the terms of Mr. Campbell’s offer letter, to the extent that his employment is terminated prior to August 8, 2014, he will receive a notice period through that date and his severance period will commence on the day following expiration of the notice period.

MR. HENRY

As previously disclosed in May 2013, the company and Mr. Henry mutually agreed on a time table for, and flexibility during, the transition to a new CFO. The company and Mr. Henry mutually agreed to end his employment effective October 5, 2013. Mr. Henry received the benefits he was entitled to receive in accordance with the terms of the Senior Executive Severance Policy which are described above and under Post-Employment Payments – Mr. Henry on page 57. Under an agreement with the company entered into on September 18, 2013, Mr. Henry agreed to certain non-competition, non-solicitation, and confidentiality covenants for the benefit of the company, and a general release of claims against the company.

CHANGE IN CONTROL BENEFITS

The company provides change in control (CIC) benefits to encourage executives to consider the best interests of shareholders by stabilizing any concerns about their own personal financial well-being in the face of a potential CIC of the company. Some key CIC provisions were implemented in 2011 based on shareholder input and changing market trends:

•	All LTIAs granted after December 31, 2010 require employment termination (“double trigger”) following a CIC before these awards will vest.

•	We no longer provide excise tax reimbursements and gross-up payments in the case of a CIC (in the case of LTIAs, applies to grants after December 31, 2010).

In the event of certain employment terminations in connection with a CIC, executives also receive cash severance described above under Severance and other benefits. Detailed information is provided under Potential Payments Upon Termination or Change in Control (CIC) on page 53.

COMPENSATION DISCUSSION AND ANALYSIS

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation and Benefits Committee recommended to the board of directors, and the board of directors approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND BENEFITS COMMITTEE

Robert D. Walter, Chairman

Ursula M. Burns

Peter Chernin

Samuel J. Palmisano

Ronald A. Williams

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

In January 2014, the Compensation Committee awarded Mr. Chenault 2013 Total Direct Compensation (TDC) of $24,400,000, 11 percent higher than 2012 TDC. The following Summary Compensation Table (SCT) summarizes the compensation of our NEOs for the year ended December 31, 2013 using the SEC-required disclosure rules. It is important to recognize that 2013 TDC determined by the Compensation Committee is different than amounts disclosed below using the SEC-required disclosure rules. See page 33 for key differences between the SCT and TDC awarded by the Compensation Committee for 2013.

SUMMARY COMPENSATION TABLE (1)

NAME	YEAR	SALARY ($)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)

K.I. Chenault Chairman and Chief Executive Officer	2013	$2,000,000	$6,000,000	$10,486,267	$2,079,871	$0	$125,658	$1,145,624	$21,837,420
	2012	$2,000,000	$4,000,000	$18,864,985	$2,159,907	$0	$478,945	$987,897	$28,491,734
	2011	$2,000,000	$2,000,000	$15,274,191	$2,193,374	$0	$548,290	$1,022,836	$23,038,691

E.P. Gilligan President	2013	$1,450,000	$4,525,000	$2,418,842	$731,099	$1,080,000	$0	$539,971	$10,744,912
	2012	$1,450,000	$4,350,000	$2,620,562	$929,413	$495,000	$266,338	$564,823	$10,676,136
	2011	$1,450,000	$4,750,000	$2,128,967	$770,998	$3,800,000	$210,948	$2,779,172	$15,890,085

J.C. Campbell* Executive Vice President and Chief Financial Officer	2013	$461,538	$1,600,000	$5,508,922	$1,990,889	$0	$0	$907,771	$10,469,120
	2012	—	—	—	—	—	—	—	—
	2011	—	—	—	—	—	—	—	—

S.J. Squeri Group President Global Corporate Services	2013	$1,250,000	$4,150,000	$2,500,586	$674,386	$720,000	$0	$379,355	$9,674,327
	2012	$1,201,923	$3,775,000	$1,845,436	$654,506	$330,000	$103,185	$351,948	$8,261,998
	2011	$1,000,000	$4,000,000	$1,468,261	$531,725	$1,200,000	$81,999	$341,383	$8,623,368

D.H. Schulman Group President Enterprise Growth	2013	$1,100,000	$4,025,000	$2,119,690	$630,258	$936,000	$0	$278,325	$9,089,273
	2012	$1,100,000	$3,550,000	$1,845,436	$654,506	$429,000	$0	$309,240	$7,888,182
	2011	$1,100,000	$4,000,000	$1,835,315	$664,653	$1,560,000	$0	$202,573	$9,362,541

D.T. Henry ** Former Executive Vice President and Chief Financial Officer	2013	$653,846	$2,086,986	$1,420,974	$478,996	$792,000	$26,411	$549,743	$6,008,956
	2012	$850,000	$2,750,000	$1,402,563	$497,435	$363,000	$35,244	$333,686	$6,231,928
	2011	$850,000	$3,050,000	$1,358,114	$491,836	$1,320,000	$49,462	$384,372	$7,503,784

*	For Mr. Campbell, amounts in the table above reflect partial year cash compensation as he was hired on July 15, 2013.

**	For Mr. Henry, amounts in the table above reflect partial year cash compensation in connection with the end of his employment effective October 5, 2013.

(1)	Amounts shown are not reduced to reflect the NEOs’ elections, if any, to defer receipt of base salary, bonus, or non-equity incentive plan compensation under our deferred compensation programs.

(2)	The amounts in this column reflect AIA cash payments made for annual performance. For Mr. Chenault, $1.95 million out of $7.95 million of his 2013 AIA is paid in the form of RSUs granted in January 2014 that vest one year from the grant date, subject to performance conditions. One half of these RSUs are payable in cash and the other half are payable in shares (which must be held until one year after retirement).

(3)	Represents the aggregate grant date fair value of the awards pursuant to FASB ASC Topic 718. Additional details on accounting for stock-based compensation can be found in Note 20 “Stock Plans” to our Consolidated Financial Statements contained in our 2013 Annual Report to Shareholders.

With respect to the RSU awards, the grant date fair value included in the Summary Compensation Table above is based upon performance against the average ROE target during the three-year performance period and assumes that target performance is achieved. The target value of the RSU awards for Messrs. Chenault, Gilligan, Campbell, Squeri, Schulman and Henry is $6,170,078, $2,168,855, $5,508,922, $2,000,611, $1,869,703 and $1,420,974, respectively (included above), and the maximum value as of the grant date assuming the highest level of performance will be achieved for Messrs. Chenault , Gilligan, Campbell, Squeri, Schulman and Henry is $7,712,567, $2,711,039, $6,886,134, $2,500,764, $2,337,098 and $1,776,188, respectively.

EXECUTIVE COMPENSATION TABLES

A significant portion of Mr. Chenault’s total direct compensation is delivered in the form of equity that is deferred. The table below provides detail on the RSUs included in the stock awards column:

	2013	2012	2011

Annual RSU award granted in January for performance in the prior year*	$6,170,078	$6,090,046	$6,056,594
Portion of AIA awarded in RSUs in January for performance in the prior year*	$2,624,955	$6,624,980	$3,125,000
Payment of PG award in the form of RSUs. Amount in column reflects the RSUs granted in January with respect to PG awards whose performance periods ended the prior year	$1,691,234	$6,149,959	$6,092,597
Total	$10,486,267	$18,864,985	$15,274,191
*	For example, 2013 amount shows RSU awarded in January 2013 for 2012 performance.

(4)	For 2013, the amounts in this column reflect the cash payment made to the NEO in respect of final payment toward the PG2011-13 awards granted in 2011, in accordance with award terms. For Mr. Chenault, the 2013 amount excludes payment of $3.69 million, which was made in the form of RSUs granted in January 2014 that vest one year from the grant date, subject to performance conditions. One-half of these RSUs are payable in cash and the other half are payable in shares (which must be held until one year after retirement).

(5)	The amounts in this column reflect the actuarial increase or decrease in the present value of the NEOs’ benefits under all defined benefit pension plans established by the company. The amounts also include the impact of changes in the interest rate environment during the year, which is used to measure the present value. When interest rates rise, as they did during 2013, this can decrease the present value. As a result, for Mr. Gilligan and Mr. Squeri, this value was negative $101,795 and negative $39,192, respectively, and therefore it is not reflected in the table above.

(6)	See the All Other Compensation Table below for additional information.

The table below shows the components of the amounts included for each NEO under the All Other Compensation column in the Summary Compensation Table.

ALL OTHER COMPENSATION TABLE

NAME	YEAR	PERQUISITES AND OTHER PERSONAL BENEFITS ($)(1)	TAX PAYMENTS/ REIMBURSEMENTS ($)(2)	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS ($)(3)	EXECUTIVE LIFE INSURANCE ($)(4)	DIVIDENDS AND DIVIDEND EQUIVALENTS ($)(5)	OTHER PAYMENTS ($) (6)	TOTAL ($)

K.I. Chenault	2013	$358,956	$0	$560,000	$4,813	$221,855	N/A	$1,145,624
	2012	$368,647	$0	$442,500	$4,340	$172,410	N/A	$987,897
	2011	$395,439	$0	$570,000	$3,939	$53,458	N/A	$1,022,836

E.P. Gilligan	2013	$105,251	$0	$406,000	$2,258	$26,462	N/A	$539,971
	2012	$89,040	$0	$384,250	$2,100	$89,433	N/A	$564,823
	2011	$108,942	$2,152,743	$413,250	$1,958	$102,279	N/A	$2,779,172

J.C. Campbell	2013	$433,441	$472,606	$0	$1,724	$0	N/A	$907,771
	2012	—	—	—	—	—	—	—
	2011	—	—	—	—	—	—	—

S.J. Squeri	2013	$79,814	$0	$293,750	$2,313	$3,478	N/A	$379,355
	2012	$79,489	$0	$242,212	$2,150	$28,097	N/A	$351,948
	2011	$69,205	$0	$240,000	$2,003	$30,175	N/A	$341,383

D.H. Schulman	2013	$82,906	$0	$176,000	$7,740	$11,679	N/A	$278,325
	2012	$94,277	$0	$159,500	$4,140	$51,323	N/A	$309,240
	2011	$70,741	$0	$31,413	$4,201	$96,218	N/A	$202,573

D.T. Henry	2013	$68,201	$0	$129,135	$6,075	$18,791	$327,541	$549,743
	2012	$75,132	$0	$186,750	$5,392	$66,412	N/A	$333,686
	2011	$70,955	$0	$242,250	$4,813	$66,354	N/A	$384,372

(1)	See the Perquisites and Other Personal Benefits table below for additional information regarding the components of this column.

(2)

For Mr. Gilligan, who was on international assignment in London until July 2009, trailing tax equalization payments and/or reimbursements have been made and recorded following termination of his assignment in 2009 to address any foreign tax obligations relating to income received, awarded or earned during his assignment. These payments and reimbursements are made under a policy that applies to all employees on international assignment and is designed to facilitate these assignments by covering taxes over and above taxes that these employees would have incurred had they remained in their home countries. In 2013, Mr. Gilligan received a net foreign tax credit of approximately $0.65 million relating to payments made by the company on his behalf in previous years, which was returned to the company and is not reflected in the table above. The payments or reimbursements included in the amount shown that were paid or received in British Pound Sterling were converted to U.S. dollars based on the conversion rate as of the date paid, received or allocated. For Mr. Campbell, this amount is for tax payments made directly to the

EXECUTIVE COMPENSATION TABLES

applicable U.S. federal, state and local authorities for taxable relocation reimbursement and payments made to or on Mr. Campbell’s behalf which the Internal Revenue Service deems taxable based on the relocation program. The relocation program was provided in connection with Mr. Campbell’s employment with American Express which required him to relocate his residence from California to New York. The tax payments received by Mr. Campbell are available to all employees under the company’s relocation program.

(3)	This column reports company contributions to the NEOs’ accounts under the company’s Retirement Savings Plan (RSP) and the RRP-RSP Related Account. See pages 50-52 for a further description of the RSP and the RRP-RSP Related Account.

(4)	This column reports imputed income to the NEO under the company’s executive life insurance program.

(5)	This column reports dividends and dividend equivalents paid in connection with RSUs awarded to the NEO under the 1998 Incentive Compensation Plan (1998 Plan) or the 2007 Incentive Compensation Plan (2007 Plan). Beginning with awards granted in 2011, dividends and dividend equivalents on unvested RSUs granted to executive officers will be paid only if and when the underlying shares vest.

(6)	This column reports the payments paid to Mr. Henry in 2013 in connection with the end of his employment. For additional details, refer to Post Employment Payments – Mr. Henry on page 57.

PERQUISITES AND OTHER PERSONAL BENEFITS

NAME	YEAR	LOCAL AND OTHER TRAVEL BENEFITS ($)(1)	PERSONAL USE OF COMPANY AIRCRAFT ($)(1)(2)	FLEXIBLE PERQUISITE ALLOWANCE ($)	HOME SECURITY SYSTEM ($)	SECURITY DURING PERSONAL TRIPS ($)	INTERNA- TIONAL ASSIGNMENT ($)(3)	FILING FEE REIMBURSEMENT ($)(4)	RELOCATION EXPENSES ($)(5)	OTHER BENEFITS ($)(6)	TOTAL ($)

K.I. Chenault	2013	$19,852	$193,676	$35,000	$32,601	$18,841	N/A	$45,000	N/A	$13,986	$358,956
	2012	$16,623	$195,536	$35,000	$34,283	$76,241	N/A	N/A	N/A	$10,964	$368,647
	2011	$31,464	$200,000	$35,000	$30,906	$61,332	N/A	N/A	N/A	$36,737	$395,439

E.P. Gilligan	2013	$30,000	$11,277	$35,000	N/A	N/A	$28,234	N/A	N/A	$740	$105,251
	2012	$30,000	$7,115	$35,000	N/A	N/A	$14,715	N/A	N/A	$2,210	$89,040
	2011	$30,000	$0	$35,000	$0	N/A	$43,180	N/A	N/A	$762	$108,942

J.C. Campbell	2013	$15,000	$0	$17,500	N/A	N/A	N/A	N/A	$377,055	$23,886	$433,441
	2012	—	—	—	—	—	—	—	—	—	—
	2011	—	—	—	—	—	—	—	—	—	—

S.J. Squeri	2013	$30,000	$0	$35,000	N/A	N/A	N/A	N/A	N/A	$14,814	$79,814
	2012	$30,000	$0	$35,000	N/A	N/A	N/A	N/A	N/A	$14,489	$79,489
	2011	$30,000	$0	$35,000	$0	N/A	N/A	N/A	N/A	$4,205	$69,205

D.H. Schulman	2013	$30,000	$8,406	$35,000	N/A	N/A	N/A	N/A	N/A	$9,500	$82,906
	2012	$30,000	$22,254	$35,000	N/A	N/A	N/A	N/A	N/A	$7,023	$94,277
	2011	$30,000	$0	$35,000	$0	N/A	N/A	N/A	N/A	$5,741	$70,741

D.T. Henry	2013	$30,000	$0	$35,000	N/A	N/A	N/A	N/A	N/A	$3,201	$68,201
	2012	$30,000	$0	$35,000	N/A	N/A	N/A	N/A	N/A	$10,132	$75,132
	2011	$30,000	$0	$35,000	$0	N/A	N/A	N/A	N/A	$5,955	$70,955

(1)	For 2013, local and other travel benefits include local travel allowance for NEOs other than Mr. Chenault. For Mr. Chenault, the company’s security policy adopted by the Audit and Compliance Committee of the board requires him to use for all travel purposes, to the maximum extent practicable, the automobiles and aircraft provided by the company to executives for business travel. The calculation of incremental cost for personal use of company-owned automobiles and aircraft is based on the variable cost to the company of operating the automobiles and aircraft and includes, among other things, fuel costs, maintenance costs, and, in the case of aircraft, the cost of trip-related crew hotels and meals, and landing and ground handling fees. The calculation does not include fixed costs that would have been incurred regardless of whether there was any personal use of the automobiles or aircraft (e.g., purchase costs and depreciation, driver and flight crew fixed salaries and benefits, insurance costs, etc.).

(2)	Effective January 1, 2010, the company requires reimbursement by Mr. Chenault for incremental cost in excess of $200,000 per year for travel on company aircraft that is deemed by the SEC to be personal use, including use to travel to outside board meetings. Messrs. Gilligan’s and Schulman’s 2013 amounts are in connection with personal travel in accordance with appropriate approvals.

(3)	The amount shown includes expatriate services and allowances in connection with Mr. Gilligan’s repatriation to the United States, due to his international assignment. The services received by Mr. Gilligan apply to all employees on international assignment. Services and allowances included in the amounts shown that were paid or received in British Pound Sterling were converted to U.S. dollars based on the conversion rate as of the date paid, received or allocated.

(4)	This column reflects reimbursement by the company of the fee paid by Mr. Chenault in connection with a governmental filing required to be made as a result of his being an executive officer and the level of his equity holdings in the company.

EXECUTIVE COMPENSATION TABLES

(5)	The amount shown includes taxable relocation reimbursements and payments, excluding tax payments. These payments were made in connection with Mr. Campbell’s employment with American Express which required that he relocate his residence from California to New York. The reimbursements and payments received by Mr. Campbell are available to all employees under the company’s relocation program.

(6)	This column reports the total amount of other perquisites and personal benefits provided, none of which individually exceeded the greater of $25,000 or 10 percent of the total amount of all perquisites and other personal benefits reported for the NEO. These other benefits consist of office parking, reimbursement for certain information technology, cost associated with employee recognition programs, and cost of certain meals from the company’s dining facilities. For Mr. Campbell, this also includes professional fees incurred with respect to his employment offer letter. In addition to the perquisites and other benefits described in the table and footnotes above, our NEOs also receive occasional secretarial support with respect to personal matters and may, on occasion, use the company’s tickets for sporting and entertainment events for personal rather than business purposes. We incur no incremental cost for the provision of such additional benefits.

Grants of Plan-Based Awards

The following table provides information on SO, RSU and PG awards granted to each of our NEOs in 2013 under the 2007 Plan. There can be no assurance that the grant date fair value of awards will ever be realized by the NEOs.

GRANTS OF PLAN-BASED AWARDS

				ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)
NAME	AWARD TYPE (1)	GRANT DATE	APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	EXERCISE PRICE OR BASE PRICE OF OPTION AWARDS ($/SH)(3)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(4)

K.I. Chenault	PG2013-15	1/29/2013	1/29/2013	$0	$5,125,000	$6,406,250
	SO	1/29/2013	1/29/2013					103,786		$59.45	$2,079,871
	RSU	1/29/2013	1/29/2013				0	103,786	129,732		$6,170,078
	RSU	1/29/2013	1/29/2013					72,602			$4,316,189

E.P. Gilligan	PG2013-15	1/29/2013	1/29/2013	$0	$1,500,000	$1,875,000
	SO	1/29/2013	1/29/2013					36,482		$59.45	$731,099
	RSU	1/29/2013	1/29/2013				0	36,482	45,602		$2,168,855
	RSU	1/29/2013	1/29/2013					4,205			$249,987

J.C. Campbell	PG2012-14	7/31/2013	6/11/2013	$0	$3,000,000	$3,750,000
	PG2013-15	7/31/2013	6/11/2013	$0	$1,500,000	$1,875,000
	SO	7/31/2013	6/11/2013					24,892		$73.77	$663,621
	SO	7/31/2013	6/11/2013					49,785		$73.77	$1,327,268
	RSU	7/31/2013	6/11/2013				0	24,892	31,115		$1,836,283
	RSU	7/31/2013	6/11/2013				0	49,785	62,231		$3,672,639

S.J. Squeri	PG2013-15	1/29/2013	1/29/2013	$0	$1,325,000	$1,656,250
	SO	1/29/2013	1/29/2013					33,652		$59.45	$674,386
	RSU	1/29/2013	1/29/2013				0	33,652	42,065		$2,000,611
	RSU	1/29/2013	1/29/2013					8,410			$499,975

D.H. Schulman	PG2013-15	1/29/2013	1/29/2013	$0	$1,300,000	$1,625,000
	SO	1/29/2013	1/29/2013					31,450		$59.45	$630,258
	RSU	1/29/2013	1/29/2013				0	31,450	39,312		$1,869,703
	RSU	1/29/2013	1/29/2013					4,205			$249,987

D.T. Henry	PG2013-15	1/29/2013	1/29/2013	$0	$1,200,000	$1,500,000
	SO	1/29/2013	1/29/2013					23,902		$59.45	$478,996
	RSU	1/29/2013	1/29/2013				0	23,902	29,877		$1,420,974

(1)	PG Awards. These awards link compensation to our financial and strategic performance over a three-year performance period. The goals for the performance period are based 50 percent on financial and stock performance metrics and 50 percent on strategic milestones. The company discloses the specific performance metric goals as well as the actual performance of each PG award at the end of the performance period so that shareholders can assess the appropriateness thereof. The company does not disclose the goals at the time of grant because of competitive sensitivity. The potential award payout is determined based on a table of possible performance and earned payout levels, including a cap on the overall earned payout level. The actual payout could be higher or lower than the notional target value based on actual performance.

Restricted Stock Units. Except as specified otherwise, RSU awards will vest on the third anniversary of the grant date in an amount determined by performance against the average ROE target during the three-year performance period.

EXECUTIVE COMPENSATION TABLES

72,602 RSUs granted to Mr. Chenault are in connection with his 2012 AIA and the interim payout of PG2011-13 and will vest on the first anniversary of the grant date subject to the performance hurdle of positive Net Income over the vesting period. One half of these RSUs is payable in cash and the other half is payable in shares (which must be held until one year after retirement). Dividend equivalents on RSUs will accrue but will not be paid unless and until the underlying shares vest.

4,205 RSUs granted to Mr. Gilligan and Mr. Schulman and 8,410 of the RSUs granted to Mr. Squeri are in connection with their 2012 AIA payout. These RSUs are deferred for three years from the grant date, subject to positive Cumulative Net Income performance but not to continued employment.

24,892 RSUs granted to Mr. Campbell on July 31, 2013 will vest on January 29, 2016 subject to company’s ROE performance hurdle under the 2013-15 performance RSU grant.

Stock Options. The SOs have a ten-year term and 100 percent of these shares become exercisable on the third anniversary of the grant date, subject to positive Cumulative Net Income.

24,892 SOs granted to Mr. Campbell on July 31, 2013, will vest on January 29, 2016, subject to positive Cumulative Net Income.

All awards are subject to continuous employment with the company (except where specified otherwise), except that all awards may vest upon death, disability termination, retirement, or in certain circumstances in connection with a change in control of the company, as described on pages 53-57.

(2)	The amounts shown under these columns represent potential aggregate threshold, target and maximum payouts for achievement of threshold, target and maximum performance levels for awards granted. The threshold payout is zero, since it represents the level of performance for which no award would be earned. The “target” payout is equal to 100 percent of the NEO’s grant value, and represents the amount that may be paid for achieving the target level of performance across all performance goals. The “maximum” payout represents the amount that may be paid for achieving the maximum level of performance across all performance goals, subject to an overall cap on the payout amount.

(3)	The exercise price of the SOs is the closing price of the company’s common shares on the NYSE on the grant date.

(4)	Represents the aggregate grant date fair value of the awards pursuant to FASB ASC Topic 718. Additional details on accounting assumptions for stock-based compensation are described in the Summary Compensation Table.

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End 2013

The following table shows the number of shares covered by exercisable and unexercisable SOs and unvested RSUs granted under the 1998 Plan or the 2007 Plan held by our NEOs on December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013

	OPTION AWARD								STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (a)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (a)

K.I. Chenault	1/29/2013				103,786	(1)	$59.450	1/29/2023			108,975	(c)	$9,887,302
	1/29/2013										72,602	(e)	$6,587,179
	1/24/2012	30,926	(2)	92,780			$49.230	1/24/2022			129,891	(c)	$11,785,010
	1/27/2011	67,990	(2)	67,991			$44.540	1/27/2021			142,780	(c)	$12,954,429
	1/26/2010	488,188	(2)	162,730			$38.100	1/26/2020			13,452	(b)	$1,220,500
	1/29/2009	1,196,888	(2)	0			$16.710	1/29/2019
	1/31/2008	625,000	(2)	0			$49.130	1/30/2018
	1/31/2008	343,750	(4)	0			$49.130	1/30/2018
	11/30/2007	343,750	(4)	0			$58.980	11/30/2017
	1/25/2007	625,000	(2)	0			$57.770	1/25/2017
	1/23/2006	425,000	(2)	0			$51.865	1/22/2016

E.P. Gilligan	1/29/2013				36,482	(1)	$59.450	1/29/2023			38,306	(c)	$3,475,503
	1/29/2013										4,205	(d)	$381,520
	1/24/2012	13,307	(2)	39,924			$49.230	1/24/2022			55,892	(c)	$5,071,081
	1/27/2011	23,899	(2)	23,900			$44.540	1/27/2021			50,188	(c)	$4,553,557
	1/26/2010	171,259	(2)	57,087			$38.100	1/26/2020			4,757	(b)	$431,603
	10/30/2009	114,810	(5)	0			$34.840	10/30/2019
	1/29/2009	85,128	(2)	0			$16.710	1/29/2019
	1/31/2008	190,000	(2)	0			$49.130	1/30/2018
	7/31/2007	450,000	(3)	0			$58.540	7/31/2017
	1/25/2007	150,000	(2)	0			$57.770	1/25/2017

J.C. Campbell	7/31/2013				24,892	(6)	$73.770	7/31/2023			26,136	(c)	$2,371,319
	7/31/2013				49,785	(1)	$73.770	7/31/2023			52,274	(c)	$4,742,820

S.J. Squeri	1/29/2013				33,652	(1)	$59.450	1/29/2023			35,334	(c)	$3,205,854
	1/29/2013										8,410	(d)	$763,039
	1/24/2012	9,371	(2)	28,115			$49.230	1/24/2022			39,360	(c)	$3,571,133
	1/27/2011	16,482	(2)	16,483			$44.540	1/27/2021			34,613	(c)	$3,140,437
	1/26/2010	0		39,370(2)			$38.100	1/26/2020			3,281	(b)	$297,685
	10/30/2009	229,621	(5)	0			$34.840	10/30/2019
	1/31/2008	65,000	(2)	0			$49.130	1/30/2018
	1/25/2007	400,000	(3)	0			$57.770	1/25/2017

D.H. Schulman	1/29/2013				31,450	(1)	$59.450	1/29/2023			33,022	(c)	$2,996,086
	1/29/2013										4,205	(d)	$381,520
	1/24/2012	9,371	(2)	28,115			$49.230	1/24/2022			39,360	(c)	$3,571,133
	1/27/2011	20,603	(2)	20,603			$44.540	1/27/2021			43,266	(c)	$3,925,524
	8/31/2010	94,055	(2)	31,352			$39.870	8/31/2020			7,838	(b)	$711,142

D.T. Henry	1/29/2013				23,902	(1)	$59.450	1/29/2023			25,097	(c)	$2,277,051
	1/24/2012	7,122	(2)	21,368(7)			$49.230	1/24/2022			29,914	(c)	$2,714,097
	1/27/2011	15,246	(2)	15,246(7)			$44.540	1/27/2021			32,016	(c)	$2,904,812
	1/26/2010	3,346	(2)	34,449(7)			$38.100	1/26/2020			2,871	(b)	$260,486
	10/31/2007	95,000	(2)	0			$60.950	10/31/2017
	1/25/2007	27,500	(2)	0			$57.770	1/25/2017

EXECUTIVE COMPENSATION TABLES

Notes Relating to Option Awards

Exercisability of option awards is subject to continuous employment by the company, except that unvested awards may vest upon death, disability termination, retirement or change in control of the company (or for awards granted after December 2010, certain terminations in connection with a change in control), as described on pages 53-57.

(1)	These SOs vest 100 percent on the third anniversary of the grant date, subject to positive Cumulative Net Income performance in 2013-2015.

(2)	These SOs vest 25 percent on the first, second, third and fourth anniversaries of the grant date.

(3)	These SOs vest 25 percent on the third and fourth anniversaries of the grant date, and 50 percent on the fifth anniversary of the grant date.

(4)	These SOs constitute 25 percent of a Special Grant that became exercisable in January 2014 given the company’s TSR performance against the S&P 500 Index during the six-year performance period from January 1, 2008 through December 31, 2013. The remaining SOs under the Special Grant were forfeited. Further details of the Special Grant Stock Options are described on page 38.

(5)	These SOs vest 100 percent on the fourth anniversary of the grant date.

(6)	These SOs vest on January 29, 2016, subject to positive Cumulative Net Income performance in 2013-2015.

(7)	These SOs vest as described under (b) Retirement/Voluntary Resignation in the Potential Payments Upon Termination or Change in Control (CIC) table.

Notes Relating to Stock Awards

Except as otherwise indicated, vesting of stock awards is subject to continuous employment by the company, except that unvested awards may vest upon death, disability termination, retirement or change in control of the company (or for awards granted after December 2010, certain terminations in connection with a change in control), as described on pages 53-57. The vesting schedule of each award is subject to our achieving positive Cumulative Net Income from continuing operations over each vesting period, unless mentioned otherwise.

(a)	The market value of the stock awards is based on the closing price per share of our stock as of December 31, 2013, which was $90.73.

(b)	These awards vest 25 percent on each of the first, second, third and fourth anniversaries of the grant date.

(c)	These awards vest on the third anniversary of the grant date, subject to our achieving average annual ROE of 25 percent or more over the vesting period. The number of awards above reflects the assumption that ROE is at 28 percent of target and a payout at 105 percent is made based upon the trend in performance as of December 31, 2013. Mr. Campbell’s July 31, 2013 award of 26,136 RSUs will vest on January 29, 2016.

(d)	For Mr. Gilligan, Mr. Squeri and Mr. Schulman, these awards were granted in connection with their 2012 AIA payout and vest on the third anniversary of the grant date subject to positive Cumulative Net Income performance but not subject to continued employment.

(e)	These awards vest on the first anniversary of the grant date and a portion of these awards will be settled in cash.

Option Exercises and Stock Vested in 2013

The following table contains information about exercises of SOs by the NEOs and shares acquired by the NEOs upon the vesting of RSUs, in each case during 2013.

OPTION EXERCISES AND STOCK VESTED IN 2013

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)

K.I. Chenault	1,000,745	$ 23,566,292	272,946	$ 16,122,920
E.P. Gilligan	515,648	$ 18,815,882	38,757	$ 2,789,176
J.C. Campbell
S.J. Squeri	626,850	$ 16,370,463	3,281	$ 193,809
D.H. Schulman			7,838	$ 563,631
D.T. Henry	368,405	$ 10,001,622	81,610	$ 4,820,703

(1)	Amounts reflect the difference between the exercise price of the SO and the market price of our common stock at the time of exercise.

(2)	Amounts reflect the market value of our common stock on the day on which the RSUs vested.

EXECUTIVE COMPENSATION TABLES

Retirement Plan Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs under each of the American Express Retirement Plan and the American Express Retirement Restoration Plan (RRP).

PENSION BENEFITS 2013

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFITS ($)(1)	PAYMENTS DURING LAST FISCAL YEAR ($)

K.I. Chenault	Retirement Plan	32	$ 624,745	$ 0
	RRP-Retirement Plan Related Account		$ 7,646,239	$ 0
	Total		$ 8,270,984	$ 0

E.P. Gilligan	Retirement Plan	33	$ 402,600	$ 0
	RRP-Retirement Plan Related Account		$ 1,745,469	$ 0
	Total		$ 2,148,069	$ 0

J.C. Campbell	Retirement Plan	N/A	N/A	N/A
	RRP-Retirement Plan Related Account		N/A	N/A
	Total		N/A	N/A

S.J. Squeri	Retirement Plan	28	$ 291,586	$ 0
	RRP-Retirement Plan Related Account		$ 545,286	$ 0
	Total		$ 836,872	$ 0

D.H. Schulman	Retirement Plan	N/A	N/A	N/A
	RRP-Retirement Plan Related Account		N/A	N/A
	Total		N/A	N/A

D.T. Henry	Retirement Plan	23	$ 303,982	$ 0
	RRP-Retirement Plan Related Account		$ 552,047	$ 0
	Total		$ 856,029	$ 0

(1)	Present Value of Accumulated Benefits (PVAB) was determined using the same measurement date (December 31, 2013) and assumptions as used for financial reporting purposes:

• Discount rate equal to 4.15 percent

• RP 2000 White Collar Mortality Table projected as required by the Pension Protection Act

• Retirement age is assumed to be the normal retirement age as defined in the plan (age 65)

• Form of payment is the value of the cash balance account payable as a lump sum distribution upon retirement

• PVAB includes the value of the Metropolitan Life Insurance Company (MetLife) benefit described below, if applicable

RETIREMENT PLAN

The NEOs (except for Messrs. Schulman and Campbell) participate in the Retirement Plan, which is a defined benefit cash balance retirement plan. As a result of amendments made to the Retirement Plan in 2007, we discontinued benefit accruals, although the Retirement Plan continues to credit participants with interest on their outstanding account balances. The Retirement Plan sets the interest rate each year based on the average of the interest rates for certain five-year U.S. Treasury Notes, with a minimum interest rate of 5 percent. The maximum interest rate is the lower of 10 percent or the applicable interest rate shown in the Retirement Plan. For 2013 and 2014, the interest rate is 5 percent. In addition, benefits from the prior retirement plan, which was terminated in 1985, are payable through an insurance contract with MetLife and are included in the table above.

RRP-RETIREMENT PLAN RELATED ACCOUNT

Each RRP participant who participated in the Retirement Plan has a Retirement Plan Related Account for benefits that could not be provided under the Retirement Plan as a result of IRS limitations on tax-qualified plans. Compensation for RRP-Retirement Plan Related Account purposes included the same components of compensation as for the Retirement Plan. RRP-Retirement Plan Related Account benefits accrue and vest in a similar manner to benefits under the Retirement Plan. Participants may elect to receive payment of their RRP-Retirement Plan Related Account benefits in either a lump sum or annual installments over a period of five, ten or fifteen consecutive years. Lump-sum

EXECUTIVE COMPENSATION TABLES

payments are made on or about the January 1 or July 1 that is at least six months following the participant’s separation from service and installment payments commence on or about the July 1 of the calendar year following the year in which the participant separates from service.

As a result of amendments made to the RRP in 2007, no contributions generally are made to a participant’s RRP-Retirement Plan Related Account for any pay period ending on or after July 1, 2007. Participants continue to receive interest credits on their outstanding RRP-Retirement Plan Related Account balances at the same rate as on their Retirement Plan accounts. Generally, all participants who were employed as of July 1, 2007 became vested in their accrued benefits under the RRP-Retirement Plan as of that date.

Nonqualified Deferred Compensation

The following table shows the executive or company contributions, earnings, withdrawals and account balances for the NEOs in our RRP-RSP Related Accounts and our deferred compensation programs. These programs are unfunded, unsecured deferred compensation programs.

NONQUALIFIED DEFERRED COMPENSATION 2013

NAME	PLAN NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	COMPANY CONTRIBUTIONS IN LAST FY ($)(1)	AGGREGATE EARNINGS IN LAST FY ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)(3)

K.I. Chenault	RRP-RSP Related Account	N/A	$526,500	$984,043	$0	$4,865,127
	Deferred Compensation	$200,000	N/A	$750,125	$0	$26,961,797
	Total	$200,000	$526,500	$1,734,168	$0	$31,826,924

E.P. Gilligan	RRP-RSP Related Account	N/A	$398,000	$434,490	$0	$2,934,192
	Deferred Compensation	$507,500	N/A	$639,261	$0	$4,249,265
	Total	$507,500	$398,000	$1,073,751	$0	$7,183,457

J.C. Campbell	RRP-RSP Related Account	N/A	$0	$0	$0	$0
	Deferred Compensation	$10,327	N/A	$200	$0	$10,527
	Total	$10,327	$0	$200	$0	$10,527

S.J. Squeri	RRP-RSP Related Account	N/A	$285,750	$344,323	$0	$1,890,371
	Deferred Compensation	$208,692	N/A	$402,275	$0	$5,567,572
	Total	$208,692	$285,750	$746,598	$0	$7,457,943

D.H. Schulman	RRP-RSP Related Account	N/A	$155,600	$54,252	$0	$367,699
	Deferred Compensation	$219,750	N/A	$128,681	$0	$627,656
	Total	$219,750	$155,600	$182,933	$0	$995,355

D.T. Henry	RRP-RSP Related Account	N/A	$101,085	$(62)	$0	$1,493,894
	Deferred Compensation	$26,154	N/A	$(11,072)	$441,097	$398,459
	Total	$26,154	$101,085	$(11,134)	$441,097	$1,892,353

(1)	The amounts in this column are also included in the Summary Compensation Table on page 43 under “All Other Compensation.”

(2)	Earnings on RRP-RSP Related Account and Deferred Compensation balances are determined based on hypothetical investment of those account balances at the direction of the participant in the funds available under the RSP (other than the Self-Directed Brokerage Account). In addition to the investment funds in the RSP, a Market Interest Rate option is available for pre-2011 Deferred Compensation balances only. The Market Interest Rate option earns a rate of return based on the SEC defined market rate for deferred compensation for the year, which is 120 percent of the long-term Applicable Federal Rate for December of the preceding year.

(3)	Of the total amounts shown in this column, the following amounts have been reported as “Salary,” “Bonus,” or “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table in this proxy statement and prior years’ proxy statements: for Mr. Chenault, $9,404,790; for Mr. Gilligan, $2,922,500; for Mr. Schulman, $481,519; for Mr. Henry, $344,154; for Mr. Squeri, $1,968,692; and for Mr. Campbell, $10,327. The amounts in the preceding sentence do not include: 1) amounts deferred by each executive before becoming an NEO; and 2) amounts reported in prior years’ proxy statements as above-market earnings on deferred compensation.

EXECUTIVE COMPENSATION TABLES

RETIREMENT SAVINGS PLAN

Effective January 2010, all active participants, including the NEOs, were immediately 100 percent vested in the company matching contribution, which is generally up to 5 percent of total pay. We may also contribute an annual discretionary profit sharing amount (ranging from 0-5 percent) for eligible employees based on our annual performance. As a result of our 2013 performance, the board approved a profit sharing contribution of 3 percent of total pay for eligible employees in the regular benefit level (including NEOs). Company profit sharing contributions generally vest on the third anniversary of an employee’s service with the company.

For our employees who commenced their employment prior to April 1, 2007, we generally also contribute an additional conversion contribution of up to 8 percent of total pay. The percentage varies by individual based on their projected age and service as of December 31, 2008. The conversion contributions for the NEOs are as follows: Messrs. Chenault, Gilligan and Henry: 6.0 percent and Mr. Squeri: 3.75 percent. Messrs. Schulman and Campbell commenced employment after April 1, 2007 and are not eligible for conversion contributions.

RRP-RSP RELATED ACCOUNT

Each RRP participant has a RRP-RSP Related Account for benefits that cannot be provided under the Retirement Savings Plan as a result of IRS limitations on tax-qualified plans. The RRP was amended effective January 1, 2011 such that the company matches employee contributions in the RRP-RSP Related Account up to a maximum of 5 percent of total pay in excess of IRS compensation limits, only to the extent the employee voluntarily defers compensation under the company’s nonqualified deferred compensation program. All other company contributions to the RRP-RSP Related Account were not impacted by this amendment. Compensation for RRP-RSP Related Account purposes includes the same components of compensation as for the Retirement Savings Plan, as well as the value of base pay and annual cash incentive amounts deferred by a participant under the nonqualified deferred compensation program. Participants may elect to receive payment of their RRP-RSP Related Account benefits in either a lump sum or annual installments over a period of five, ten or fifteen consecutive years. New participants will have a default lump sum election for contributions attributable to the first year.

DEFERRED COMPENSATION

As part of planning for retirement or other long-term financial needs, we provide the NEOs and certain other senior-level employees with an annual opportunity to defer receipt of a portion of their base salary or annual cash incentive award up to one times their base salary.

Under the deferred compensation program, participants may elect for payment to commence upon separation from service or a specified date at least five years after deferral, but not later than separation from service, and to receive payment in either a lump sum or annual installments over a period of five, ten or fifteen consecutive years. For 2007 and prior years, participants were able to defer receipt until termination of employment or a specified date at least five years after deferral, but not later than ten years after termination of employment.

DEFERRED COMPENSATION EARNINGS

Starting January 1, 2011, earnings for NEOs on deferral balances are based on investment options similar to those offered under the Retirement Savings Plan (other than the Self Directed Brokerage Account). Balances for 2010 and earlier also transitioned to this new investment approach effective January 1, 2011 for NEOs. Furthermore, for participants, including NEOs, with pre-2011 balances, the deferred compensation program was amended to allow for an additional investment option that provides a market interest rate based on 120 percent of the long-term Applicable Federal Rate for December of the preceding year. Interest crediting on deferrals was previously based on ROE-linked interest crediting schedules.

EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control (CIC)

The tables below show certain potential payments that would have been made to an NEO if the NEO’s employment had terminated on December 31, 2013 under various scenarios, including a Change in Control. The tables do not include the pension benefits or nonqualified deferred compensation that would be paid to an NEO, which are set forth in the Pension Benefits 2013 and Nonqualified Deferred Compensation 2013 tables above, except to the extent that the NEO is entitled to an additional benefit as a result of the termination. In addition, the tables do not include the value of vested but unexercised SOs as of December 31, 2013 and cash AIA and PG awards for performance cycles ending on December 31, 2013. The footnotes to the tables describe the assumptions used in estimating the amounts shown in the tables.

Because the payments to be made to an NEO depend on several factors, the actual amounts to be paid out upon an NEO’s termination of employment can only be determined at the time of an executive’s separation from the company.

In addition, the tables below do not include the actual payments Mr. Henry received in connection with the end of his employment with the company on October 5, 2013. For details of these payments, please refer to page 57.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT/CIC AS OF 12/31/13

K.I. Chenault

	DEATH (a)	DISABILITY (a)	RETIREMENT (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)

Incremental Benefits Due to Termination Event (1) Severance	$0	$0	$0	$17,250,000	$17,250,000
Pro Rata Bonus	N/A	N/A	N/A	N/A	N/A
Value of Accelerated LTIA (2)	$0	$0	$68,890,186	$0	$0
Deferred Compensation	$0	$0	$0	$1,116,126	$1,116,126
Retirement Savings Plan	$0	$92,816	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$537,841	$263,118	$128,383
Gross-Up on Excise Taxes	N/A	N/A	N/A	N/A	$0
Total Value of Incremental Benefits	$0	$92,816	$69,428,027	$18,629,244	$18,494,509

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT/CIC AS OF 12/31/13

E.P. Gilligan

	DEATH (a)	DISABILITY (a)	VOLUNTARY RESIGNATION (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)

Incremental Benefits Due to Termination Event Severance	$0	$0	$0	$12,100,000	$12,100,000
Pro Rata Bonus	N/A	N/A	N/A	N/A	N/A
Value of Accelerated LTIA (2)	$22,314,499	$22,314,499	$0	$22,538,358	$21,614,499
Deferred Compensation	$0	$0	$0	$4,070	$4,070
Retirement Savings Plan	$0	$417,718	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$464,384	$340,869
Gross-Up on Excise Taxes	N/A	N/A	N/A	N/A	$0
Total Value of Incremental Benefits	$22,314,499	$22,732,217	$0	$35,106,812	$34,059,438

EXECUTIVE COMPENSATION TABLES

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT/CIC AS OF 12/31/13

J.C. Campbell

	DEATH (a)	DISABILITY (a)	VOLUNTARY RESIGNATION (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)

Incremental Benefits Due to Termination Event (1) Severance	$0	$0	$0	$9,602,740	$9,602,740
Pro Rata Bonus	N/A	N/A	N/A	$2,109,589	$2,109,589
Value of Accelerated LTIA (2)	$15,541,966	$15,541,966	$0	$16,541,966	$16,126,898
Deferred Compensation	$0	$0	$0	$0	$0
Retirement Savings Plan	$0	$0	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$173,490	$138,490
Gross-Up on Excise Taxes	N/A	N/A	N/A	N/A	$0
Total Value of Incremental Benefits	$15,541,966	$15,541,966	$0	$28,427,785	$27,977,717

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT/CIC AS OF 12/31/13

S.J. Squeri

	DEATH (a)	DISABILITY (a)	VOLUNTARY RESIGNATION (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)

Incremental Benefits Due to Termination Event Severance	$0	$0	$0	$11,050,000	$11,050,000
Pro Rata Bonus	N/A	N/A	N/A	N/A	N/A
Value of Accelerated LTIA (2)	$16,887,417	$16,887,417	$0	$17,076,281	$16,245,750
Deferred Compensation	$0	$0	$0	$34,185	$34,185
Retirement Savings Plan	$0	$341,648	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$361,192	$255,079
Gross-Up on Excise Taxes	N/A	N/A	N/A	N/A	$0
Total Value of Incremental Benefits	$16,887,417	$17,229,065	$0	$28,521,658	$27,585,014

EXECUTIVE COMPENSATION TABLES

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT/CIC AS OF 12/31/13

D.H. Schulman

	DEATH (a)	DISABILITY (a)	VOLUNTARY RESIGNATION (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)

Incremental Benefits Due to Termination Event Severance	$0	$0	$0	$9,800,000	$9,800,000
Pro Rata Bonus	N/A	N/A	N/A	N/A	N/A
Value of Accelerated LTIA (2)	$17,567,736	$17,567,736	$0	$13,774,917	$16,961,069
Deferred Compensation	$0	$0	$0	$0	$0
Retirement Savings Plan	$0	$205,052	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$163,383	$128,383
Gross-Up on Excise Taxes	N/A	N/A	N/A	N/A	$0
Total Value of Incremental Benefits	$17,567,736	$17,772,788	$0	$23,738,300	$26,889,452

(1)	NEO is “retirement eligible” if he is at least age 55 with ten or more actual or deemed years of service to the company prior to termination of service. With respect to LTIA granted prior to 2013, once retirement eligible, the treatment of specific awards will vary based upon age and years of service at the time of retirement, subject to applicable performance, with all awards vesting in full after age 62 with ten or more actual or deemed years of service, subject to applicable performance. With respect to LTIA granted in 2013, once retirement eligible, all LTIA outstanding for more than one year will vest in full upon retirement up until the NEO is at least age 62 with ten or more actual or deemed years of service to the company, at which time all outstanding LTIA will vest in full upon retirement, subject to applicable performance.

For Mr. Chenault, the scenarios shown that are noted with (a), (c) and (d) include the incremental benefit that he would receive under these scenarios over and above what he would otherwise receive upon retirement. These scenarios exclude the value of Mr. Chenault’s November 2007 and January 2008 Performance SO that vested on December 31, 2013.

For Mr. Campbell, the amounts in each column except Voluntary Resignation include a special cash payment of $4,000,000 that will be made to him in each scenario in accordance with his employment offer letter to replace a portion of the long-term incentives he forfeited at his prior employer as a result of joining the company. In addition, pursuant to the terms of Mr. Campbell’s employment offer letter, if his employment with the company is terminated prior to August 8, 2014 (the “Notice Period”), Mr. Campbell will be entitled to receive severance pursuant to the Senior Executive Severance Plan commencing at the end of such Notice Period. Any outstanding equity and PG awards that have been granted to Mr. Campbell prior to December 31, 2013 will continue to vest during the Notice Period and while Mr. Campbell receives severance.

(2)	Value of Accelerated LTIA. RSU and SO values are based on $90.73, the closing price per share of our stock as of December 31, 2013. For SOs, the value reflects the “in the money” value of SOs that vest upon termination of employment or CIC. With respect to PGs, the value reflects the PG’s target value adjusted by the applicable payout percentage. For Mr. Gilligan, Mr. Squeri and Mr. Schulman, a portion of their 2012 AIA was awarded in RSUs which will vest three years after the grant date and are not subject to continuous employment. This value is excluded from the table.

(a)	Death and Disability. An NEO or his designated beneficiary or estate would receive:

(i)	Pro Rata Bonus: A pro rata AIA for the year of termination; subject to Compensation Committee discretion.

(ii)	Value of Accelerated LTIA:

• Non-retirement eligible: Vesting of 100 percent of outstanding SOs, RSUs and PG awards starting with PG2013-2015 and a pro rata portion of outstanding PG awards granted prior to 2013. SOs are exercisable for the lesser of 5 years or the original option term.

• Retirement eligible: Same as above, except 100 percent of the grant value of Mr. Chenault’s otherwise forfeited PG awards vest.

(iii)	Retirement Savings Plan (RSP) and RRP-RSP Related Account: Immediate vesting of any unvested account balances related to company contributions. Upon disability, future employer contributions in the RSP through age 65.

EXECUTIVE COMPENSATION TABLES

(b)	Retirement/Voluntary Resignation. For non-retirement eligible NEOs, 100 percent of AIA bonus and 100 percent of unvested LTIA will be forfeited. Since Mr. Chenault and Mr. Henry are retirement eligible, they would receive:

(i)	Pro Rata Bonus: A pro rata AIA for the year of termination.

(ii)	Value of Accelerated LTIA:

•	Stock options: All unvested SOs outstanding will vest.

•	PG Awards: 100 percent of the grants vest in full, subject to performance.

•	RSUs: All unvested RSUs will vest subject to performance. The amount for Mr. Chenault also includes the full value of 2013 AIA and PG awards (PG2011-13 final payment) that were granted in the form of 65,096 RSUs in January 2014, but does not include the value of 2012 AIA and PG awards (PG2011-13 Interim payment) that were granted in the form of 72,602 RSUs in January 2013 as these were included in the table last year and vested fully in January 2014.

(iii)	Other Benefits: For retirement eligible NEOs, the cash surrender value of the life insurance under our Key Executive Life Insurance Plan.

(c)	Termination without Cause not in Connection with a Change in Control. In the event of termination without cause not in connection with a CIC, an NEO would receive:

(i) Severance: Two years’ annual compensation, which includes two times base salary and two times the amount of the last AIA paid.

(ii) Pro Rata Bonus: A pro rata portion of the AIA for the year of termination is paid out at the end of the performance period, subject to CBC negative discretion.

(iii) Value of Accelerated LTIA:

•	For non-retirement eligible employees: LTIA continues to vest and stock options remain exercisable during the severance period, and are canceled on the earlier of their expiration date (for SOs only), the end of the severance period or the commencement of full-time outside employment. PG awards that remain outstanding at the end of the NEO’s severance period are canceled.

•	Retirement eligible employees and employees who become retirement eligible prior to end of severance period: LTIA will vest as described in footnote (1) above. As a result for Mr. Chenault, all PG, SO and RSU awards will vest in full and Messrs. Gilligan and Squeri will vest partially in unvested LTIAs.

(iv) Deferred Compensation: Reflects two years of additional interest crediting (using the prior year’s interest rate assuming 3.99 percent for 1994–2004 programs) on the grandfathered amounts (amounts that were earned and vested prior to December 31, 2004).

•	Non-retirement eligible: Account balance is paid in a lump sum—grandfathered amounts are paid at the end of the two-year severance period and all other amounts are paid on a date at least six months following the date of termination.

•	Retirement eligible: Amounts are paid at the time and in the form (lump sum or installments) elected by the NEO; otherwise the NEO’s account balance is paid in a lump sum—grandfathered amounts are paid at the end of the two-year severance period and all other amounts are paid on a date at least six months following the date of termination.

(v) Other Benefits: Two years of contributions to U.S. medical, dental, health savings accounts and premiums, if applicable, under the basic and Key Executive Life Insurance Plans; perquisite allowance for the year of termination ($35,000 for all NEOs); and outplacement services ($100,000 for all NEOs).

(d)	Termination without Cause or Constructive Termination in Connection with a Change in Control. In the event of termination without cause or constructive termination in connection with a CIC, an NEO would receive:

(i) Severance: Two years’ annual compensation, which includes two times base salary and two times the amount of the last AIA paid.

(ii) Pro Rata Bonus: A pro rata portion of the AIA for the year of termination is paid out at the end of the performance period, subject to CBC negative discretion.

(iii) Value of Accelerated LTIA: For awards granted after December 2010, upon employment termination (“double trigger”), 100 percent vesting of SOs and RSUs upon CIC and a pro rata portion of outstanding PG awards based on the average of the payout percentages for the last two PG programs paid out before the CIC. For awards granted before January 2011, the same treatments apply, except employment termination is not required (“single trigger”) for equity award vesting.

(iv) Deferred Compensation: Reflects two years of interest crediting (using the prior year’s interest rate assuming 3.99 percent for 1994–2004 programs) on the grandfathered amounts (amounts that were earned and vested prior to December 31, 2004). Grandfathered amounts are paid in a lump sum on a date that is at least six months following the date of termination. If the NEO is retirement eligible, all other account balances are paid at the time and in the form (lump sum or installments) elected by the NEO. If the NEO is not retirement eligible, all other account balances are paid in a lump sum on a date that is at least six months following the date of termination.

EXECUTIVE COMPENSATION TABLES

(v) Other Benefits: Two years of contribution to U.S. medical, dental and health savings accounts, premiums toward basic life insurance, outplacement services ($100,000 for all NEOs); and, if applicable, the cash surrender value of the life insurance under our Key Executive Life Insurance Plan.

(vi) Excise Tax Reimbursement and Tax Gross-Up: Effective January 2011, we no longer provide excise tax reimbursements and tax gross-up payments in the case of a CIC, except with respect to previously granted incentive compensation plan awards. For those awards only, in the event that certain payments and benefits received by the NEO are treated as “excess parachute payments” for federal income tax purposes, and as a result the NEO is subject to excise tax on such benefits, then the NEO is entitled to receive a tax reimbursement and tax gross-up that puts the NEO in the same economic position had such excise tax not applied. We assume that a change in control occurred on December 31, 2013 at a stock price of $90.73 and that each executive’s employment is terminated on that date. We also make certain assumptions about interest rates and tax rates.

Post-Employment Payments—Mr. Henry

In connection with the end of his employment, Mr. Henry will receive payment under the severance plan (as described in clause (c) on page 56 ) equal to two years of his 2013 base salary and AIA ($7,200,000), paid over a two-year period, and a pro-rated bonus as reported in the Summary Compensation Table for performance year 2013. Also, Mr. Henry is eligible for benefits ($156,770 approximately) including medical coverage, life insurance coverage, accidental death insurance, executive outplacement services and participation in other personal benefit programs. Under the provisions of the Incentive Compensation Plan, Mr. Henry will also receive the treatment of long-term incentive awards described in clause (b) on page 56.

EQUITY COMPENSATION PLANS

The following table provides summary information with respect to the company’s equity compensation plans under which the company’s common shares may be issued to employees or non-employees (such as consultants or advisors) as of December 31, 2013, each of which was approved by shareholders. Information relating to employee stock purchase plans and employee savings plans (such as 401(k) plans) is not included. Information is provided in the aggregate for the company’s equity compensation plans which have been approved by the company’s shareholders. There are no plans that have not been approved by shareholders.

EQUITY COMPENSATION PLAN INFORMATION

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))

Equity compensation plans approved by shareholders	21,365,386	$46.15	35,325,731
Equity compensation plans not approved by shareholders	0	0	0
Total	21,365,386	$46.15	35,325,731

ITEM 1—ELECTION OF DIRECTORS

FOR A TERM OF ONE YEAR

BOARD MEMBERSHIP CRITERIA AND DIVERSITY

Our board, acting through the Nominating and Governance Committee, seeks a board of directors that, as a whole, possesses the mix of experiences, skills, expertise and qualifications appropriate to support the success of the company and function effectively in light of the company’s current and evolving business circumstances.

Our Corporate Governance Principles provide that directors should be people who have achieved prominence in their fields and who possess significant experience in areas of importance to us as a large, global public company, such as general management, finance, marketing, technology, law, international business, and public sector activities. The minimum personal characteristics that must be met by a nominee include integrity, independence, energy, forthrightness, strong analytical skills, and the commitment to devote the necessary time and attention to the company’s affairs.

Board Diversity

While we do not have a specific policy on diversity of the board, our governance principles provide that the board should be diverse, engaged and independent. The committee considers diversity of the board, including gender and racial diversity, in its recruitment of directors. We believe the composition of our board reflects a diversity of skills, professional and personal backgrounds and experience.

Candidates must also demonstrate a willingness to work as part of a team in an atmosphere of trust and a commitment to represent the interests of all shareholders rather than those of a specific constituency.

Candidates are assessed based on their history of achievement, background, specific skills, expertise or experience, and personal attributes. The committee looks for directors who have established records of significant accomplishment in leading large, complex organizations and global businesses and in areas relevant to our success and our strategy, financial expertise, and experience on one or more boards of significant public or nonprofit organizations, and seeks candidates who have demonstrated they have the ability to challenge and stimulate management and to exercise sound judgment.

Our governance principles provide that while the board need not adhere to a fixed number of directors, generally a board composed of 12-14 directors offers a sufficiently large and diverse group to address the important issues facing the company while being small enough to encourage personal involvement and discussion.

Director Nomination Process

The Nominating and Governance Committee considers and recommends the annual slate of director nominees. In determining the slate of nominees and whether to seek one or more new candidates, the committee reviews the size of the board, the tenure of our directors, their skills, backgrounds, life experiences, and contributions, as well as the gender and ethnic diversity of the board. The committee also assesses the knowledge, skills, and experiences of the board as a whole in relation to the strategic vision and business circumstances of the company to determine if there is particular knowledge, skills or expertise that it should seek to add to the board. Each member of the committee participates in the review and discussion of director candidates. Where appropriate, directors who are not on the committee are encouraged to meet with and evaluate the suitability of potential candidates.

The committee is authorized to engage a professional search firm to assist it to identify, evaluate and conduct due diligence on potential director candidates. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedure described on page 82. The Nominating and Governance Committee applies the same standards in considering candidates submitted by shareholders as it does in evaluating other candidates.

ITEM 1—ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

Our Directors’ Qualifications and Experience

The experiences of the board’s slate of director
candidates enable our directors to represent
shareholder interests by providing sound
judgment, critical viewpoints and guidance on the
issues, opportunities and challenges facing
American Express in today’s environment, and by
evaluating the company’s performance. Our
company is a global services company that
provides customers with access to products,
insights and experiences that enrich lives and build
business success. We provide innovative payment,
travel and expense management solutions for
individuals and businesses of all sizes around the
world. We have a highly valued brand, we are
regulated in many jurisdictions, we operate in a
rapidly evolving, technology-dependent and highly
competitive environment, and we are innovators in
the digital transformation of our business.

Our directors have held senior positions as leaders
of various large, complex organizations and in
government, demonstrating their ability to develop
and execute significant and complex policy and
operational objectives at the highest levels.

Many of our directors have been chief executives or chief operating officers of large, global businesses through which they have developed expertise and experience in core business skills such as strategy and business development, responding to rapidly evolving business environments, fostering innovation and business transformation, operations, talent management and leadership development, and compliance, controls and risk management.

Our directors’ skills, expertise, backgrounds and experience collectively encompass the following areas:

Leadership experience and core business skills ð which are relevant as we pursue our growth and business transformation strategies

Digital, social media, mobile and technology experience ð which are relevant as we evolve our traditional businesses for an increasingly digital world

Government, legal and public policy experience ð which are relevant to the oversight of our company’s legal and regulatory compliance, government and regulatory relations, and social and public responsibility

Brand management and marketing experience ð which are relevant as we fulfill our vision to be the world’s most respected service brand

Global business experience ð which is relevant as we grow our businesses in international and emerging markets

Financial and risk management expertise ð which is relevant to advising on and overseeing our capital structure, financing and capital markets strategies, investments, financial reporting, internal controls and risk management

Financial, investment, and mergers and acquisitions expertise ð which are relevant to advising on our business development, acquisition and joint venture strategies and to evaluating potential business partners and business plans

Public company board and committee experience ð which are relevant to providing guidance and insights relating to company and board governance, board operations and effectiveness, oversight of financial reporting, compliance, controls and risk management, assessment of management performance, and oversight of our corporate citizenship philosophy and programs

ITEM 1—ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

OUR DIRECTOR NOMINEES

Our board of directors currently has 13 members. Each current director is standing for reelection to hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

Our board has appointed Jeffrey Campbell, Timothy Heine, Carol Schwartz and Richard Starr as proxies who will vote your shares on your behalf. These individuals intend to vote for the election of each of the 13 candidates nominated by the board unless you indicate on the proxy or voting instruction form that you would like to abstain from voting for, or vote against, any or all of the nominees. The telephone and Internet voting procedures will include instructions on how to vote. Each of the candidates nominated by the board has consented to being named in this proxy statement and, if elected, serving as a director. However, if any nominee is not able to serve, the persons named as proxies may vote for another person as nominated by the Nominating and Governance Committee.

As described on page 81 under Other Matters, Mr. Peter Lindner, a former employee of the company, indicated an intention to present himself as a nominee at the meeting. Because Mr. Lindner did not submit timely notice of his nomination in accordance with the company’s by-laws, the company intends to rule Mr. Lindner’s nomination as out of order. Accordingly, Mr. Lindner’s nomination will not result in a contested election under our majority voting policy, and the director voting standard will remain a majority of the votes cast.

ITEM 1 RECOMMENDATION: Our board of directors recommends a vote FOR the election of the following nominees as directors.

We indicate below, in italics, the principal occupation of each nominee. We also indicate other information about the backgrounds and experiences of the nominees including specific qualifications, experience, skills and expertise considered by the Nominating and Governance Committee as relevant to each of the nominee’s candidacy as a director.

CHARLENE BARSHEFSKY

Director since 2001

Age 63

Specific qualifications, experience, skills and expertise:

•  Senior leadership and government experience

•  Government, legal and public policy expertise

•  Global experience

•  Public company director and committee experience

Senior International Partner, WilmerHale, multinational law firm, Washington, D.C., since 2001, practicing in areas including international business transactions, government relations, market access, and regulation of business and investment. Prior to joining WilmerHale, Ambassador Barshefsky was the United States Trade Representative and a member of the President’s Cabinet from 1997 to 2001 and Acting and Deputy United States Trade Representative from 1993 to 1996, during which time she served as chief trade negotiator and principal trade policymaker for the United States and negotiated complex market access, regulatory, and investment agreements with virtually every major country in the world. Ambassador Barshefsky is a director of The Estée Lauder Companies Inc., Starwood Hotels & Resorts Worldwide, Inc., and Intel Corporation. She is a trustee of the Howard Hughes Medical Institute and a member of the Council on Foreign Relations.

Ambassador Barshefsky brings to the board a combination of high-level U.S. government service, experience as a strategic advisor to numerous U.S. and international companies with respect to their international businesses, experience with foreign governments, and broad legal and public policy expertise, as well as her public company director experience. Through her government and private experience, Ambassador Barshefsky also has substantial experience relating to conducting business in China and other emerging markets.

ITEM 1—ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

URSULA M. BURNS

Director since 2004

Age 55

Specific qualifications, experience, skills and expertise:

• Operating and senior management experience, including as CEO of Xerox

• Core business, management and leadership skills

• Global business experience and technology expertise

• Public company director and committee experience

Chairman and Chief Executive Officer, Xerox Corporation, a global company engaged in business processes and document management, since May 2010; Chief Executive Officer and director since July 2009; President and director, April 2007-July 2009; and Senior Vice President and President, Business Group Operations, January 2003-April 2007. Ms. Burns is a director of Exxon Mobil Corporation. She is a director of FIRST (For Inspiration and Recognition of Science and Technology), National Academy Foundation, and the U.S. Olympic Committee and a trustee of Massachusetts Institute of Technology. In March 2010, President Barack Obama appointed Ms. Burns Vice Chair of the President’s Export Council. She is a former director of Boston Scientific Corporation.

Ms. Burns has extensive senior management, operating, and leadership experience through her business career at Xerox. Ms. Burns brings to the board her core business and leadership skills, her perspective as a current CEO of a technology-driven global company, her experience in driving innovation, technology development, and business expansion, as well as her public company director and public policy experience.

KENNETH I. CHENAULT

Director since 1997

Age 62

Specific qualifications, experience, skills and expertise:

• Company CEO’s unique perspective and insights, including in respect of the company’s businesses, relationships, competitive and financial positioning, senior leadership, strategic opportunities and challenges, and innovation and digital transformation

• Operating, business, and senior management experience as chief executive officer of a global business

• Expertise in payments, network, brand management, mobile commerce, and technology and digital innovation

• Core business, management and leadership skills

• Public company director and committee experience

Chairman and Chief Executive Officer, American Express Company, April 2001-present. Mr. Chenault joined American Express in 1981 and was named President of the U.S. division of American Express Travel Related Services Company, Inc. in 1993, Vice Chairman of American Express Company in 1995, President and Chief Operating Officer in 1997 and Chairman and Chief Executive Officer in 2001. Mr. Chenault serves as a director of International Business Machines Corporation (IBM) and The Procter & Gamble Company. Mr. Chenault is a member of The World Trade Center Memorial Foundation and a trustee of the NYU Langone Medical Center.

Mr. Chenault brings the unique perspective of the company’s Chief Executive Officer, his expertise in the payments, network, and travel businesses, his relationships in the United States and internationally with the company’s customers, suppliers, and business partners, his deep knowledge of the company’s industry, competitive developments, and executive talent, and his ability to lead the company in a rapidly changing digital economy, as well as his public company director experience, to his leadership of the board.

ITEM 1—ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

PETER CHERNIN

Director since 2006

Age 62

Specific qualifications, experience, skills and expertise:

•  Operating and senior management experience, including as former President and COO of News Corporation

•  Core business, management and leadership skills

•  Expertise in online and digital markets, media, social networking and other new technologies

•  Public company director and committee experience

Founder and Chairman, Chernin Entertainment, Inc., a film and television production company, and The Chernin Group, which is involved in strategic opportunities in media, technology and entertainment, June 2009-present. Mr. Chernin was President, Chief Operating Officer, and a director of News Corporation from October 1996 to June 2009, and was Chairman and Chief Executive Officer of the Fox Group, where he oversaw the global operations of the company’s film, television, satellite cable and digital media businesses. At News Corporation, Mr. Chernin led the company’s expansion into the broadband and mobile markets, through the creation of Fox Interactive Media, Hulu, Jamba and other digital properties. He is a director of Pandora Media, Inc. and Twitter, Inc. Mr. Chernin is a Chairman and Co-Founder of Malaria No More and a director of the Harvard AIDS Initiative. Mr. Chernin is a former director of News Corporation, DirecTV, Inc. and Gemstar/T.V. Guide International.

Mr. Chernin brings to the board his extensive senior leadership, financial and management experience, and his experience in building industry-leading businesses, developing innovative and forward-thinking approaches, and expanding traditional businesses in online and digital markets, as well as his core business skills and public company director experience.

ANNE LAUVERGEON

Director since 2013

Age 54

Specific qualifications, experience, skills and expertise:

•  Operating and senior management experience, including as former CEO of AREVA Group

•  Core business, management and leadership skills

•  Global perspective and international business experience

•  Public company director experience

Partner and Managing Director, Efficiency Capital, an advisory firm dedicated to funding technology and natural resources; Chairman and Chief Executive Officer, A.L.P. SAS, a French advisory company. Former Chief Executive Officer of AREVA Group, the leading French energy company, from July 2001 to June 2011; former Chairman and Chief Executive Officer of AREVA NC (formerly Cogema) from June 1999 to June 2011. Ms. Lauvergeon started her professional career in 1983 in the steel industry and in 1990 she was named Advisor for Economic International Affairs at the French Presidency and Deputy Chief of Staff in 1991. In 1995 she became a Partner of Lazard Frères & Cie, subsequently joining Alcatel Telecom as Senior Executive Vice President in March 1997. Ms. Lauvergeon is a director of Vodafone Group Plc and Total S.A. She is a former director of GDF Suez S.A., Suez S.A., and Safran S.A. Ms. Lauvergeon is a member of the United Nations Global Compact Board, has been an executive committee member of the World Business Council for Sustainable Development, and serves in various not for profit organizations in France.

Ms. Lauvergeon has a diverse and internationally focused background, including in government and business. She has extensive senior management, operating and leadership experience through her business career including as CEO of AREVA. Ms. Lauvergeon brings to the board her core business, strategy development and leadership skills, her global and European perspective, her large international network, her experience leading in a highly regulated, transformative industry, as well as her public company director experience.

ITEM 1—ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

THEODORE J. LEONSIS

Director since 2010

Age 58

Specific qualifications, experience, skills and expertise:

•  CEO, operating and senior management experience currently as CEO of Monumental Sports & Entertainment and formerly as a senior AOL executive

•  Internet pioneer and entrepreneur

•  Expertise in identifying business opportunities and driving new strategies based on changing technologies, social media, digital marketing and the Internet

•  Brand management and marketing skills

Chairman and Chief Executive Officer, Monumental Sports & Entertainment, LLC, a sports and entertainment company that owns the NBA’s Washington Wizards, NHL’s Washington Capitals, WNBA’s Washington Mystics, and the Verizon Center in Washington, D.C., since 1999. Mr. Leonsis is also a Vice Chairman Emeritus of AOL LLC, a leading global ad-supported Web company, since December 2006. Mr. Leonsis held a number of executive positions with AOL from September 1994 to December 2006, most recently as Vice Chairman and President, AOL Audience Business. Mr. Leonsis is Chairman of the Board of Groupon, Inc. He is also a filmmaker, an author, and a director of several private Internet and technologies companies and educational institutions. Mr. Leonsis was Chairman of Revolution Money, Inc., which American Express acquired in January 2010. In November 2011, Mr. Leonsis co-founded Revolution Growth II, LP, a “speed-up capital” fund to invest in technology-enabled businesses.

Mr. Leonsis is an acknowledged innovator and Internet entrepreneur. He brings to the board his experience in digital businesses, his innovative approaches, and his experiences identifying business opportunities and driving new strategies based on changing technologies, social media and the Internet.

RICHARD C. LEVIN

Director since 2007

Age 66

Specific qualifications, experience, skills and expertise:

•  Recognized leader of American higher education

•  Distinguished economist, with expertise in economic theory, statistical analysis, modeling and analyzing economic trends

•  Leader in U.S.-China cooperation through his development of extensive relationships between Yale University and China

President Emeritus, Yale University, a private, independent university. President of Yale from July 1993-August 2013. Frederick William Beinecke Professor of Economics. Former Chair of Yale’s Economics Department and Dean of Yale’s Graduate School of Arts and Science. Mr. Levin is a trustee of the William and Flora Hewlett Foundation, one of the largest philanthropic organizations in the United States. He is a member of the National Committee on United States-China Relations and a fellow of the American Academy of Arts and Sciences. He is a director of C-3, an energy resource management company, and a former director of Satmetrix Systems, Inc. and Lucent Technologies. Mr. Levin has served on a number of Presidential Commissions and was appointed by President Barack Obama to serve on the President’s Council of Advisors for Science and Technology.

Mr. Levin brings to the board his experience and vision in leading Yale University, one of the world’s most prestigious institutions of higher education, his involvement in a wide range of international initiatives at Yale University, his expertise in economics, statistics, and analysis, and his public company director and public policy experience.

ITEM 1—ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

RICHARD A. MCGINN

Director since 1998

Age 67

Specific qualifications, experience, skills and expertise:

•  Operating and management experience, including as former CEO of Lucent

•  Core business skills and financial and investment expertise

•  Expertise in the communications, networking and technology industries

•  Public company director and committee experience

General Partner, MR Investment Partners, a private equity firm that invests in technologies businesses, since April 2010. Mr. McGinn was formerly a General Partner of RRE Ventures, a private firm that invests in early stage technologies businesses, from August 2001 to April 2010. Prior thereto, Mr. McGinn was the Chairman (from February 1998 to October 2000), Chief Executive Officer (from 1997 to 2000), and President (from 1996 to 1997) of Lucent Technologies, Inc. Mr. McGinn is a director of VeriFone Systems, Inc.

Mr. McGinn brings to the board his substantial business, investment and financial experience, his expertise in analyzing business developments and opportunities in telecommunications, mobile, online and new technologies, as well as his core business and leadership skills and public company director experience.

SAMUEL J. PALMISANO

Director since 2013

Age 62

Specific qualifications, experience, skills and expertise:

•  Operating and senior management experience, including as former CEO of IBM

•  Core business, management and leadership skills

•  Experience driving transformation of a global, complex technologies business

•  Public company director and committee experience

Former Chairman, President and Chief Executive Officer, IBM, a company that provides business and information technology products and services. Mr. Palmisano joined IBM in 1973. He was elected Senior Vice President and Group Executive of the Personal Systems Group in 1997, Senior Vice President and Group Executive of IBM Global Services in 1998, Senior Vice President and Group Executive of Enterprise Systems in 1999, President and Chief Operating Officer in 2000, Chief Executive Officer in 2002 and Chairman of the Board in 2003. Mr. Palmisano was President and Chief Executive Officer through 2011, Chairman through September 2012, and senior adviser to IBM through December 2012. Mr. Palmisano is a director of Exxon Mobil Corporation and Chairman of the Center For Global Enterprises.

Mr. Palmisano has extensive senior management, operating and leadership experience through his business career at IBM. Mr. Palmisano brings to the board his experience and skills in driving change and innovation, business transformation, developing leaders, strategy development and other core business and leadership skills, as well as his public company director experience.

ITEM 1—ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

STEVEN S REINEMUND

Director since 2007

Age 65

Specific qualifications, experience, skills and expertise:

•  Operating and senior management experience, including as former CEO of PepsiCo

•  Core business, management and leadership skills

•  Financial expertise and experience in brand management, business strategy and leadership

•  Public company director and committee experience

Dean of Business, Wake Forest School of Business, at Wake Forest University, a private, independent university, July 2008-present, and Professor of Leadership and Strategy, Retired Chairman of the Board, PepsiCo, Inc., a company that produces beverages and convenient foods, since May 2007; Executive Chairman of the Board, October 2006-May 2007; Chairman and Chief Executive Officer, May 2001-October 2006; and President and Chief Operating Officer, September 1999-May 2001. Mr. Reinemund is a director of Marriott International, Inc., Exxon Mobil Corporation and Wal-Mart Stores, Inc. He is a trustee of The Cooper Institute and Furman University.

Mr. Reinemund brings to the board his experience and skills in growing leading businesses, developing global business strategies, brand management, innovation and strategy, and leadership development, as well as his core business skills and public company director experience.

DANIEL L. VASELLA

Director since 2012

Age 60

Specific qualifications, experience, skills and expertise:

•  0perating and senior management experience, including as former CEO of Novartis

•  Core business, management and leadership skills

•  Global perspective and experience in developing and executing business strategy in rapidly changing markets

•  Public company director and committee experience

Honorary Chairman and Former Chairman and Chief Executive Officer, Novartis AG, a company that engages in the research, development, manufacture and marketing of health care products worldwide. Dr. Vasella served as Chairman of Novartis from 1999 to February 2013 and as Chief Executive Officer from 1996 to January 2010. From 1992 to 1996, Dr. Vasella held the positions of Chief Executive Officer, Chief Operating Officer, Senior Vice President and Head of Worldwide Development and Head of Corporate Marketing at Sandoz Pharma Ltd. Dr. Vasella is a director of PepsiCo, Inc., a member of the International Business Leaders Advisory Council for the Mayor of Shanghai, a foreign honorary member of the Academy of Arts and Sciences, a trustee of the Carnegie Endowment for International Peace and a member of several industry associations and educational institutions.

Dr. Vasella has extensive senior management, operating and leadership experience through his business career at Novartis. Dr. Vasella brings to the board his core business and leadership skills, his global marketing experience, and his experience leading a highly regulated, global business in rapidly changing markets, as well as his public company director experience.

ITEM 1—ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

ROBERT D. WALTER

Director since 2002

Age 68

Specific qualifications, experience, skills and expertise:

•  Operating and management experience, including as former CEO of Cardinal Health

•  Core business, management and leadership skills

•  Expertise in finance, business development and business integrations

•  Public company director and committee experience

Founder and Former Chairman and Chief Executive Officer, Cardinal Health, Inc., a company that provides products and services supporting the health care industry. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement, he served as Executive Director, November 2007-June 2008; Executive Chairman of the Board, April 2006-November 2007; and Chairman and Chief Executive Officer, 1979-April 2006. Mr. Walter is a director of Nordstrom, Inc. and YUM! Brands, Inc. Mr. Walter is a former director of Cardinal Health and Battelle Memorial Institute.

Mr. Walter brings to the board his business acumen and financial, investment, core business and leadership skills developed as the founder and chief executive officer of a global Fortune 100 company, a successful entrepreneur and investor, as well as his public company director experience.

RONALD A. WILLIAMS

Director since 2007

Age 64

Specific qualifications, experience, skills and expertise:

•  Operating and senior management experience, including as former CEO of Aetna

•  Core business, management and leadership skills

•  Financial and risk management expertise and experience in creating innovation through information technology

•  Public company director and committee experience

Former Chairman and Chief Executive Officer, Aetna Inc., a leading diversified health care benefits company; Chairman, from October 2006 to April 2011; Chief Executive Officer, February 2006 to November 2010; President, May 2002 to July 2007. Mr. Williams is a director of The Boeing Company and Johnson & Johnson, and is Chairman of the Board of Envision Healthcare. He serves as an advisor to Clayton, Dubilier & Rice, LLC. He is a member of The Business Council and a member of the Dean’s Advisory Council and Alfred P. Sloan Management Society at the Massachusetts Institute of Technology. He is also a trustee of the Committee for Economic Development. He is a former director of Lucent Technologies. Prior to joining Aetna, Mr. Williams co-founded several businesses and served in senior management positions at a number of other companies.

Mr. Williams brings to the board his extensive management, operations, and business experience leading in a rapidly changing and highly regulated industry, his focus on innovation through information technology, his leadership, financial, risk management and core business skills, and his public company director experience.

ITEM 2—RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit and Compliance Committee has sole authority to appoint and replace the company’s independent registered public accounting firm, which shall report directly to the committee, and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm.

Each year the Audit and Compliance Committee reviews our accounting firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines in order to determine whether to reappoint such firm as our independent registered public accounting firm. Based upon its review in February 2014, the committee appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the year beginning January 1, 2014. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Chairman of the Audit and Compliance Committee was directly involved in the selection of PwC’s new lead engagement partner.

PwC has been our independent auditor since 2005. Our Audit and Compliance Committee charter requires a comparison of resources available in other audit firms at least every ten years. The committee conducted such a review in 2004 and as a result appointed PwC for the year beginning January 1, 2005.

We are asking shareholders to ratify the appointment of PwC for 2014. If shareholders fail to ratify the appointment, the Audit and Compliance Committee will consider it a direction to consider other accounting firms for the subsequent year. One or more representatives of PwC will be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The members of the Audit and Compliance Committee believe that the continued retention of PwC to serve as the company’s independent auditor for 2014 is in the best interests of the company and its shareholders.

PRICEWATERHOUSECOOPERS LLP FEES AND SERVICES

Fees for Fiscal 2013 and Fiscal 2012

The following table sets forth the aggregate fees billed or to be billed by PwC for each of the last two fiscal years (in thousands):

TYPES OF FEES	FISCAL 2013	FISCAL 2012

Audit Fees	$20,695	$20,343
Audit-Related Fees(1)	3,933	2,997
Tax Fees	119	210
Other Fees	74	35

Total	$24,821	$23,585

(1)	PwC performs the audit of the company’s pension plans for Switzerland and Hong Kong where the fees are paid by the respective plan and not by the company. These fees are not included in Audit-Related Fees since they were not paid by the company. The total fees in 2013 for these two audits were $35K.

In the above table, in accordance with the SEC’s rules, “audit fees” consist of fees for professional services rendered for the integrated audit of our financial statements, review of the interim consolidated financial statements included in quarterly reports, and services provided in connection with statutory and regulatory filings or engagements and other attest services. “Audit-related fees” consist of fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements. The services included employee benefit plan audits, internal control reviews, attest services not required by statute or regulation, and consultations on financial accounting and reporting matters not classified as audit. “Tax fees” consist of fees for professional services rendered for tax compliance and expatriate tax services. “Other fees” are fees for any services not included in the first three categories.

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Policy on Pre-Approval of Services Provided by PricewaterhouseCoopers LLP

The terms of our engagement of PwC are subject to the specific pre-approval of the Audit and Compliance Committee. All audit and permitted non-audit services require pre-approval by the committee in accordance with pre-approval procedures established by the committee. All such services provided by our independent registered public accounting firm have been pre-approved in accordance with these procedures. The procedures require all proposed engagements of PwC for services of any kind to be directed to the company’s General Auditor and then submitted for approval to the committee (or, should a time-sensitive need arise, to its chairman) prior to the beginning of any services.

Other Transactions with PricewaterhouseCoopers LLP

We have a number of business relationships with individual member firms of the worldwide PricewaterhouseCoopers organization. Our subsidiaries provide card and travel services to some of these firms and these firms pay fees to our subsidiaries. These services are in the normal course of business, and we provide them pursuant to arrangements that we offer to other similar clients.

ITEM 2 RECOMMENDATION: Our board of directors recommends that you vote FOR the following resolution:

RESOLVED that the appointment by the Audit and Compliance Committee of the company’s board of directors of PricewaterhouseCoopers LLP as independent registered public accounting firm for the company, to audit the accounts of the company and its subsidiaries for 2014, is ratified and approved.

ITEM 3—ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

As part of our commitment to high standards of governance and pursuant to regulations under Section 14A of the Securities Exchange Act of 1934, we seek your advisory vote on our executive compensation as described in the Compensation Discussion and Analysis and the tabular (and accompanying narrative) disclosure provided on pages 20-57. This proposal, known as a “say on pay” vote, gives you the opportunity to express your view on our fiscal 2013 executive compensation programs and policies for the NEOs in this proxy statement. While the vote does not address any specific item of compensation and is not binding on the board, the Compensation and Benefits Committee will review the voting results and consider the outcome of the vote when making future executive compensation decisions.

We recognize the interest our shareholders have in the company’s executive compensation program. As such, we currently hold an annual “say on pay” vote. While the vote is advisory, the Compensation and Benefits Committee will review the results and consider the outcome in making future decisions about our executive compensation programs. Our next such advisory vote will occur at the 2015 annual meeting.

Our board of directors believes that the compensation of our executive officers is aligned with performance, is sensitive to our share price, appropriately motivates and retains our executives, and is a competitive advantage in attracting and retaining the high caliber of executive talent necessary to drive our business forward and build sustainable value for our shareholders. We believe the program delivers pay which is strongly linked to company performance over time.

ITEM 3 RECOMMENDATION: Our board of directors recommends that you vote FOR the following advisory resolution:

RESOLVED that the compensation paid to the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is approved.

ITEM 4—SHAREHOLDER PROPOSAL RELATING TO ANNUAL DISCLOSURE OF EEO-1 DATA

The New York City Comptroller, the custodian and/or trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York City Board of Education Retirement System (the “Systems”), One Centre Street, New York, NY 10007, has advised that the Systems are the beneficial owner of 4,074,803 common shares and that they intend to introduce the following resolution:

RESOLVED: Shareholders request that the Board of Directors adopt and enforce a policy requiring American Express Company (the “Company”) to disclose annually its EEO-1 data—a comprehensive breakdown of its workforce by race and gender according to 10 employment categories—in its corporate responsibility report, beginning in 2014.

Supporting Statement

The financial services industry, of which the Company is a part, is characterized by the persistent and pervasive underrepresentation of minorities and women, particularly in senior positions.

Overall, the number of minorities and women holding management-level jobs in the financial sector did not substantially change over the 18 years from 1993-2011, according to May 2010 and April 2013 reports by the U.S. Government Accountability Office (GAO). (See http://www.gao.gov/assets/660/653814.pdf; http://www.gao.gov/new.items/d10736t.pdf) In 2011, minority men and women together held only 10 percent of senior positions at financial firms, with African-Americans holding 2.7 percent, Hispanics 3.3 percent, and Asians 4.1 percent. Additionally, in 2008, the most recent such data provided by the GAO, white men held 64 percent of senior jobs, more than twice as many as white women, who held only 27 percent.

Citing data from the 2010 GAO report, SEC Commissioner Luis A. Aguilar observed in a 2011 speech that “the lack of diversity in the securities industry is particularly acute. …Clearly, the industry must do substantially better.”

Commissioner Aguilar’s concerns are borne out by numerous studies suggesting that companies with comprehensive diversity policies and programs, and strong leadership commitment to implementation, enhance their long-term value. These companies reduce potential legal and reputational risks associated with workplace discrimination and build reputations as fair employers. Equally important, the varied perspectives of a diverse workforce can provide a competitive advantage in terms of creativity and innovation, while eliminating the limitations of “groupthink.” Diversity can also spur increased productivity and lift employee morale.

Many financial firms say they are making serious efforts to recruit, retain and promote minorities and women. But without quantitative disclosure, shareholders have no way to evaluate and benchmark the effectiveness of their efforts.

Federal law requires companies with 100 or more employees to annually submit an EEO-1 Report to the Equal Employment Opportunity Commission. The report profiles a company’s workforce by race and gender according to 10 job categories, including senior management.

Disclosure of the Company’s EEO-1 data would allow shareholders to evaluate the effectiveness of its efforts to increase the diversity of its workforce throughout its ranks, and at minimal cost. In addition, we believe full disclosure of the Company’s EEO-1 data would drive management and the Board to pursue continuous improvements in the Company’s diversity programs, fully integrate diversity into its culture and practices, and strengthen its reputation and accountability to shareholders.

Many of the Company’s peers—including Citigroup, Goldman Sachs, JPMorgan, MetLife and Morgan Stanley—annually disclose workforce profiles based on EEO-1 data, including for senior management.

We urge shareholders to vote FOR the proposal.

ITEM 4—SHAREHOLDER PROPOSAL RELATING TO ANNUAL DISCLOSURE OF EEO-1 DATA

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The board recommends a vote AGAINST this proposal because:

•	We have a strong commitment to diversity and a long track record of success and results

•	Disclosure of the EEO-1 data would not provide an appropriate platform to have a discussion about diversity and would not enhance our commitment to diversity

Our History of a Commitment to Diversity

American Express’ commitment to diversity began nearly three decades ago, and we continue to strive to create an employee base that is reflective of the diverse customers and communities we serve. We recognize that having a diverse employee base will provide the innovation needed to drive our continued growth. In addition to focusing on the diversity of the American Express workforce, our talent strategy promotes an inclusive culture where all employees can be valued and engaged and achieve success.

Our continued focus on diversity and inclusion has positioned us as an industry leader, with women representing more than 60 percent of the American Express U.S. workforce and one-third of our U.S. executives. Minorities represent more than 35 percent of our U.S. workforce.

We have many initiatives focused on increasing and building a diverse workforce, including:

•	Employee Networks: These employee-formed groups bring together people with shared backgrounds and interests to engage with and learn from each other. With 16 networks and more than 80 chapters globally, 40 percent of U.S. employees participate in a network. Our Employee Networks, including BEN (Black Employee Network), WIN (Women’s Interest Network) and HOLA (Hispanic Origin & Latin American), foster a sense of community among our diverse employee base and help educate the broader employee population about diversity and inclusion.

•	Women’s Conference: Every two years, American Express brings together the 200 most senior women at the company. Through the conference, the women develop community and learn to build the leadership behaviors and mindset to advance their careers. More than 50 percent of the women who attended the 2010 conference have since been promoted or made a strategic lateral move.

•	Executive BEN Forum: Every eighteen months, American Express brings together all our Vice President and above African-American employees. The Forum is focused on career development, building community and increasing exposure to AXP senior leaders.

•	Senior Leadership Accountability: Our most senior executives must support and drive AXP’s diversity efforts and their performance on this dimension is measured annually.

We also partner with leading researchers to inform the latest thinking on diversity and inclusion. Our continued focus on diversity and inclusion has earned us global recognition as an employer of choice.

Recent accolades include:

•	Fortune: World’s Most Admired Company (#11)

•	Working Mother: Top 100 Company for Working Mothers (#95)

•	Working Mother Multi-Cultural: Top Company for Multi-Cultural Women (#13)

•	NAFE: Top Companies for Executive Women (#16)

•	LatinaStyle: Top 50 Employer for Latinas (#24)

•	Great Place to Work: World’s Best Multi-National Workplace (#14)

ITEM 4—SHAREHOLDER PROPOSAL RELATING TO ANNUAL DISCLOSURE OF EEO-1 DATA

EEO-1 Data Not Reflective of American Express’ Diversity:

Form EEO-1 requires us to categorize our workforce by gender and race according to certain EEOC-mandated job categories that do not account for any company or industry-specific factors. It is designed to yield generalized data across all categories of private employers, rather than information specific to any one company. For this reason, the EEO-1 data is neither informative nor a reliable measure of our commitment to equal opportunity employment. We do not believe that disclosing it will enhance our commitment to an inclusive culture or meaningfully further our goal of workplace diversity.

ITEM 4 RECOMMENDATION: Our board of directors recommends that you vote AGAINST this proposal.

ITEM 5—SHAREHOLDER PROPOSAL RELATING TO REPORT ON PRIVACY, DATA SECURITY AND GOVERNMENT REQUESTS

Arjuna Capital/Baldwin Brothers Inc., 204 Spring Street, Marion, MA 02738, has advised us that it intends to introduce the following resolution on behalf of its client, Steven Matthew Schewel, owner of 100 common shares:

Report on Privacy, Data Security and Government Requests for Consumer Information

Whereas,

Customer trust is critical for American Express that routinely gathers massive amounts of personal financial data concerning and affecting the lives of millions of people, breaches of privacy and data security are a growing threat which can result from company negligence, external attacks, and government surveillance.

In February 2013, President Obama declared the “cyber threat is one of the most serious economic and national security challenges we face as a nation” and that “America’s economic prosperity in the 21st century will depend on cybersecurity.”

The Wall Street Journal reported that the U.S. National Security Agency (NSA) has obtained customer data from credit card issuers. Businessweek reported that an NSA program, “Follow the Money,” tracks records of international payments and credit-card transactions and their database contained 180 million records in 2011- 84 percent were credit-card transactions.

Controversy over U.S. government surveillance has spurred massive global press coverage, hearings in the U.S. and Europe, and widespread calls for reform.

Responding to growing public concern, Internet companies including Google, Apple, and Facebook published “Transparency Reports,” disclosing information on government data requests. While privacy is critical to the success of AXP’s business, AXP has not disclosed information regarding the extent and nature of requests for customer data made by government agencies.

Unauthorized collection, disclosure, or misuse of personal information can cause great harm to individuals and society—including discrimination, identity theft, financial loss, loss of business or employment opportunities, humiliation, reputational damage, questionable government surveillance, or physical harm.

We believe AXP’s Board has a fiduciary and social duty to protect company assets, including the personal information of customers. Risks include privacy breaches, consumer profiling controversies, litigation, and a loss in brand value. The Ponemon Institute reports data breaches can reduce brand value 17-31 percent, with an average incident loss of $184-$330 million.

Privacy is fundamental to democracy and free expression. While AXP must comply with legal obligations, failure to persuade customers of a genuine long-term commitment to privacy could present AXP with serious financial, legal and reputational risks.

Resolved, shareholders request that the Company publish an annual report explaining how the Board is overseeing privacy and data security risks, providing metrics and discussion, subject to existing laws and regulation, regarding requests for customer information by U.S. and foreign governments, at reasonable cost and omitting proprietary information.

Supporting Statement: Carnegie Mellon’s Cylab published a 2012 report (“How Boards and Senior Executives Are Managing Cyber Risks”), which may be instructional writing these reports.

In preparing these reports, the Company may omit information on routine requests under individualized warrants. The reports should consider existing Transparency (or Law Enforcement Request) Reports published by major internet companies, and where applicable, include (1) how often AXP has shared information with U.S. or foreign government entities; (2) type of customer information shared; (3) number of customers affected; (4) type of government requests; and (5) discussion of Company efforts to protect customer privacy and data.

ITEM 5—SHAREHOLDER PROPOSAL RELATING TO REPORT ON PRIVACY,

DATA SECURITY AND GOVERNMENT REQUESTS

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The board recommends a vote AGAINST this proposal because:

•	We have a strong and long-standing commitment to privacy and data security

•	As a regulated financial institution, we are subject to and comply with extensive privacy and data protection laws and regulations and are subject to regulatory examination in and outside the United States

•	We have a rigorous framework and devote significant resources to our privacy and cybersecurity programs

Our History of a Commitment to Privacy and Data Security

American Express Company recognizes the importance of maintaining consumer trust and has a strong, long-standing commitment to privacy and data security. In the 1970s, the company participated in Privacy Commission hearings in Washington, D.C. and adopted a Privacy Code of Conduct, applicable to customers and employees alike. We were one of the first companies in the United States to give customers the option of not receiving direct mail. In the 1980s, we were one of the first U.S. companies to endorse the Organization for Economic Cooperation and Development’s Guidelines Governing the Protection of Privacy and Transborder Flows of Personal Data. In the 1990s, we introduced Customer Privacy Principles and posted our Internet Privacy Statement. Most recently, we were one of the first financial services firms to begin using Binding Corporate Rules, a set of privacy principles that comply with European Union (EU) data protection legislation. The company’s data protection and privacy principles are available online at: https://www.americanexpress.com/us/content/customer-privacy-principles.html.

For the sixth year in a row, American Express was ranked #1 in the Ponemon Institute’s annual “Most Trusted Companies for Privacy” study (2012).

As a regulated financial institution, we are subject to and comply with extensive privacy and data protection laws and regulations in the United States and elsewhere. Banking and other data protection laws restrict the disclosure of non-public personal information and require administrative, technical and physical safeguards to ensure the security of customer information. Our privacy and data security practices are regularly audited by bank examiners and other regulatory authorities.

Our Framework and Processes for Managing These Risks

American Express has a dedicated Chief Privacy Officer and teams of privacy professionals throughout the business. The company’s Privacy Risk Management Policy and Global Privacy Program provide the framework for the collection, processing and sharing of personal information. The company has a dedicated Privacy and Information Protection Subcommittee of its Operational Risk Management Committee, as well as established governance and escalation paths so that privacy issues can be raised to senior management and/or board levels. This rigorous framework helps to ensure an ongoing focus on privacy matters and that customer concerns are reflected in the company’s privacy-related decisions and activity.

We also devote significant resources to cybersecurity and risk management processes to adapt to the changing cybersecurity landscape and respond to emerging threats in a timely and effective manner. This includes taking steps to reduce the potential for identity theft, fraud and service disruptions. We restrict access to customer and employee data by our employees, partners and service providers. The company maintains a dedicated Chief Information Security Officer and staff focused on, among other matters, cyber intelligence, information security assurance, information security incident management, identity and access management, and information security strategy, architecture, policies and analytics.

Our board of directors receives regular reports on governance systems to address cybersecurity risk, strategies to assess, manage and monitor cybersecuity risks, and on implementation of cybersecurity strategies.

In view of the company’s strong commitment to privacy and data protection, the board does not believe that adopting this proposal would add any additional value.

ITEM 5 RECOMMENDATION: Our board of directors recommends that you vote AGAINST this proposal.

ITEM 6—SHAREHOLDER PROPOSAL RELATING TO ACTION BY WRITTEN CONSENT

Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, has advised that she is the owner of 50 common shares and that she intends to introduce the following resolution:

Proposal 6—Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent in accordance with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Wet Seal (WTSLA) shareholders successfully used written consent to replace certain underperforming directors in 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This includes 67% support at both Allstate and Sprint.

This proposal would empower shareholders by giving them the ability to effect change at our company without being forced to wait until an annual shareholder meeting. Shareholders could replace a director using action by written consent. Shareholder action by written consent could save our company the cost of holding a physical meeting between annual meetings.

This proposal should also be more favorably evaluated due to our company’s clearly improvable environmental, social and corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm gave our company an F for its board and a D for executive pay—$31 million for Kenneth Chenault plus 31-years of pension credits and excess perks. Mr. Chenault could also get long-term incentive pay for below-median performance. And unvested equity pay would not lapse upon CEO termination.

Three directors had 11-15 years long-tenure, which detracts from their independence: Robert Walter, our Lead Director, Charlene Barshefsky and Richard McGinn. Richard McGinn, on our executive pay and nomination committees, was negatively flagged due to his tenure at Lucent. Lucent improperly booked $600 million in revenues during the time he served as a key executive. Directors Charlene Barshefsky, Anne Lauvergeon and Steven Reinemund (audit committee member no less) were overboarded with tenure on 4 company boards each. Three directors were not independent. Not one independent member of our audit committee had substantial industry knowledge and not one independent director had expertise in risk management.

GMI said AXP had come under investigation, or had been subject to fine, settlement or conviction, for engaging in anti-competitive behavior, such as price fixing, bid rigging or monopolistic practices, for trade improprieties such as embargo, import/export or restricted trade violations and for fraud or abuse of stakeholders such as consumer, suppliers or the government. AXP had not incorporated links to environmental or social performance in its current incentive pay policies and is not a UN Global Compact signatory.

Returning to the core topic of this proposal for the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Right to Act by Written Consent—Proposal 6

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The board recommends a vote AGAINST this proposal because:

•	Our shareholders may effect change by calling a special meeting to raise matters for the review and approval of all shareholders

•	Permitting action at a meeting (whether the annual meeting or a special meeting) is a fairer process than the written consent process as it provides all shareholders the opportunity to participate and vote

ITEM 6—SHAREHOLDER PROPOSAL RELATING TO ACTION BY WRITTEN CONSENT

The board believes that implementation of this proposal is unnecessary given the ability of shareholders to call special meetings. The company’s by-laws currently provide that shareholders holding 25 percent or more of the company’s outstanding common shares may call a special meeting. Thus, shareholders may propose any proper matter for a vote either through a special meeting or at our annual meeting. Implementation of this proposal, however, could permit fundamental corporate changes to occur outside of a meeting and without notice to other shareholders or time for thoughtful consideration.

The board believes that permitting action at a meeting (whether the annual meeting or a special meeting) is a fairer process as it provides all shareholders the opportunity to participate and vote. Meetings are held at a time, date and venue announced publicly in advance, and all shareholders receive prior notice of the meeting and are invited to attend the meeting and make their views known.

To the contrary, the shareholder proposal could allow shareholders owning slightly over 50 percent of the outstanding shares to act on a significant matter potentially without prior notice of the meeting to all shareholders and without affording all shareholders the opportunity to present their views. This would disenfranchise shareholders who are not given the chance to participate.

In summary, the board believes the proposal is not in the best interests of stockholders or the company and is unnecessary, given the ability of shareholders to call special meetings.

ITEM 6 RECOMMENDATION: Our board of directors recommends that you vote AGAINST this proposal.

ITEM 7—SHAREHOLDER PROPOSAL FOR

EXECUTIVES TO RETAIN SIGNIFICANT

STOCK

Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, has advised that he is the owner of 700 common shares and that he intends to introduce the following resolution:

Proposal 7—Executives to Retain Significant Stock

Resolved: Shareholders urge that our executive pay committee adopt a policy requiring senior executives to retain a significant percentage of shares acquired through equity pay programs until reaching normal retirement age and to report to shareholders regarding the policy before our company’s next annual meeting. For the purpose of this policy normal retirement age would be an age of at least 60 and determined by our executive pay committee. Shareholders recommend that the committee adopt a share retention percentage of 50% of net after-tax shares.

This single unified policy shall prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. Otherwise our directors would be able to avoid the impact of this proposal. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as to not to violate our company’s existing contractual obligations or the terms of any pay or benefit plan currently in effect.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company’s long-term success. A Conference Board Task Force report stated that hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

GMI ratings an independent investment research firm gave our company a D for its executive pay—$31 million for Kenneth Chenault plus 31-years of pension credits and excess perks. Mr. Chenault could also get long-term incentive pay for below-median performance. And unvested equity pay would not lapse upon CEO termination. Richard McGinn, on our executive pay committee, was negatively flagged by GMI due to his tenure at Lucent. Lucent improperly booked $600 million in revenues during the time he served as a key executive. Mr. McGinn also had 15-years long-tenure which can negatively influence his level of independence.

Please vote to protect shareholder value:

Executives To Retain Significant Stock—Proposal 7

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The board recommends a vote AGAINST this proposal because:

•	Our existing stock ownership and retention programs for our executive officers are already robust and align the interests of our executive officers with our shareholders

•	Our executive compensation programs appropriately focus our executives on our long-term success through the use of various performance measures and by tying pay outcomes to our performance over the short, medium and long term

•	Imposing additional holding requirements could limit our ability to attract and retain executives or require us to compensate executives in other less effective ways to remain competitive

The company’s compensation programs are designed to motivate our executives to create long-term value for our shareholders and to appropriately align the interests of our executives with the long-term success of the company. Our compensation practices include:

•	Robust executive officer share ownership requirements. Mr. Chenault, our CEO, is required to own 500,000 shares and other Named Executive Officers are required to own 75,000 shares, thereby requiring these senior executives to hold a significant value of net worth in company shares. Executives may not hedge their ownership of any company shares and may not pledge these shares. Mr. Chenault’s ownership requirement, valued at more than twenty times his salary (based on the company’s share price at February 15, 2014), is substantial.

ITEM 7—SHAREHOLDER PROPOSAL FOR EXECUTIVES TO RETAIN SIGNIFICANT STOCK

•	67 percent of Mr. Chenault’s total direct compensation for 2013 was deferred. As was the case for 2012 and 2011, Mr. Chenault’s annual incentive award for 2013 performance was paid in a combination of cash and restricted share units (RSUs), and the shares received with respect to the RSUs must be held until one year after retirement.

•	At least 50 percent of incentive compensation for all executive officers is deferred at least three years with performance-based vesting requirements.

•	We require all executive officers to hold 50 percent of the net shares received upon the vesting of RSU awards or upon their exercise of options for a period of at least one year.

As described in our Compensation Discussion & Analysis, we believe our existing executive compensation programs appropriately focus our executives on our company’s long-term success through the performance measures and time horizons used to assess and reward performance (see page 26), our robust stock ownership requirements for executive officers and our practices that discourage imprudent risk taking (see page 38).

In our view, imposing additional holding requirements could limit our ability to attract and retain executives or require us to compensate executives in other less effective ways to remain competitive. We believe that it is in the best interests of our shareholders that we retain the flexibility to establish executive compensation programs that are competitive in attracting and retaining executives who can best drive long-term stockholder value.

Further, executives may have a legitimate need to diversify their portfolios. Requiring executives to retain stock until retirement could motivate executives to leave the company earlier than they otherwise would have in order to diversify their portfolios and realize the value of their equity compensation. We believe our stock ownership requirement strikes the right balance between ensuring that our executive officers own significant amounts of company stock and allowing them the flexibility to manage their personal financial affairs.

ITEM 7 RECOMMENDATION: Our board of directors recommends that you vote AGAINST this proposal.

ADDITIONAL INFORMATION

CERTAIN RELATIONSHIPS AND TRANSACTIONS

We engage in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations, in the course of our ordinary business activities. Some of our directors, executive officers, greater than 5 percent shareholders, and their immediate family members (each, a Related Person) may be directors, officers, partners, employees or shareholders of these entities. We carry out transactions with these firms on customary terms, and, in many instances, our directors and executive officers may not have knowledge of them. To the company’s knowledge, since January 1, 2013, no Related Person has had a material interest in any of our ongoing business transactions or relationships except as described below.

Our Related Person Transaction Policy

Our written Related Person Transaction Policy governs company transactions, arrangements and relationships involving more than $120,000 in which a Related Person has a direct or indirect material interest (Related Person Transactions). Under the policy, Related Person Transactions must be approved by the Nominating and Governance Committee, which may approve a transaction only if it determines, based on a review of the relevant facts and circumstances, that it is consistent with the best interests of the company. In the event we become aware of a Related Person Transaction that was not pre-approved under the Policy, the committee will consider the options available, including ratification, revision or termination of the transaction. The Policy does not supersede any other company policy or procedure that may apply to any Related Person Transaction, including our governance principles and codes of conduct.

The company’s Secretary is responsible for assisting the Nominating and Governance Committee in carrying out its responsibilities under this policy. Management is required to present to the committee the material facts of any transaction that it believes may require review. In cases where it is impracticable or undesirable to delay a decision on a proposed transaction until the next meeting of the committee, the Chair of the committee may review and approve the transaction. Any such approval must be reported to the full committee at its next regularly scheduled meeting. If a matter before the committee involves a member of the committee, the member may not participate in the committee’s deliberations or vote on the matter.

Pre-Approved Categories of Related Person Transactions

The Nominating and Governance Committee has pre-approved certain categories of transactions that may constitute Related Person Transactions as being consistent with the best interests of the company. These categories are:

•	Executive officer compensation approved by the board or the Compensation and Benefits Committee

•	Non-employee director compensation approved by the board or the Nominating and Governance Committee

•	Director and officer insurance payments and indemnification payments made in accordance with the company’s certificate of incorporation or by-laws

•	Transactions in the ordinary course of business with entities at which a Related Person is a director, executive officer, employee and/or a less than 10 percent beneficial owner, provided the amounts involved do not exceed the greater of $1 million or 1 percent of the other entity’s annual revenues

•	Transactions with entities at which a Related Person is a director, provided that if the entity is not a partnership, the Related Person, together with all other Related Persons, holds a less than 10 percent equity interest in the entity; or if the entity is a partnership, the Related Person is a limited partner without any other position in the partnership and, together with all other Related Persons, holds a less than 10 percent equity interest in the partnership

•	Transactions in which the rates or charges are determined by competitive bids

•	Contributions by the company or the American Express Foundation to a charitable organization at which a Related Person serves as a director, executive officer and/or trustee, provided that the aggregate annual amount of such contributions, excluding contributions under the company’s gift match program and contributions under the company’s Directors’ Charitable Award Program, do not exceed the lesser of $1 million or 2 percent of the organization’s total annual revenues

ADDITIONAL INFORMATION

•	Use of the company’s products and services on terms and conditions similar to those available to other customers or employees generally and

•	Transactions in which all shareholders receive the same benefits on a pro-rata basis

Related Party Transactions

Our executive officers and directors may from time to time take out loans from certain of our subsidiaries on the same terms that these subsidiaries offer to the general public. For example, our two U.S. Card-issuing banks may extend credit to our directors and executive officers under our charge or lending products. All indebtedness from these transactions is in the ordinary course of our business and is on the same terms, including interest rates, in effect for comparable transactions with other people. Such indebtedness involves normal risks of collection and does not have features or terms that are unfavorable to our subsidiaries. Our executive officers and directors may also have transactions with us involving other goods and services, such as travel services and investments in deposit products offered by subsidiaries of the company. These transactions are also in the ordinary course of our business, and we provide them on terms that we offer to our customers generally. Occasionally, we may have employees who are related to our executive officers or directors. We compensate these individuals in a manner consistent with our practices that apply to all employees.

Certain executive officers and directors are affiliated with companies with which the company has entered into ordinary course business relationships from time to time, including ordinary course merchant relationships pursuant to which these companies accept our charge and credit Card products and pay us fees when customers use these Cards. From time to time, we may enter into joint marketing or other relationships with one or more of these companies in the ordinary course that encourage customers to apply for and use our Cards. We also may provide ordinary course commercial Card, travel, and bill payments services, or business insights to some of these companies for which these companies pay fees to us. We may engage in other commercial transactions with these companies and pay or receive fees in those transactions. We have a number of similar ordinary course relationships with Berkshire Hathaway Inc., its affiliates and companies in which they have significant investments. We have also purchased insurance products from two subsidiaries of Berkshire Hathaway Inc. in the ordinary course of business and on arm’s length terms. The adult son of Mr. John Hayes, our Executive Vice President and Chief Marketing Officer, is employed by the company in a non-executive position, and received compensation in 2013 of between $120,000 and $140,000. The compensation and other terms of employment of Mr. Hayes’ son are determined on a basis consistent with the company’s human resources policies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and beneficial owners of 10 percent or more of our common shares to file reports with the SEC. Based on our records and other information, we believe that all reports that were required to be filed under Section 16(a) during 2013 were timely filed.

DIRECTOR AND OFFICER LIABILITY INSURANCE

We have an insurance program in place to provide coverage for director and officer liability and for fiduciary liability arising from employee benefit plans we sponsor. The coverage for director and officer liability provides that, subject to the policy terms and conditions, the insurers will: (1) reimburse us when we are legally permitted to indemnify our directors and officers; (2) pay losses, including settlements, judgments, and legal fees, on behalf of our directors and officers when we cannot indemnify them; and (3) pay our losses resulting from certain securities claims. The fiduciary liability portion of the program covers us; our employee benefit plans; and the directors, trustees, and employees who serve as fiduciaries for our employee benefit plans. Subject to the policy terms and conditions, it covers losses from alleged breaches of fiduciary or administrative duties, as defined in the Employee Retirement Income Security Act of 1974 or similar laws or regulations. A portion of the program is blended with certain other insurances covering the company.

ADDITIONAL INFORMATION

Effective from November 30, 2013 to November 30, 2014, this insurance is provided by a consortium of insurers. ACE American Insurance Company is the lead insurer. XL Specialty Insurance Company, Illinois National Insurance Company, Allied World Assurance Company, Freedom Specialty Insurance Company, Continental Casualty Company, Everest National Insurance Company, American International Reinsurance Company Ltd., Markel Bermuda Ltd., Starr Indemnity and Liability Company and National Liability & Fire Insurance Company provide excess coverage. The program also includes supplemental layers dedicated exclusively to providing coverage for directors and officers when we cannot indemnify them. The supplemental layers are provided by XL Specialty Insurance Company, Zurich American Insurance Company, Federal Insurance Company, Freedom Specialty Insurance Company, Continental Casualty Company, Everest National Insurance Company, U.S. Specialty Insurance Company, St. Paul Fire & Marine Insurance Company, Starr Indemnity and Liability Company, Allied World Assurance Company, American International Reinsurance Company Ltd. and ACE Bermuda Ltd. We expect to obtain similar coverage upon expiration of the current program. The annual premium for the program is approximately $5.8 million.

OTHER MATTERS

Mr. Peter Lindner, a shareholder and former employee of the company, has pursued, through a variety of means, a number of personal grievances against the company since his employment was terminated in 1998, including certain litigation related to previous annual meetings of shareholders. Mr. Lindner has pursued election to the board for the past four years.

Mr. Lindner submitted notice to include a shareholder proposal relating to the company’s Code of Conduct for Employees in this proxy statement. Mr. Lindner’s shareholder proposal was not submitted on a timely basis as required by SEC Rule 14a-8 and has been excluded from this proxy statement pursuant to a no-action letter received from the SEC. Mr. Lindner also notified the company of his intention to nominate himself as a candidate for director and to raise his shareholder proposal as an item of business directly at the annual meeting. Such notification was not submitted on a timely basis as required by the company’s by-laws. The company intends to rule Mr. Lindner’s nomination and proposal as out of order should Mr. Lindner present his nomination and his shareholder proposal at the meeting.

Participants in the Solicitation

Under applicable SEC regulations, members of the board and certain officers and employees of the company may be “participants” with respect to the company’s solicitation of proxies in connection with the annual meeting. Certain information concerning these “participants” is set forth in the proxy statement and in Annex A hereto.

Solicitation of Proxies; Expenses

We will pay the expenses of soliciting proxies on behalf of the board of directors. Our directors, officers or employees may solicit proxies for us in person, or by mail, telephone, facsimile or electronic transmission. We have hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to help us distribute and solicit proxies. We will pay them $19,000 plus expenses for these services. Should Mr. Lindner commence a proxy solicitation for election as a director, we may incur additional costs in connection with our solicitation of proxies.

If Mr. Lindner commences an actual solicitation of proxies, Morrow expects that approximately ten of its employees would assist in our solicitation. Our expenses related to the solicitation of proxies from shareholders this year would then exceed those normally spent for an annual meeting of shareholders. Such additional costs are expected to aggregate to approximately $100,000. These additional solicitation costs are expected primarily to consist of the increased fees of outside counsel.

Notice of Business to Come Before the Meeting

Except as described below, our board of directors and the company’s management have not received notice of, and are not aware of, any business to come before the annual meeting other than the agenda items referred to in this

ADDITIONAL INFORMATION

proxy statement. If any other matter comes before the meeting, the named proxies will use their best judgment in voting the proxies. Mr. Peter Lindner submitted notice of his intention to nominate himself as a candidate for director and to include a shareholder proposal relating to the company’s Code of Conduct. Mr. Lindner’s shareholder proposal was not submitted on time as required by SEC Rule 14a-8. Although Mr. Lindner claims to have made timely notice of his intention to nominate himself as a candidate and to raise his shareholder proposal as an item of business at the annual meeting, such notice was not received by the company on a timely basis as required by the company’s by-laws. The company intends to rule Mr. Lindner’s nomination and shareholder proposal as out of order, but should Mr. Lindner’s shareholder proposal be included in the agenda for the annual meeting, the named proxies will have discretionary voting authority under Rule 14a-4(c) of the Exchange Act with respect to Mr. Lindner’s shareholder proposal and intend to exercise such discretion to vote AGAINST such proposal. Adoption of Mr. Lindner’s shareholder proposal, like the other shareholder proposals that are on the company’s agenda at the meeting, would require the approval of the majority of the votes cast. Abstentions and broker non-votes are not considered as votes cast and will have no effect on the outcome of the vote on the proposal. If any other matter comes before the meeting, the named proxies will use their best judgment in voting the proxies.

2015 ANNUAL MEETING OF SHAREHOLDERS INFORMATION

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, any shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received by our Secretary at our principal executive offices no later than November 26, 2014. Any such proposals must comply with all of the requirements of SEC Rule 14a-8.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

Under our by-laws, shareholders must follow certain advance notice procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these advance notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary at our principal executive offices. We must receive notice as follows:

•	We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that the 2015 Annual Meeting of Shareholders is held on schedule, we must receive notice pertaining to the 2015 Annual Meeting of Shareholders no earlier than January 12, 2015 and no later than February 11, 2015.

•	However, if we hold the 2015 Annual Meeting of Shareholders on a date that is not within 25 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

•	If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Our by-laws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder. Any notice (other than a proposal pursuant to Rule 14a-8) that is received outside of the window specified above for proposed items of business will be considered untimely under Rule 14a-4(c) under the Securities Exchange Act of 1934. The persons named in the proxy for the meeting may exercise their discretionary voting power with respect to all such matters, including voting against them. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must comply with the requirements of the company’s by-laws. You may obtain a copy of the company’s by-laws at no cost from the company’s Secretary. The contact information for the company’s Secretary is on page 1.

VOTING INSTRUCTIONS AND INFORMATION

VOTING INSTRUCTIONS

You may vote common shares that you owned as of the close of business on March 14, 2014, which is the record date for the meeting. You may vote in the following ways:

BY TELEPHONE	BY INTERNET	BY MAIL

In the United States or Canada, you can vote your shares by calling 1-800-690-6903.	You can vote your shares online at www.proxyvote.com .	You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the accompanying postage-paid envelope.

You may also vote your shares at the meeting, and you can revoke your proxy at any time before your shares are voted, as described under How to Vote on page 1.

We are offering our shareholders the opportunity to confirm their vote, as described under How to Vote—Vote Confirmation on page 2.

Record Date

You may vote all common shares that you owned as of the close of business on March 14, 2014, which is the record date for the meeting. On the record date, we had 1,059,613,193 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the meeting.

Ownership of Shares

You may own common shares in one or more of the following ways:

•	Directly in your name as the shareholder of record, including shares purchased through our transfer agent’s Computershare Investment Plan stock purchase plan or restricted stock awards issued to employees under our long-term incentive plans

•	Indirectly through a broker, bank or other intermediary in “street name”

•	Indirectly through the American Express Company Stock Fund of our Retirement Savings Plan (RSP) or the Employee Stock Ownership Plan of Amex Canada, Inc.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to our tabulating agent. If you hold your shares in street name, your broker, bank, or other intermediary is sending proxy materials to you and you may direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials.

SHARES HELD UNDER PLANS

If you participate in the Computershare Investment Plan, which is the stock purchase plan administered by Computershare, the company’s transfer agent, your proxy includes the number of shares enrolled in that plan as well as any shares you have acquired through dividend reinvestment. If you participate in the RSP or the Employee Stock Ownership Plan of Amex Canada, Inc., your proxy includes shares that the relevant plan has credited to your account.

To allow sufficient time for the RSP and the Employee Stock Ownership Plan of Amex Canada, Inc. trustees to vote, the trustees must receive your voting instructions by 11:59 p.m. Eastern Time on Tuesday, May 6, 2014. If the trustees for the RSP and the Employee Stock Ownership Plan of Amex Canada, Inc. do not receive your instructions by that date, the trustees will not vote your shares.

VOTING INSTRUCTIONS AND INFORMATION

VOTING INFORMATION

Confidential Voting

We maintain the confidentiality of the votes of individual shareholders. Your vote will not be disclosed unless the law requires disclosure, you authorize disclosure, or your vote is cast in a contested election. If you write comments on your proxy card or ballot, management may learn how you voted in reviewing your comments. In addition, the Inspectors of Election and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Effect of Not Casting Your Vote

If you hold your shares in street name, you are receiving a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters when voting instructions are not received from a beneficial owner ten days prior to the shareholder meeting. The only “routine” item on this year’s annual meeting agenda is Item 2 (Ratification of the company’s independent registered public accounting firm).

If you hold your shares in street name, and you wish to have your shares voted on all items in this proxy statement, please complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any items with the exception that your broker may vote in its discretion on Item 2. If you are a shareholder of record and you do not cast your vote, your shares will not be voted on any of the items of business at the annual meeting.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting, either in person or by proxy. For the 2014 annual meeting, to elect directors and adopt the other proposals, the following votes are required under our governing documents and New York State law:

ITEM	VOTE REQUIRED	DO ABSTENTIONS COUNT AS VOTES CAST?	IS BROKER DISCRETIONARY VOTING ALLOWED?*

Election of directors	Approval of the majority of the votes cast	No	No
Ratification of appointment of independent registered public accounting firm	Approval of the majority of the votes cast	No	Yes
Advisory resolution to approve executive compensation**	Approval of the majority of the votes cast	No	No
Shareholder proposals**	Approval of the majority of the votes cast	No	No

There are no cumulative voting rights.

*	A broker non-vote occurs when a broker submits a proxy but does not vote for an item because it is not a “routine” item and the broker has not received voting instructions from the beneficial owner. As described under Effect of Not Casting Your Vote, your broker may vote in its discretion only on Item 2, Ratification of appointment of the company’s independent registered public accounting firm.

**	Advisory/Non-binding

VOTING INSTRUCTIONS AND INFORMATION

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

We are sending only one notice or one proxy statement and annual report to the address of multiple shareholders unless we have received contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, saving paper and reducing printing costs. If any shareholder residing at such an address wishes to receive an individual copy of the materials, or if you are receiving multiple copies of our proxy statement and annual report and would like to enroll in this service, please contact the company’s Secretary. The contact information for the company’s Secretary is on page 1.

AVAILABILITY OF FORM 10-K

If you would like a paper copy of our 2013 Form 10-K, excluding certain exhibits, please contact Carol V. Schwartz, Secretary, American Express Company, 200 Vesey Street, New York, New York 10285.

* * * *

You can find the travel directions to our meeting on the inside back cover of this proxy statement. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by voting by telephone or by Internet, or by completing, signing, dating, and returning your proxy form in the enclosed envelope.

KENNETH I. CHENAULT

Chairman and Chief Executive Officer

ANNEX A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the board of directors, the board’s nominees, and certain officers and other employees of the company may be “participants” with respect to the company’s solicitation of proxies in connection with the annual meeting. The following sets forth certain information about the persons who are “participants.”

DIRECTORS AND NOMINEES

The following table sets forth the names and business addresses of the company’s directors (each of whom is also a board nominee for director), as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the director is carried on. The principal occupations or employment of the board’s director nominees are set forth under the heading Item 1—Election of Directors in this proxy statement.

NAME	BUSINESS NAME AND ADDRESS

Charlene Barshefsky	WilmerHale 1875 Pennsylvania Avenue, NW Washington, D.C. 20006
Ursula M. Burns	Xerox Corporation 45 Glover Avenue Norwalk, Connecticut 06856
Kenneth I. Chenault	American Express Company 200 Vesey Street New York, New York 10285
Peter Chernin	Chernin Entertainment Inc. 1733 Ocean Avenue, Suite 300 Santa Monica, California 90401
Anne Lauvergeon	A.L.P. SAS 13 rue du Docteur Lancereaux 75008 Paris, France
Theodore J. Leonsis	Monumental Sports & Entertainment, LLC 627 N. Glebe Road, Suite 850 Arlington, Virginia 22203
Richard C. Levin	Yale University 393 Prospect Street New Haven, Connecticut 06511
Richard A. McGinn	MR Investment Partners 845 Third Avenue, 6th Floor New York, New York 10022
Samuel J. Palmisano	301 Merritt 7 Corporate Park Norwalk, Connecticut 06851
Steven S Reinemund	Wake Forest University School of Business Box 7897 Winston-Salem, North Carolina 27109
Daniel M. Vasella	Novartis International AG Fabrikstrasse 2 4056 Basel Switzerland
Robert D. Walter	The Robert D. Walter Company 330 West Spring Street, Suite 400 Columbus, Ohio 43215
Ronald A. Williams	RW2 Enterprises, LLC 2255 Glades Road, Suite 324A Boca Raton, Florida 33434

A1

ANNEX A

CERTAIN OFFICERS AND OTHER EMPLOYEES

The following table sets forth the name and principal occupation of the company’s officers and employees who are “participants.” The principal business address of each such person is c/o American Express Company, 200 Vesey Street, New York, New York 10285.

NAME	PRINCIPAL OCCUPATION
Ken F. Paukowits	Vice President Investor Relations
Richard Petrino	Senior Vice President Investor Relations
Carol V. Schwartz	Secretary

INFORMATION REGARDING OWNERSHIP OF THE COMPANY’S SECURITIES BY PARTICIPANTS

Except as described in this Annex A or in this proxy statement, none of the persons listed above under Directors and Nominees or Certain Officers and Other Employees owns any company securities of record that they do not own beneficially. The number of company securities beneficially owned by directors as of February 15, 2014 is set forth under the heading Ownership of Our Common Shares in this proxy statement. The number of company securities beneficially owned by the company’s officers and employees who are “participants” as of February 15, 2014 is set forth below.

NAME	COMPANY SECURITIES OWNED
Ken F. Paukowits	567
Richard Petrino	41,800
Carol V. Schwartz	16,533

INFORMATION REGARDING TRANSACTIONS IN THE COMPANY’S SECURITIES BY PARTICIPANTS

The following table sets forth purchases and sales of the company’s securities during the past two years by the persons listed above under Directors and Nominees and Certain Officers and Other Employees. None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (02/01/12 through 03/01/14)

NAME	DATE	NUMBER OF SHARES AND UNITS IN RETIREMENT SAVINGS PLAN ACQUIRED OR (DISPOSED OF)	NOTES

Charlene Barshefsky	—	—	—
Ursula M. Burns	—	—	—
Kenneth I. Chenault	2/28/2012	555,208	(2)
	2/28/2012	(624,988)	(3)
	2/28/2012	(68,733)	(3)
	3/5/2012	(3,962)	(4)
	3/5/2012	(3,774)	(4)
	3/5/2012	(7,547)	(4)
	3/5/2012	(4,717)	(4)
	3/31/2012	77	(7)
	5/2/2012	(7,385)	(4)
	6/30/2012	107	(7)
	9/30/2012	74	(7)
	12/31/2012	81	(7)

A2

ANNEX A

NAME	DATE	NUMBER OF SHARES AND UNITS IN RETIREMENT SAVINGS PLAN ACQUIRED OR (DISPOSED OF)	NOTES
Kenneth I. Chenault (continued)	1/28/2013	124,923	(5)
	1/28/2013	(64,423)	(6)
	1/28/2013	67,286	(5)
	1/28/2013	(34,700)	(6)
	1/28/2013	13,451	(5)
	1/28/2013	(6,937)	(6)
	2/8/2013	555,208	(2)
	2/8/2013	(519,137)	(3)
	2/8/2013	(91,221)	(3)
	2/8/2013	(33,507)	(3)
	2/8/2013	67	(7)
	3/6/2013	(3,906)	(4)
	3/6/2013	(6,250)	(4)
	3/6/2013	(3,125)	(4)
	3/6/2013	(9,400)	(4)
	3/31/2013	15	(7)
	4/24/2013	(447)	(4)
	4/24/2013	(5,953)	(4)
	4/24/2013	(127)	(4)
	4/24/2013	(149)	(4)
	4/24/2013	(7,441)	(4)
	5/30/2013	445,537	(2)
	5/30/2013	(405,808)	(3)
	5/30/2013	(66,000)	(3)
	6/5/2013	50	(4)
	6/30/2013	81	(7)
	9/30/2013	61	(7)
	10/31/2013	(10,000)	(4)
	12/31/2013	12	(7)
	1/27/2014	138,700	(5)
	1/27/2014	(71,528)	(6)
	1/27/2014	13,452	(5)
	1/27/2014	(6,938)	(6)
	1/29/2014	28,448	(5)
	1/29/2014	(14,671)	(6)
	1/29/2014	22,077	(5)
	1/29/2014	(11,386)	(6)
	2/14/2014	51	(7)
	2/26/2014	425,000	(2)
	2/26/2014	312,500	(2)
	2/26/2014	(666,615)	(3)

A3

ANNEX A

NAME	DATE	NUMBER OF SHARES AND UNITS IN RETIREMENT SAVINGS PLAN ACQUIRED OR (DISPOSED OF)	NOTES
Kenneth I. Chenault (continued)	2/26/2014	(39,328)	(3)
	2/26/2014	(50,280)	(3)
Peter Chernin	11/19/2013	(6,100)	(4)
Anne Lauvergeon	—	—	—
Theodore J. Leonsis	1/22/2013	(5,000)	(4)
Richard C. Levin	—	—	—
Richard A. McGinn	2/1/2012-3/1/2014	1,988	(8)
Samuel J. Palmisano	1/7/2013	400	(1)
	2/6/2013	150	(1)
Steven S Reinemund	2/1/2012-3/1/2014	208	(8)
Daniel M. Vasella	—	—	—
Robert D. Walter	—	—	—
Ronald A. Williams	—	—	—
Ken F. Paukowits	2/7/2012	(818)	(3)
	4/27/2012	(115)	(3)
	1/24/2013	101	(5)
	1/24/2013	(43)	(6)
	1/24/2013	254	(5)
	1/24/2013	(108)	(6)
	1/26/2013	213	(5)
	1/26/2013	(78)	(6)
	1/27/2013	113	(5)
	1/27/2013	(41)	(6)
	1/27/2013	197	(5)
	1/27/2013	(72)	(6)
	1/29/2013	225	(5)
	1/29/2013	(82)	(6)
	1/29/2013	629	(5)
	1/29/2013	(227)	(6)
	2/5/2013	(1,050)	(3)
	7/31/2013	195	(5)
	7/31/2013	(73)	(6)
	10/25/2013	(153)	(3)
	1/24/2014	102	(5)
	1/24/2014	(37)	(6)
	1/24/2014	254	(5)
	1/24/2014	(92)	(6)
	1/26/2014	214	(5)
	1/26/2014	(78)	(6)
	1/27/2014	112	(5)
	1/27/2014	(42)	(6)

A4

ANNEX A

NAME	DATE	NUMBER OF SHARES AND UNITS IN RETIREMENT SAVINGS PLAN ACQUIRED OR (DISPOSED OF)	NOTES
Ken F. Paukowits (continued)	1/27/2014	196	(5)
	1/27/2014	(72)	(6)
	2/1/2012-3/1/2014	10	(8)
Richard Petrino	3/8/2012	(1,000)	(3)
	3/9/2012	4,500	(2)
	3/9/2012	(4,500)	(3)
	5/1/2012	6,854	(2)
	5/1/2012	(6,854)	(3)
	9/7/2012	4,000	(2)
	9/7/2012	(4,000)	(3)
	10/30/2012	8,970	(5)
	10/30/2012	(4,133)	(6)
	1/26/2013	1,312	(5)
	1/26/2013	(486)	(6)
	1/27/2013	1,123	(5)
	1/27/2013	(416)	(6)
	1/29/2013	1,216	(5)
	1/29/2013	(450)	(6)
	3/5/2013	5,950	(2)
	3/5/2013	(5,950)	(3)
	5/3/2013	3,500	(2)
	5/3/2013	(3,500)	(3)
	5/22/2013	(1,616)	(3)
	10/23/2013	2,783	(2)
	10/23/2013	(2,783)	(3)
	11/21/2013	(1,792)	(3)
	1/26/2014	1,313	(5)
	1/26/2014	(486)	(6)
	1/27/2014	1,123	(5)
	1/27/2014	(416)	(6)
	2/1/2012-3/1/2014	191	(8)
Carol V. Schwartz	5/29/2012	453	(5)
	5/29/2012	(183)	(6)
	1/24/2013	241	(5)
	1/24/2013	(98)	(6)
	1/26/2013	312	(5)
	1/26/2013	(126)	(6)
	1/27/2013	267	(5)
	1/27/2013	(111)	(6)
	1/29/2013	790	(5)
	1/29/2013	(326)	(6)
	2/8/2013	(2,177)	(3)

A5

ANNEX A

NAME	DATE	NUMBER OF SHARES AND UNITS IN RETIREMENT SAVINGS PLAN ACQUIRED OR (DISPOSED OF)	NOTES
Carol V. Schwartz (continued)	5/29/2013	453	(5)
	5/29/2013	(183)	(6)
	6/7/2013	(2,454)	(3)
	1/24/2014	241	(5)
	1/24/2014	(98)	(6)
	1/26/2014	312	(5)
	1/26/2014	(127)	(6)
	1/27/2014	267	(5)
	1/27/2014	(111)	(6)

(1)	Open market acquisition
(2)	Exercise of Nonqualified Options
(3)	Open market sale
(4)	Gift of shares
(5)	Vesting of Restricted Stock Award or Restricted Stock Units
(6)	Shares withheld as payment of taxes or costs upon conversion, vesting, or exercise of Restricted Stock Units, Restricted Stock Awards, or Nonqualified Options
(7)	Represents estimated quarterly increase (decrease) of units held in the participant’s Retirement Savings Plan
(8)	Shares acquired pursuant to dividend reinvestment between 2/1/2012 and 3/1/2014.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

Except as described in this Annex A or in this proxy statement, neither any participant nor any of their respective associates or affiliates (together, Participant Affiliates) is either a party to any transaction or series of transactions since January 1, 2013 or has knowledge of any current proposed transaction or series of proposed transactions (1) to which the company or any of its subsidiaries was or is to be a participant, (2) in which the amount involved exceeds $120,000, and (3) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or in this proxy statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the company or any securities of any subsidiary of the company, and (b) no participant owns any securities of the company of record but not beneficially.

Except as described in this Annex A or in this proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the company or any of its affiliates or any future transactions to which the company or any of its affiliates will or may be a party.

Except as described in this Annex A or in this proxy statement, there are no contracts, arrangements, or understandings by any participant or Participant Affiliate since January 1, 2013 with any person with respect to any securities of the company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or in this proxy statement, and excluding any director or executive officer of the company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

A6

ANNEX B

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

The tables below provide further information on adjusted earnings per share (EPS), adjusted return on average equity (ROE) and adjusted operating expenses for 2012, as presented on pages 20 and 31.

ADJUSTED EARNINGS PER SHARE (EPS*)	2012	2013

GAAP EPS	$3.89	$4.88
Adjustments for Q4 ’12 Charges (After-Tax)
Restructuring Charges**	$0.25
Membership Rewards Estimation Process Enhancement Expense**	$0.19
Card Member Reimbursements**	$0.07
Adjusted EPS	$4.40	$4.88
GAAP Diluted EPS year-over-year growth		25%
Adjusted Diluted EPS year-over-year growth		11%

*	EPS is Earnings per Common Share from Continuing Operations Diluted, determined as net income from continuing operations attributable to common shareholders divided by diluted weighted-average shares. Diluted weighted-average shares include weighted-average shares outstanding plus the dilutive effect of share-based compensation.

ADJUSTED RETURN ON AVERAGE EQUITY ($ IN MILLIONS)	2012	2013

GAAP Net Income	$4,482	$5,359	(A)
Adjustments for Q4 ’12 Charges (After-Tax)
Restructuring Charges	$287
Membership Rewards Estimation Process Enhancement Expense	$212
Card Member Reimbursements	$95
Adjusted Net Income	$5,076	$5,359	(B)
GAAP Average Shareholders’ Equity	$19,425	$19,254	(C)
Adjustment for Q4 ’12 Charges	$46
Adjusted Average Shareholders’ Equity	$19,471	$19,254	(D)
GAAP Return on Average Equity	23.1%	27.8%	(A)/(C)
Adjusted Return on Average Equity	26.1%		(B)/(D)

ADJUSTED OPERATING EXPENSES ($ IN MILLIONS)	2012	2013

GAAP Total Operating Expenses	$13,170	$12,709
Adjustments for Q4 ’12 Charges
Restructuring Charges**	$400
Adjusted Operating Expenses	$12,770	$12,709
YoY% Increase/(Decrease) in GAAP Total Operating Expenses		(4%	)
YoY% Increase/(Decrease) in Adjusted Total Operating Expenses		0%

**	To the extent comparable categories of items were recognized in periods other than Q4 ’12, they have not been excluded.

B1

LOCATION OF THE 2014 ANNUAL MEETING OF SHAREHOLDERS OF AMERICAN EXPRESS COMPANY

Our world headquarters is the site of the 2014 Annual Meeting of Shareholders. We are located at 200 Vesey Street on the west side of Lower Manhattan in Brookfield Place (formerly known as the World Financial Center).

BY SUBWAY

Take any of these subway lines: the A, C, E, R or the 1, 2, 3, 4 or 5 trains. All of these trains stop near Brookfield Place. Brookfield Place is located across the Westside Highway (also known as West Street) on the Hudson River. Our building is on the north side of the Winter Garden in Brookfield Place.

BY CAR OR TAXI

Take the Westside Highway in Lower Manhattan. Enter Brookfield Place by turning west on either Murray Street or Vesey Street. Go to the main entrance of our building located at the corner of Vesey Street and the Westside Highway.

If you need special assistance at the annual meeting, please contact Carol V. Schwartz, our Secretary, by telephone at 212-640-2000, by e-mail at carol.schwartz@aexp.com or by writing to her at the company’s headquarters at 200 Vesey Street, New York, New York 10285.

200 VESEY STREET

NEW YORK, NY 10285

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2014 (for holders in employee benefit plans), or on May 11, 2014 (for all other shareholders). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2014 (for holders in employee benefit plans), or on May 11, 2014 (for all other shareholders). Have your proxy card in hand when you call and then follow the instructions. Toll free in the U.S. and Canada.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION

You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on May 12, 2014 via the ProxyVote Confirmation link at www.proxyvote.com by using the information that is printed in the box marked by the arrow . Vote Confirmation is available 24 hours after your vote is received beginning April 27, 2014, with the final vote tabulation remaining available through July 12, 2014.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M67430-P45305	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

     AMERICAN EXPRESS COMPANY

Vote on Directors The Board of Directors recommends that you vote FOR each director (please mark your vote for each director separately)
		For	Against	Abstain	Vote on Proposal
1.	Election of Directors

1a.   Charlene Barshefsky

1b.   Ursula Burns

1c.   Kenneth Chenault

1d.   Peter Chernin

1e.   Anne Lauvergeon

1f.    Theodore Leonsis

1g.   Richard Levin

1h.   Richard McGinn

1i.    Samuel Palmisano

1j.    Steven Reinemund

1k.   Daniel Vasella

1l.    Robert Walter

1m.   Ronald Williams

		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	The Board of Directors recommends that you vote FOR the following proposals:		For	Against	Abstain
					2.	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.	☐	☐	☐
					3.	Advisory resolution to approve executive compensation.	☐	☐	☐
					The Board of Directors recommends that you vote AGAINST the following proposals:		For	Against	Abstain
					4.	Shareholder proposal relating to annual disclosure of EEO-1 data.	☐	☐	☐
					5.	Shareholder proposal relating to report on privacy, data security and government requests.	☐	☐	☐
					6.	Shareholder proposal relating to action by written consent.	☐	☐	☐
					7.	Shareholder proposal for executives to retain significant stock.	☐	☐	☐
The proxies are authorized to vote in their discretion upon any other matter that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

					For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Signed proxies returned without specific voting instructions will be voted as the Board of Directors recommends.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Notice to employees participating in the American Express Retirement Savings Plan (“RSP”)

or the Employee Stock Ownership Plan of Amex Canada, Inc. (“ESOP”).

Your voting instructions must be received on or before 11:59 P.M. Eastern Time,

Tuesday, May 6, 2014, by Broadridge, which is acting on behalf of the Trustees of the RSP and ESOP.

If your voting instructions are not received by 11:59 P.M. Eastern Time, Tuesday, May 6, 2014,

the Trustees of the RSP and the ESOP will not vote the shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

M67431-P45305

AMERICAN EXPRESS COMPANY Proxy for the Annual Meeting of Shareholders on Monday, May 12, 2014

The undersigned hereby appoints Jeffrey Campbell, Timothy Heine, Carol Schwartz, and Richard Starr, or any of them, proxies or proxy, with full power of substitution, to vote all common shares of American Express Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company’s headquarters at 200 Vesey Street, New York, NY 10285, on Monday, May 12, 2014 at 9:00 A.M., Eastern Time, and at any adjournment(s) or postponement(s) of the Meeting, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the Proxy Statement, and in their discretion upon any matter that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting. The undersigned hereby revokes any proxies submitted previously.

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instructions by Internet or by telephone. Follow the instructions on the reverse side of this card.

If you choose to submit your voting instructions by mail: Mark, sign, and date this proxy card on the reverse side and return it promptly in the envelope provided. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Please sign and date on the reverse side)